Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              MOTIENT CORPORATION,

                              MR ACQUISITION CORP.

                                       and

                             RARE MEDIUM GROUP, INC.



















                                                       Dated as of May 14, 2001


                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of May 14, 2001 (the "Merger Agreement"), by and among MOTIENT CORPORATION, a Delaware corporation
("Acquiror"), MR ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub"), and RARE MEDIUM GROUP, INC., a Delaware corporation (the "Company");

     WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Merger Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into the Company (the "Merger");

     WHEREAS, upon the recommendation of the Special Committee, the Board of Directors of the Company has (i) determined that the Merger is advisable, is fair to its common stockholders and is in the best interests of such stockholders and (ii) unanimously approved and adopted this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of this Merger Agreement by the stockholders of the Company (the "Company Stockholders");

     WHEREAS, the Board of Directors of Acquiror has (i) determined that this Merger Agreement and the transactions contemplated hereby are advisable, fair to its stockholders and in the best interests of such stockholders (the "Acquiror Stockholders") and (ii) unanimously approved and declared advisable this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of the Restated Charter and the Required Acquiror Stockholders Consent by the Acquiror Stockholders;

     WHEREAS, the Board of Directors of Merger Sub has (i) determined that the Merger is advisable, is fair to its sole stockholder and is in the best interests of such stockholder (the "Merger Sub Stockholder") and (ii) unanimously approved and adopted this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of this Merger Agreement by the Merger Sub Stockholder; and

     WHEREAS, concurrently with the execution and delivery of this Merger Agreement and as a condition and inducement to Acquiror's and the Company's willingness to enter into this Merger Agreement, concurrently herewith certain stockholders of each of Acquiror and the Company are entering into voting agreements (the "Voting Agreements") pursuant to which each such stockholder agrees to vote in favor of this Merger Agreement and the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows.


                                    ARTICLE I

                                   THE MERGER


         SECTION 1.01.  The Merger.

     Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02) Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").


         SECTION 1.02.  Effective Time.

     On the Closing Date (as defined in Section 2.08), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "Effective Time").


         SECTION 1.03.  Effect of the Merger.

     At the Effective Time, the effect of the Merger shall be as set forth herein and as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.


         SECTION 1.04.  Certificate of Incorporation; Bylaws.

     At the Effective Time, the certificate of incorporation and bylaws of the Company shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law, except that such certificate of incorporation shall be amended in the Merger to read as nearly as practicable the same as the certificate of incorporation of Merger Sub except as follows: "The name of the Corporation shall be Rare Medium Group, Inc."


         SECTION 1.05.  Acquiror Restated Charter.

     Immediately prior to the Effective Time, the Certificate of Incorporation of the Acquiror shall be amended and restated to read in its entirety as set forth on Exhibit A (the "Restated Charter"), until thereafter changed or amended as provided therein or by applicable law. The Restated Charter shall create (i) non-voting common stock (the "Acquiror Non-Voting Common Stock") and shall consist of ten million (10,000,000) shares having a par value of $.01 per share,
(ii) a series of preferred stock designated as Series A Voting Convertible Preferred Stock (the "Acquiror Series A Preferred Stock") and shall consist of ten million (10,000,000) shares having a par value of $.01 per share and (iii) a series of preferred stock designated as Series A Non-Voting Convertible Preferred Stock (the "Acquiror Series A Non-Voting Preferred Stock") and shall consist of one million five hundred thousand (1,500,000) shares having a par value of $.01 per share. The Restated Charter shall contain the rights, preferences, privileges and restrictions of the Acquiror Non-Voting Common
Stock, the Acquiror Series A Preferred Stock and the Acquiror Series A Non-Voting Preferred Stock.


         SECTION 1.06.  Directors and Officers.

     As of the Effective Time, (a) the officers of the Company and the directors of Merger Sub shall be the officers and directors of the Surviving Corporation and each shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified and (b) Acquiror shall take such actions reasonably necessary or appropriate to cause to be appointed to Acquiror's board of directors (i) six persons designated by Acquiror prior to the filing of the Joint Proxy Statement and (ii) three persons designated by the Company prior to the filing of the Joint Proxy Statement who currently serve as directors of the Company (the "Company Designees"). Subject to the fiduciary duties of the board of directors of Acquiror, Acquiror shall take such actions as shall be necessary to cause the Company Designees to be nominated for election at Acquiror's annual meeting to be held in 2002 and shall support such persons for election.


                                   ARTICLE II

    CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES and other INSTRUMENTS


         SECTION 2.01.  Conversion of Securities.

     At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Acquiror, the Acquiror Stockholders, the Company, the Company Stockholders, Merger Sub or the Merger Sub Stockholder:

     (a) Company Common Stock. Each share of common stock, $.01 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(c)), shall be converted, subject to Section 2.02(e), into the right to receive one-tenth of one share of Acquiror Series A Preferred Stock (the "Common Stock Merger Consideration"). All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate or other instrument previously representing any such shares shall thereafter represent the right to receive a certificate representing the shares of Acquiror Series A Preferred Stock into which such shares of Company Common Stock were converted pursuant to the Merger and any cash, without interest and subject to the payment of any withholding taxes, in lieu of fractional shares. Certificates or other instruments which prior to the Effective Time represented shares of Company Common Stock shall be exchanged for certificates representing whole shares of Acquiror Series A Preferred Stock issued in consideration therefor upon the surrender of such certificates or instruments in accordance with the provisions of Section 2.02, without interest. No fractional share of Acquiror Series A Preferred Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) hereof. In any event, if between the date of this Merger Agreement and the Effective Time the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the nature of the consideration to be received by the Company Stockholders and the Common Stock Merger Consideration shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (b) Company Preferred Stock. (i) Each share of preferred stock, $.01 par value per share, of the Company (the "Company Preferred Stock"), issued and outstanding immediately prior to the Effective Time (other than any shares of Company Preferred Stock to be canceled pursuant to Section 2.01(c)), shall be converted into the right to receive from the Acquiror:

          (A) (i) a number of shares of XM Class A Stock equal to 9 million divided by the number of outstanding shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time and (ii) any cash dividends or other distributions declared or made between the date of this Merger Agreement and the Effective Time with respect to the shares of XM Class A Stock referred to in clause (A)(i);

          (B) an amount of cash equal to (x) the sum of the following amounts (the "Guaranteed Amount"): (i) the principal amount, if any, of each of the Tranche B Term Loans and the Tranche C Term Loans (as such terms are defined in the Term Credit Agreement) under the Term Credit Agreement outstanding immediately prior to the Effective Time minus (ii) the Term Loan Reduction Amount plus (iii) the aggregate amount, if any, of each of the Tranche B Commitments and the Tranche C Commitments (as such terms are defined in the Revolving Credit Agreement, and, in each case, whether utilized or unutilized) under the Revolving Credit Agreement outstanding immediately prior to the Effective Time minus (iv) the Revolving Loan Reduction Amount, divided by (y) the number of outstanding shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time; and

          (C) if required by the next sentence, a Discrepancy Note (the consideration described in clauses (A), (B) and (C), collectively, the "Preferred Stock Merger Consideration" and together with the Common Stock Merger Consideration, the "Merger Consideration").

In the event that (i) the product of (x) the XM Share Price as of the Closing Date and (y) 9 million plus (ii) the value of cash dividends and other distributions received, if any, pursuant to clause (A)(ii) above plus (iii) the Guaranteed Amount (the "Original Consideration Value") is less than $115 million, then each share of Company Preferred Stock shall be entitled to receive (in addition to the consideration set forth in (A) and (B) above), a promissory note (the "Discrepancy Note") in substantially the form to be attached to the Discrepancy Note Agreement as Exhibit A thereto in the principal amount (rounded up or down to the nearest whole cent) of the excess of $115 million over the Original Consideration Value (the "Principal Amount") multiplied by a fraction the numerator of which is one and the denominator of which is the aggregate number of shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time. Each Discrepancy Note will be subject to the terms and conditions set forth in, and shall be secured as provided in, the Note, Pledge and Security Agreement which shall be based on the summary of terms and conditions set forth in Exhibit B and which shall be in form and substance reasonably satisfactory to the Acquiror and the Preferred Stockholders (the "Discrepancy Note Agreement").

          (ii) Effective at the Effective Time, subject to satisfaction or waiver of each of the conditions precedent set forth in Article VII (with any waivers of conditions set forth in Section 7.04 to be consented in writing by the Preferred Stockholders), all such shares of Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist. Certificates or other instruments which prior to the Effective Time represented shares of Company Preferred Stock shall be exchanged for the Preferred Stock Merger Consideration in
     consideration   therefor  upon  the  surrender  of  such   certificates  or
     instruments without interest. The holders of certificates or other instruments which prior to the Effective Time represented shares of Company Preferred Stock shall cease to have any rights with respect thereto except as otherwise provided herein or by law. No fractional share of XM Class A Stock shall be paid, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) hereof. In any event, if between the date of this Merger Agreement and the Effective Time the outstanding shares of XM Class A Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the nature of the consideration to be received by the holders of the Company Preferred Stock shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (c) Cancellation of Treasury Stock. Any shares of Company Common Stock and Company Preferred Stock held in the treasury of the Company and any shares of Company Common Stock and Company Preferred Stock owned by Acquiror or by any Acquiror Subsidiary immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     (d) Merger Sub Shares. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.


         SECTION 2.02.  Exchange of Certificates or Instruments.

     (a) Exchange Agent. Promptly after the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with First Chicago Trust Company of New York, a Division of Equiserve, or another bank or trust company designated by Acquiror and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of issued and outstanding Company Common Stock and Company Preferred Stock, as applicable, for exchange through the Exchange Agent in accordance with this Article II, (i) certificates representing the number of shares of Acquiror Series A Preferred Stock equal to the product of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock canceled pursuant to Section 2.01(c)) and (y) one-tenth, rounded up to the nearest whole share, (ii) certificates representing the number of whole shares of XM Class A Stock payable to holders of Company Preferred Stock pursuant to
Section 2.01(b), (iii) if applicable, Discrepancy Notes issuable to holders of Company Preferred Stock pursuant to Section 2.01(b), and (iv) cash in an amount sufficient to permit payment of the cash payable to the holders of Company Preferred Stock pursuant to Section 2.01(b) (such amounts of cash, Discrepancy Notes (if any), and certificates for shares of Acquiror Series A Preferred Stock and XM Class A Stock, together with any dividends or distributions with respect thereto, being hereafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from Acquiror, deliver out of the Exchange Fund the Merger Consideration to be issued and paid.

     (b) Exchange Procedures. Promptly after the Effective Time, Acquiror shall use its reasonable efforts to cause the Exchange Agent to mail to each holder of record of a certificate or certificates of Company Preferred Stock or Company Common Stock which immediately prior to the Effective Time represented outstanding shares of Company Preferred Stock or Company Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent, as
specified  in  such  letter  of  transmittal,   together  with  such  letter  of
transmittal, duly executed, and such other Documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive promptly in exchange therefor, as applicable, the Common Stock Merger Consideration or the Preferred Stock Merger Consideration which such holder has the right to receive in respect of such Certificate together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of fractional shares of Acquiror
Series A Preferred Stock or XM Class A Stock to which such holder is entitled pursuant to Section 2.02(e). The Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Preferred Stock or Company Common Stock which is not registered in the transfer records of the Company, the proper Common Stock Merger Consideration or the proper Preferred Stock Merger Consideration, as the case may be, may be issued and the proper amount of cash may be paid pursuant hereto to a transferee if the Certificates representing such shares of Company Preferred Stock or Company Common Stock, properly endorsed or otherwise in proper form for transfer, are presented to the Exchange Agent, accompanied by all Documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as the case may be, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of any fractional shares of Acquiror Series A Preferred Stock or XM Class A Stock to which such holder is entitled pursuant to Section 2.02(e). No interest will be paid or will accrue on any cash payable pursuant to Section 2.01(b)(i)(B), Section 2.02(c) or Section 2.02(e).

     (c) Distributions with Respect to Unexchanged Shares. No principal or interest on any Discrepancy Notes, and no dividends or other distributions declared or made after the Effective Time with respect to Acquiror Series A Preferred Stock or XM Class A Stock with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate with respect to the Discrepancy Notes or the whole shares of Acquiror Series A Preferred Stock or XM Class A Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Series A Preferred Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Series A Preferred Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Acquiror Series A Preferred Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Series A Preferred Stock. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of XM Class A Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of XM Class A Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of XM Class A Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of XM Class A Stock. Subject to the effect of escheat, tax or other applicable laws, promptly following surrender of any such Certificate there shall be paid to the holder of any Discrepancy Notes issued in exchange therefor, any principal and/or interest theretofore due under such Discrepancy Notes.

     (d) No Further Rights in Company Preferred Stock or Company Common Stock. The Merger Consideration issued upon exchange of the shares of Company Preferred Stock or Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or Section 2.02(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Preferred Stock or Company Common Stock, as the case may be.

     (e) No Fractional Shares.

          (i) No fractional shares of Acquiror Series A Preferred Stock shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Series A Preferred Stock, shall receive an amount in cash as set forth in this Section 2.02(e).

          (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the difference between (x) the number of full shares of Acquiror Series A Preferred Stock delivered to the Exchange Agent by Acquiror, which shall equal the product of (A) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock canceled pursuant to Section 2.01(c)) and (B) one-tenth, rounded up to the nearest whole share, and (y) the sum of the number of full shares of Acquiror Series A Preferred Stock to be distributed to each holder of Company Common Stock (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Series A Preferred Stock, shall sell the Excess Shares at the then prevailing prices on the Nasdaq National Market, all in the manner provided in Section 2.02(e)(iii).

          (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the Nasdaq National Market through one or more member firms of the NASD and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of any such sale or sales have been distributed to such holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such holders of Company Common Stock. Acquiror shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, Acquiror shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the number of the fractional shares to which such holder of Company Common Stock is entitled and the denominator of which is the aggregate number of fractional shares to which all holders of Company Common Stock are entitled.

          (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock.

          (v) No fractional shares of XM Class A Stock shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of XM, but in lieu thereof each holder of shares of Company Preferred Stock who would otherwise be entitled to receive a fraction of a share of XM Class A Stock, after aggregating all Certificates delivered by such holder, and rounding down to the nearest whole share, shall receive an amount in cash equal to the closing price of XM Class A Stock on the Closing Date (as defined in Section 2.08) multiplied by the fraction of a share of XM Class A Stock to which such holder would otherwise be entitled. Such payments in lieu of fractional shares shall be administered by the Exchange Agent pursuant to the procedures set forth in Section 2.02(b).

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock and Company Preferred Stock for six (6) months after the Effective Time shall be delivered to Acquiror, upon demand. Any holders of Company Preferred Stock or Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the Merger Consideration to which they are entitled pursuant to Section 2.01, any dividends or other distributions with respect to Acquiror Series A Preferred Stock or XM Class A Stock to which they are entitled pursuant to Section 2.02(c), any principal or interest with respect to Discrepancy Notes to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Series A Preferred Stock or XM Class A Stock to which they are entitled pursuant to Section 2.02(e).

     (g) No Liability. None of Acquiror, the Company, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any Person for any Merger Consideration (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

     (h) Lost, Stolen or Destroyed Certificates or Instruments. In the event any certificate evidencing shares of Company Preferred Stock or Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration payable in respect of such shares and cash, if any, as may be required pursuant to this
Article II; provided, however, that the Exchange Agent or Acquiror may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or instrument to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or the Exchange Agent with respect to the certificate or instrument alleged to have been lost, stolen or destroyed.


         SECTION 2.03.  Stock Transfer Books.

     At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Securities thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Securities outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Securities except as otherwise provided herein or by Law.


         SECTION 2.04.  Company Stock Options

     Prior to the Effective Time, the Company and Acquiror shall take such action as may be necessary or appropriate for Acquiror to assume, or, at its option, to issue a substitute option with respect to, each outstanding unexpired and unexercised option to purchase shares of Company Common Stock (collectively, the "Company Stock Options") under the Company's Amended and Restated 1998 Long-Term Incentive Plan, Amended and Restated Non-Qualified Stock Option Plan and Amended and Restated Equity Plan for Directors and those options issued not pursuant to such plans (collectively, the "Company Stock Plans") so that at the Effective Time each Company Stock Option will become or be replaced by an option to purchase a number of whole shares of Acquiror Series A Preferred Stock equal to the product of one-tenth (0.1) and the number of shares of Company Common Stock subject to such Company Stock Options under the Company Stock Option (and rounding any fractional share down to the nearest whole share), at an exercise price per share equal to the product of the shares of Company Common Stock subject to such Company Stock Option and the exercise price per share of such Company Stock Option, divided by the number of whole shares of Acquiror Series A Preferred Stock deemed to be purchasable pursuant to such Company Stock Option rounded up to the nearest whole cent; provided, however, that upon an Automatic Conversion Event (as such term is defined in the Restated Charter), each Company Stock Option will become or be replaced by an option to purchase a number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Acquiror Series A Preferred Stock then subject to the Company Stock Options and the number of shares of Acquiror Common Stock issuable upon the Automatic Conversion Event with respect to a share of Acquiror Series A
Preferred Stock (and rounding any fractional share down to the nearest whole share), at an exercise price per share equal to the product of the shares of Acquiror Series A Preferred Stock subject to such Company Stock Option and the exercise price per share of such Company Stock Option, divided by the number of whole shares of Acquiror Common Stock deemed to be purchasable pursuant to such Company Stock Option rounded up to the nearest whole cent (each, an "Acquiror Option"). The date of grant of each substituted Acquiror Option for purposes of such terms and conditions shall be deemed to be the date on which the corresponding Company Stock Option was granted. As to each assumed Company Stock Option, at the Effective Time (a) all references to the Company in the stock option agreements with respect to the Company Stock Options being assumed shall be deemed to refer to Acquiror; (b) Acquiror shall assume all of the Company's obligations with respect to the related Company Stock Option; and (c) Acquiror shall issue to each holder of a Company Stock Option a document evidencing the foregoing assumption by Acquiror. Nothing in this Section 2.04 shall affect the schedule of vesting with respect to the Company Stock Options in accordance with the terms of such Company Stock Options. It is the purpose and intention of the parties that, subject to applicable Law, the assumption of such Company Stock Options or the substitution of Acquiror Options for the Company Stock Options shall meet the requirements of Section 424(a) of the Code and that each assumed Company Stock Option or the substituted Acquiror Option shall qualify immediately after the Effective Time as an incentive stock option as defined in
Section 422 of the Code to the extent that the related Company Stock Option so qualified immediately before the Effective Time and the foregoing provisions of this Section 2.04 shall be interpreted to further such purpose and intention. The Company represents and warrants that the assumption of the Company Stock Options or substitution of Acquiror Options therefor, as contemplated by this
Section 2.04, may be effected pursuant to the terms of the Company Stock Options and the Company Stock Plans without the consent of any holder of a Company Stock Option and without liability to any such holder.


         SECTION 2.05.  Company Warrants.

     At the Effective Time, Acquiror shall assume each warrant to purchase shares of Company Common Stock (collectively, the "Company Warrants") so that at the Effective Time each Company Warrant will (a) become a warrant to purchase a number of whole shares of Acquiror Series A Non-Voting Preferred Stock equal to
(i) one-tenth (0.1) times (ii) the number of shares of Company Common Stock for which such Company Warrant was exercisable at the Effective Time (and rounding any fractional share down to the nearest whole share), and (b) have an exercise price per share equal to (i) the exercise price for the shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time divided by (ii) one-tenth (0.1); provided, however, that upon an Automatic Conversion Event (as such term is defined in the Restated Charter), each Company Warrant will (A) become a warrant to purchase a number of whole shares of Acquiror Non-Voting Common Stock equal to the product of the number of shares of Acquiror Non-Voting Series A Preferred Stock then subject to the Company Warrants and the number of shares of Acquiror Non-Voting Common Stock issuable upon the Automatic Conversion Event with respect to a share of Acquiror Non-Voting Series A Preferred Stock (and rounding any fractional share down to the nearest whole share), and (B) have an exercise price per share equal to the product of the shares of Acquiror Non-Voting Series A Preferred Stock subject to such Company Warrant and the exercise price per share of such Company Warrant divided by the number of whole shares of Acquiror Non-Voting Common Stock deemed to be purchasable pursuant to such Company Warrant rounded up to the nearest whole cent (each, an "Acquiror Warrant"). As to each assumed Company Warrant, at the Effective Time (x) all references to the Company in the warrant agreements with respect to the Company Warrants being assumed shall be deemed to refer to Acquiror; (y) Acquiror shall assume all of the Company's obligations with respect to the related Company Warrant; and (z) Acquiror shall issue to each holder of a Company Warrant a document evidencing the foregoing assumption by Acquiror.


         SECTION 2.06.  Purchase of Tranche B and Tranche C Interests.

     (a) New Lenders. At the Effective Time, the Preferred Stockholders, any of their affiliates or any of their designees (any such purchaser, a "New Lender") shall purchase:

          (i) Tranche B Term Loans and the Tranche C Term Loans (as such terms are defined in the Term Credit Agreement) under the Term Credit Agreement (collectively, the "Term Loans"), if any, in an aggregate principal amount equal to (A) the aggregate principal amount of Tranche B Term Loans and the Tranche C Term Loans outstanding immediately prior to the Effective Time plus any accrued and unpaid interest thereon minus (B) the Term Loan Reduction Amount; and

          (ii) Tranche B Commitments (including any Tranche B Loans outstanding with respect to such Tranche B Commitments) and Tranche C Commitments (including any Tranche C Loans outstanding with respect to such Tranche C Commitments) (collectively, the "Revolver Commitments"), as all such terms are defined in the Revolving Credit Agreement, if any, in an aggregate principal amount equal to (A) Tranche B Commitments (including any Tranche B Loans outstanding with respect to such Tranche B Commitments) and Tranche C Commitments (including any Tranche C Loans outstanding with respect to such Tranche C Commitments) as in effect immediately prior to the Effective Time plus any accrued and unpaid interest thereon minus (B) the Revolving Loan Reduction Amount;

     provided, that the aggregate amount of such Term Loans and Revolver Commitments so purchased shall in no event exceed the Guaranteed Amount; provided, further, that immediately prior to the Effective Time, Acquiror shall have paid (or caused its applicable Acquiror Subsidiary to pay) in full in cash all unpaid interest (as of the Effective Time) on, and any other fees, claims, indemnifications or other amounts accrued and owing up to and as of the Effective Time, whether or not then required to be paid, (1) in respect of all of the Tranche B Term Loans and the Tranche C Term Loans under the Term Credit Agreement or otherwise to the holders thereof (other than any New Lenders) under the Term Credit Agreement and the documents and instruments relating thereto, and (2) in respect of the Tranche B Commitments and the Tranche C Commitments (including all outstanding the Tranche B Loans and the Tranche C Loans) under the Revolving Credit Agreement or otherwise to the holders thereof (other than any New Lenders) under the Revolving Credit Agreement and the documents and instruments relating thereto.

     (b) New Guarantors. At the Effective Time, (i) if any Term Loans are purchased as contemplated by Section 2.06(a)(i) above,

          (A) the Baron/Singtel Guaranties (as such term is defined in the Bank Waiver) in respect of such Term Loans shall have been terminated as contemplated by the Bank Waiver, and

          (B) one or more Persons selected by the New Lenders (which Persons may be affiliates of any New Lenders, any such Person, a "New Guarantor") shall have guaranteed the obligations in respect of such Term Loans to the New Lenders pursuant to documentation substantially similar to the Shareholder Guaranties and the Shareholder Guarantor Security Agreement (as such terms are defined in the Term Credit Agreement) and all other documents, agreements and instruments relating thereto or in connection therewith
     (collectively, the "Term Guaranty Documents"), including, without limitation, the benefit of all Acquiror and Acquiror Subsidiary reimbursement arrangements and security interests; and

          (ii) if any Revolver  Commitments  are  purchased as  contemplated  by
     Section 2.06(a)(ii) above,

          (A) the Baron/Singtel Guaranties (as such term is defined in the Bank Waiver) in respect of such Revolver Commitments shall have been terminated as contemplated by the Bank Waiver, and

          (B) the New Guarantors shall have guaranteed the obligations in respect of such Revolver Commitments to the New Lenders pursuant to documentation substantially similar to the Shareholder Guaranties and the Shareholder Guarantor Security Agreement (as such terms are defined in the Revolving Credit Agreement) and all other documents, agreements and instruments relating thereto or in connection therewith (collectively, the "Revolver Guaranty Documents"), including, without limitation, the benefit of all Acquiror and Acquiror Subsidiary reimbursement arrangements and security interests

     (c) Documentation. Each of the transactions contemplated by Sections 2.06(a) and (b) shall be effected pursuant to such documents, instruments and agreements as shall be reasonably required by, and in form and substance satisfactory to, the New Guarantors and the New Lenders (collectively, the "Tranche B and C Documents") and the Acquiror shall have obtained the consent of each other Person that may be required to effect such transactions.


         SECTION 2.07.  Stock Options.

     The Company and Acquiror agree to discuss in good faith potential modifications to outstanding options under the Company Stock Plans and the Acquiror Stock Plans, which modifications would better ensure that employees of both companies are treated fairly and appropriately incented. Acquiror and the Company agree to amend the provisions of this Merger Agreement to provide for any modifications agreed to by the parties pursuant to this Section 2.07.


         SECTION 2.08.  Closing.

     Subject to the terms and conditions of this Merger Agreement, the closing of the Merger (the "Closing") will take place as soon as practicable (but, in any event, within five (5) business days) after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia 22102, unless another date or place is agreed to in writing by the parties hereto.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THe company

     Except as disclosed in the Company Disclosure Schedule (the "Company Disclosure Schedule") delivered to Acquiror separately prior to, or contemporaneously with, the date hereof (which disclosure schedule shall make a specific reference to the particular Section or subsection of this Merger
Agreement to which exception is being taken), the Company represents and warrants to Acquiror that:


         SECTION 3.01.  Corporate Existence and Power.

     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. Schedule 3.01 of the Company Disclosure Schedule sets forth a complete and correct list of the states in which the Company is qualified to do business as a foreign corporation. The Company has heretofore made available to Acquiror true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect.


         SECTION 3.02.  Corporate Authorization.

     The execution, delivery and performance by the Company of this Merger Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the Company Stockholder Approval, have been duly authorized by all necessary corporate action. Assuming that this Merger Agreement constitutes the valid and binding obligation of Acquiror and Merger Sub, this Merger Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.


         SECTION 3.03.  Governmental Authorization.

     The execution, delivery and performance by the Company of this Merger Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of (i) a certificate of merger in accordance with Delaware Law and (ii) appropriate documents with the relevant authorities of other states or jurisdictions in which the Company or any Company Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) compliance with any applicable state securities or blue sky laws; and (e) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings that, if not obtained or made, would not, individually or in the aggregate, (i) be reasonably likely to have a Company Material Adverse Effect, or (ii) prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Merger Agreement.


         SECTION 3.04.  Non-Contravention.

     The execution, delivery and performance by the Company of this Merger Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) contravene or conflict with the Company's or any Company Subsidiary's certificate of incorporation or bylaws, (b) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Company Subsidiary, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Company Subsidiary or to a loss of any benefit or status to which the Company or any Company Subsidiary is entitled under any provision of any Agreement binding upon the Company or any Company Subsidiary or any license, franchise, permit or other similar authorization held by the Company or any Company Subsidiary, or (d) result in the creation or imposition of any Lien on any asset of the Company or any Company Subsidiary other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate (i) be reasonably likely to have a Company Material Adverse Effect or
(ii) prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Merger Agreement.


         SECTION 3.05.  Capitalization.

     (a) As of the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock, including 200,000,000 shares of voting common stock and 100,000,000 shares of non-voting common stock, and 10,000,000 shares of Company Preferred Stock. As of May 8, 2001, there were outstanding (i) 63,667,797 shares of Company Common Stock, (ii) 996,171 shares of the Company Preferred Stock, all of which are Series A Convertible Preferred Stock, (iii) stock options to purchase an aggregate of 12,816,950 shares of Company Common Stock (of which options to purchase an aggregate of 4,851,175 shares of Company Common Stock are exercisable as of May 8, 2001), and (iv) warrants to purchase an aggregate of 12,991,506 shares of Company Common Stock, including 53,997.3 Series 1-A warrants and 12,262,542 Series 2-A warrants. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) As of the date hereof,  except (i) as set forth in Section 3.05(a), and
(ii) for changes since May 8, 2001, resulting only from the exercise of stock options or warrants outstanding on such date and referred to in Section 3.05(a)(iii) or Section 3.05(a)(iv), there are no outstanding (x) shares of capital stock or other voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (z) except in connection with the resolution of the matters set forth on Schedule 3.11 of the Company Disclosure Schedule, options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (x), (y) and (z) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. There are no outstanding Agreements or other understandings or commitments of any kind of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person, including, without limitation, any Portfolio Company. Except as contemplated by this Merger Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party relating to voting, registration or disposition of any shares of capital stock of the Company or any Company Subsidiary or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of the Company.

     (c) The Company does not own any Acquiror Securities.


         SECTION 3.06.  Subsidiaries.

     (a) Each Company Subsidiary is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, in each case with such exceptions as, individually or in the aggregate, would not be reasonably likely to have, a Company Material Adverse Effect. Schedule 3.06(a) of the Company Disclosure Schedule sets forth a complete and correct list of (i) the ownership interests of the Company in each Company Subsidiary, (ii) any stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party relating to voting, registration or disposition of any shares of capital stock of any Company Subsidiary, (iii) the states in which each of the Company Subsidiaries is qualified to do business as a foreign corporation and (iv) all equity holders of the Company Subsidiaries other than the Company, including the classes of equity securities held by such Persons and their percentage ownership of the Company Subsidiaries.

     (b) All of the outstanding shares of capital stock of, or other ownership interest in, each Company Subsidiary has been validly issued and is fully paid and nonassessable. All of the outstanding capital stock of, or other ownership interest in, each Company Subsidiary, that is owned, directly or indirectly, by the Company, is owned free and clear of any Encumbrance and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary, (ii) options, warrants or other rights to acquire from the Company or any Company Subsidiary, and no other obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company Subsidiary or (iii) obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any outstanding securities of any Company Subsidiary or any capital stock of, or other ownership interests in, any Company Subsidiary.

     (c) All of the outstanding capital stock of, or other ownership interest in, each Portfolio Company, that is owned, directly or indirectly, by the Company, is owned free and clear of any Encumbrance and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any outstanding securities of any Portfolio Company or any capital stock of, or other ownership interests in, any Portfolio Company. Schedule 3.06(c) of the Company Disclosure Schedule sets forth a complete and correct list of (i) the ownership interests of the Company in each Portfolio Company, (ii) any stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party relating to voting, registration or disposition of any shares of capital stock of any Portfolio Company and (iii) the states in which each Portfolio Company is organized.

     (d) There are no outstanding obligations of the Company or any Company Subsidiary requiring the Company or any Company Subsidiary to make any investment in any other Person.


         SECTION 3.07.  Company SEC Documents.

     (a) The Company has made available to Acquiror the Company SEC Documents. The Company has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since January 1, 1999. No Company Subsidiary is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and no Company Subsidiary is an investment company registered or required to be registered under the Investment Company Act of 1940.

     (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

     (c) No Company SEC Document filed pursuant to the Exchange Act contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


         SECTION 3.08.Financial Statements; No Material Undisclosed Liabilities.

     (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company 10-K and the Company 10-Q fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto and except that financial statements included in the Company 10-Q do not contain all GAAP notes to such financial statements), the consolidated financial position of the Company and its consolidated Company Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     (b) There are no liabilities of the Company or any Company Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a consolidated balance sheet of the Company, other than:

          (i) liabilities or obligations disclosed or provided for in the Company Balance Sheet or disclosed in the notes thereto;

          (ii) liabilities or obligations under this Merger Agreement or incurred in connection with the transactions contemplated hereby;

          (iii) liabilities or obligations incurred in the Ordinary Course of Business; provided, that, any such liabilities or obligations, whether or not incurred in the Ordinary Course of Business, constituting Indebtedness shall be disclosed pursuant to Section 3.08(b)(i) to the extent that such Indebtedness matures or requires scheduled payments to be made on or before the date which is 365 days after the End Date; and

          (iv) liabilities or obligations not required to be disclosed (due solely to materiality, knowledge or other applicable qualifiers or dollar limitations) in the Company Disclosure Schedule pursuant to the terms of the applicable provisions requiring such disclosure; provided, that, such liabilities or obligations in the aggregate do not result in a Company Material Adverse Effect.


         SECTION 3.09.  Information to Be Supplied.

     (a) The information to be supplied by the Company expressly for inclusion or incorporation by reference in the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) in the case of the remainder of the Joint Proxy Statement, at the time of the mailing thereof, and at the time of the Company Stockholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply (with respect to information relating to the Company) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     (b) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statements made or incorporated by reference in the Joint Proxy Statement based on information supplied by Acquiror.


         SECTION 3.10.  Absence of Certain Changes.

     Since December 31, 2000, except as otherwise expressly contemplated by this Merger Agreement, the Company and the Company Subsidiaries have conducted their business only in the ordinary course consistent with past practice and, since such date, there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or Assets of the Company or any Company Subsidiary that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect, (b) any change in the business, operations, properties, condition (financial or otherwise), Assets or liabilities (including, without limitation, contingent liabilities) of the Company or any Company Subsidiary having, individually or in the aggregate, a Company Material Adverse Effect, (c) any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect, or (d) any Agreement by the Company or any Company Subsidiary to take any of the actions described in this Section 3.10 except as expressly contemplated by this Merger Agreement. Except for the payment of scheduled non-cash dividends in accordance with the terms of the Company
Preferred Stock, between December 31, 2000 and the date of this Merger Agreement, neither the Company nor any Company Subsidiary has taken, or agreed to take, any action that would constitute a material breach of Section 5.01 (except for clauses (j), (m) or (n) thereof) if taken after the date of this Merger Agreement.


         SECTION 3.11.  Litigation.

     As of the date hereof, there is no action, suit, investigation, arbitration or proceeding pending against, or to the knowledge of the Company threatened against, the Company or any Company Subsidiary or any of their respective assets or properties before any arbitrator or Governmental Entity that is not identified on Schedule 3.11 of the Company Disclosure Schedule, which would reasonably be expected to result in monetary damages in excess of $100,000 or any restriction, in any material respect, on the business or operations of the Company or any Company Subsidiary. None of the foregoing matters would be reasonably likely to have a Company Material Adverse Effect. There are no outstanding injunctions against the Company or any Company Subsidiary, and there are no outstanding judgments, decrees, awards, or orders with respect to the Company or any Company Subsidiary which have not been satisfied and complied with in full or which require the Company or any Company Subsidiary to take, or refrain from taking, action in the future.


         SECTION 3.12.  Contracts.

     (a) As of the date hereof, the exhibit index to the Company's most recently filed Annual Report on Form 10-K, as supplemented by Schedule 3.12(a) of the Company Disclosure Schedule, includes each contract (including all amendments thereto) to which the Company or any Company Subsidiaries is a party or by which any of them is bound and (i) which would be required, pursuant to the Exchange Act and the rules and regulations thereunder, to be filed as an exhibit to an Annual Report of the Company on Form 10-K, a Quarterly Report of the Company on Form 10-Q or a Current Report of the Company on Form 8-K (without regard to whether such report is now due to be filed) or (ii) involves payments by or to the Company or any Company Subsidiary in excess of $1 million in calendar year 2001 or any subsequent calendar year (collectively, the "Company Contracts").
Schedule 3.12(a) of the Company Disclosure Schedule indicates which of the Company Contracts have terminated, and which of the Company Contracts are scheduled to terminate in accordance with their respective terms, in 2001.

     (b) Each Company Contract is in full force and effect, constitutes a valid and binding obligation of and is legally enforceable in accordance with its terms against the Company or Company Subsidiary, as applicable and, to the knowledge of the Company, (i) the Company Contracts are valid, binding and enforceable obligations of the other parties thereto, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally or subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law);
(ii) the Company and/or each Company Subsidiary, as the case may be, has complied with all of the provisions of such Company Contracts and is not in default thereunder, and there has not occurred any event which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute such a default, and the execution of this Merger Agreement by the Company and its performance hereunder will not cause, or result in, a breach or default under any Company Contract; (iii) there has not been (A) any failure by the Company or any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, any other party to any such Company Contract to comply with all material provisions thereof, (B) any default by the Company or any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, any other party thereunder or (C) to the knowledge of the Company
(1) any cancellation thereof in writing which has not been cured or (2) any outstanding dispute thereunder which has not been cured.

     (c) Neither the Company nor any Company Subsidiary is a guarantor or otherwise liable for any liability or obligation (including Indebtedness) of any Portfolio Company or other Person other than a wholly owned subsidiary of the Company.

     (d) No officer, director or significant stockholder of the Company or any Company Subsidiary, or affiliate of such officer, director or significant stockholder, is currently a party to any transaction, understanding or commitment with the Company or any Company Subsidiary, including, without limitation, any Agreement providing for the employment of, furnishing of services by, rental of Assets from or to, requiring payments on a change of control of the Company or otherwise requiring payments to, any such officer, director, significant stockholder or affiliate, except for the payment of benefits to officers or directors in the Ordinary Course of Business.

     (e) Neither the Company nor any Company Subsidiary is a party to any contract with the United States government or to any other material Government Contract.


         SECTION 3.13.  Taxes.

     Except as would not be reasonably expected to have a Company Material Adverse Effect:

     (a) All Company Tax Returns required to be filed with any Taxing authority by, or with respect to, the Company and the Company Subsidiaries have been filed in substantial compliance with all applicable laws.

     (b) The Company and the Company Subsidiaries have timely paid all Taxes shown as due and payable on the Company Tax Returns that have been so filed and all other Taxes not subject to reporting obligations, and, as of the time of filing, the Company Tax Returns were complete and correct (other than Taxes that are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet in accordance with GAAP).

     (c) The Company and the Company Subsidiaries have made adequate provision in accordance with GAAP for all Taxes payable by them for which no Company Tax Return has yet been filed.

     (d) The Company and the Company Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

     (e) The Company has not received any written notice of any action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any Company Subsidiary in respect of any Tax that would have a Company Material Adverse Effect

     (f) Neither the Company nor any Company Subsidiary has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent.

     (g) Neither the Company nor any Company Subsidiary holds any asset subject to a consent under Section 341(f) of the Code.

     (h) The federal income Tax Returns have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1996. The parties acknowledge that certain net operating loss carry overs generated prior to 1997 may be unavailable in either 1997 or in subsequent years.

     (i) There are no material Encumbrances for Taxes on any of the assets of the Company or any Company Subsidiary.

     (j) Neither the Company nor any Company Subsidiary is a party to any tax allocation, tax sharing, tax indemnity or similar agreement (whether or not in writing), arrangement or practice with respect to Taxes (including any adverse pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority), except among themselves.


         SECTION 3.14.  Employee Benefits.

     (a) Schedule 3.14(a) of the Company Disclosure Schedule sets forth a correct and complete list identifying each material "employee benefit plan," as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that is maintained, administered or contributed to by the Company or any ERISA Affiliate (as defined below) and covers any employee, former employee, officer, director or other service provider of the Company or any Company Subsidiary. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to Acquiror together with the most recent annual report (Form 5500 including all applicable schedules thereto) and summary plan description prepared in connection with any such plan. Such plans are referred to collectively herein as the "Company Benefit Plans." For purposes of this Section 3.14, "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under
Section 414 of the Code.

     (b) No Company Benefit Plan constitutes a "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan") and no Company Benefit Plan is subject to Title IV of ERISA (a "Retirement Plan"), including any terminated Company Benefit Plans. Neither the Company nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Benefit Plan has occurred that will make the Company or any Company Subsidiary, or any officer or director of the Company or any Company Subsidiary, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof) that would be reasonably likely to have a Company Material Adverse Effect.

     (c) Each  Company  Benefit  Plan that is  intended  to be  qualified  under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to Acquiror copies of the most recent Internal Revenue Service determination letters, if any, with respect to each such Company Benefit Plan. Each Company Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Company Benefit Plan, except for any compliance failures that are not reasonably likely to have a Company Material Adverse Effect.

     (d) There is no contract, agreement, plan or arrangement that, as a result of the Merger, would obligate the Company to make any payment of any amount that would not be deductible pursuant to the terms of Section 162(m) or Section 280G of the Code.

     (e) There has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any Company Benefit Plan that would increase the expense of maintaining such Company Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2000 except for any increase that is not reasonably likely to have a Company Material Adverse Effect.

     (f) Neither the Company nor any ERISA Affiliate has any liability under any Company Benefit Plan that is not a Retirement Plan that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by
Section 4980B of the Code or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant. No Company Benefit Plan is a Voluntary Employees' Beneficiary Association ("VEBA") within the meaning of Section 501(c)(9) of the Code. No Company Benefit Plan is an Employee Stock Ownership Plan ("ESOP") within the meaning of Section 4975(e)(7) of the Code.

     (g) The Company and the Company Subsidiaries have not received notice of any pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Company Benefit Plan, and, to the Company's knowledge, there exist no facts that could give rise to such a claim.

     (h) There are no arrangements, agreements or plans pursuant to which cash and non-cash payments will become payable to any current or former employee, officer or director of the Company or any Company Subsidiary as a result of the Merger or a termination of service subsequent to the consummation of the Merger. There is no Company Benefit Plan requiring payments, cancellation of Indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Merger Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Merger Agreement, with respect to any current or former employee, officer or director of the Company or any Company Subsidiary.

     (i) Schedule 3.14(i) of the Company Disclosure Schedule sets forth a true and correct description of the restructuring actions (including downsizing actions) undertaken by the Company and the Company Subsidiaries between January 1, 2001 and the date hereof.

     (j) Schedule 3.14(j) of the Company Disclosure Schedule sets forth a true and correct description of the option exchange program which was implemented by the Company commencing in the fourth quarter of 2000.


         SECTION 3.15.Compliance with Laws; Licenses, Permits and Registrations.

     (a) Neither the Company nor any Company Subsidiary is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees, except for any such violations that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

     (b) Each of the Company and the Company Subsidiaries has all permits, licenses, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws, and from all Governmental Entities required by the Company and the Company Subsidiaries to carry on their respective businesses as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.


         SECTION 3.16.  Title to Properties.

     (a) The Company and each Company Subsidiary have good and marketable title to, or valid leasehold interests in, all their properties and assets except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the Ordinary Course of Business and except for defects in title, easements, restrictive covenants and similar Liens, encumbrances or impediments that, in the aggregate, do not materially interfere with the ability of the Company and the Company Subsidiaries to conduct their business, taken as a whole, as currently conducted. All such assets and properties, other than assets and properties in which the Company or any Company Subsidiary has leasehold interests, are free and clear of all Liens.

     (b) The Company and each Company Subsidiary are in compliance with the terms of all leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and the Company and each Company Subsidiary enjoy peaceful and undisturbed possession under all such leases.


         SECTION 3.17.  Intellectual Property.

     (a) "Intellectual Property" means trademarks, service marks, trade names, URLs, domain names, mask works, net lists, schematics, inventions, patents, trade secrets, copyrights, know-how, ideas, algorithms, processes, software, technology (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right. "Company Intellectual Property" means Intellectual Property necessary or useful to carry on the business of the Company and the Company Subsidiaries, taken as a whole, as currently conducted. Schedule 3.17(a) of the Company
Disclosure Schedule sets forth a complete and correct list of the Company Intellectual Property which is not readily obtainable on the open market for such Intellectual Property at market prices and is materially necessary for the operation of the Company and the Company Subsidiaries in the Ordinary Course of Business.

     (b) The Company and the Company Subsidiaries have good and valid title to or have a valid and enforceable license to use the Company Intellectual Property, free and clear of all Encumbrances.

     (c) The operation of the business of the Company and each Company Subsidiary as currently conducted does not, and will not, assuming such business is conducted by the Surviving Corporation in substantially the same manner following the Closing, infringe on any Intellectual Property rights of others, violate any right of any Person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction in any material respect. Neither the Company nor any Company Subsidiary has received any written notice of infringement, misappropriation, or violation of or challenge to, and there are no claims pending or, to the Company's knowledge, threatened with respect to the rights of others to the use of, any Company Intellectual Property that, in any such case, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect. The Company Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge.

     (d) To the best of the Company's knowledge, no third party is infringing upon any of the Company Intellectual Property, and the Company has not notified any third party that it believes such third party is interfering with, infringing, or misappropriating any of the Company Intellectual Property or engaging in any act of unfair competition. The Company has the right to bring an action for the infringement of all of the Company Intellectual Property.

     (e) All necessary registration, maintenance, and renewal fees in connection with Company Intellectual Property that is registered and owned by the Company or any Company Subsidiary have been filed with relevant patent, copyright, trademark or other authorities in the United States and any other country for the purposes of maintaining such Company Intellectual Property. In each case where the Company or any Company Subsidiary has acquired any Intellectual Property from any Person, the Company or any Company Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights acquired in such Intellectual Property to the Company or Company Subsidiary, as applicable.

     (f) The Company and each Company Subsidiary have taken all commercially reasonable steps that are required to protect the Company and each Company Subsidiary's rights in confidential information and trade secrets of the Company and each Company Subsidiary or provided by any other Person to the Company or any Company Subsidiary. Without limiting the foregoing, the Company and each Company Subsidiary have and enforce a policy requiring each employee, director, consultant and contractor to execute a confidentiality and non-disclosure agreement substantially in the form previously provided to Acquiror, and each present and former employee, director, consultant and contractor has executed such an agreement.

     (g) Neither this Merger Agreement nor the transactions contemplated by this Merger Agreement, including the assignment to Acquiror, by operation of law or otherwise, of any Agreements to which the Company is a party, will result in (i) the Surviving Corporation granting to any third party any right to any Intellectual Property right owned by, or licensed to, the Surviving Corporation,
(ii) the Surviving Corporation being bound by, or subject to, any non-compete or other restriction on the operation or scope of the Surviving Corporation's business, or (iii) the Surviving Corporation being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Surviving Corporation prior to the Closing. Neither the Company nor any Company Subsidiary will be, as a result of the execution and delivery of this Merger Agreement or the performance of its obligations hereunder, in breach of any license, sublicense or other Agreement relating to the Company Intellectual Property.

     (h) Schedule 3.17(h) of the Company Disclosure Schedule sets forth a complete and correct list of all contracts, licenses, and Agreements relating to the Company Intellectual Property which is not readily available on the open market for such Intellectual Property at market prices and is materially necessary for the operation of the Company and the Company Subsidiaries in the Ordinary Course of Business to which the Company or any Company Subsidiary is a party or to which the Company or any Company Subsidiary is bound. Neither the Company nor any Company Subsidiary is in breach and neither the Company nor any Company Subsidiary has failed to perform under any of the foregoing contracts, licenses or Agreements and, to the Company's knowledge, no other party to any such contract, license, or Agreement is in breach thereof or has failed to perform thereunder, and, to the Company's knowledge, there are no threatened disputes or disagreements with respect to such contracts, licenses, or Agreements. No person who has licensed Intellectual Property to the Company or any Company Subsidiary has ownership rights or license rights to improvements made by the Company or any Company Subsidiary in such Intellectual Property.

     (i) No Person other than the Company or the Company Subsidiaries has any right or interest of any kind or nature in or with respect to the Company Intellectual Property that is owned by the Company or the Company Subsidiaries or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit such Company Intellectual Property or any portion thereof.

     (j) Schedule 3.17(j) of the Company Disclosure Schedule sets forth a complete and correct list of (i) all Persons other than the Company or the Company Subsidiaries who have been provided with source code or have claimed a right to be provided with any source code for any Company Intellectual Property that is owned by the Company or the Company Subsidiaries which is not readily obtainable on the open market for such Intellectual Property at market prices and is materially necessary for the operation of the Company and the Company Subsidiaries in the Ordinary Course of Business (the "Company Owned Software"), and (ii) all source code escrow agreements relating to any of the Company Owned Software. No Person other than the Company and the Company Subsidiaries is in possession of, or has or has had access to, or has made any demand for access to any source code for Company Owned Software.


         SECTION 3.18.  Environmental Matters.

     Except as would not be reasonably expected to have a Company Material Adverse Effect:

     (a) The Company and each Company Subsidiary have complied and are in compliance with, and the Company Real Property and all improvements thereon are in compliance with, all Environmental Laws.

     (b) Neither the Company nor any Company Subsidiary has any liability, known or unknown, contingent or absolute, under any Environmental Law, nor is the Company or any Company Subsidiary responsible for any such liability of any other person under any Environmental Law, whether by contract, by operation of law or otherwise. There are no pending or, to the knowledge of the Company, threatened Environmental Claims, and neither the Company nor any Company
Subsidiary has received any notice of any Environmental Claim from any governmental authority or any other person or entity or knows or is aware of any fact(s) which might reasonably form the basis for any such Environmental Claim.

     (c) The Company and the Company Subsidiaries have been duly issued, and currently have and will maintain through the Closing Date, all Environmental Permits necessary to operate the business or Assets of the Company as currently operated. A complete and correct list of all such Environmental Permits, all of which are valid and in full force and effect, is set forth in Schedule 3.18(c) of the Company Disclosure Schedule. The Company and the Company Subsidiaries have timely filed applications for all Environmental Permits. All of the Environmental Permits set forth in Schedule 3.18(c) of the Company Disclosure Schedule are transferable and none require consent, notification, or other action to remain in full force and effect following consummation of the transactions contemplated hereby.

     (d) The Company Real Property contains no underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Materials, and no portion of the Company Real Property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands. With respect to any real property formerly owned, operated, or leased by the Company or the Company Subsidiaries, during the period of such ownership, operation or tenancy, no portion of such property was used as a dump or landfill, and the Company is not aware of any such use at any time prior to its ownership, operation, or tenancy of such real property. Neither PCBs nor asbestos-containing materials are present on or in the Company Real Property or the improvements thereon. There has been no Release of Hazardous Materials at, on, under, or from the real property currently owned, used or operated by the Company or any Company Subsidiary, nor was there such a Release at any real property formerly owned, operated or leased by the Company during the period of such ownership, operation, or tenancy, such that the Company is or could be liable for Remediation with respect to such Hazardous Materials.

     (e) The Company has furnished to Acquiror copies of all environmental assessments, reports, audits and other documents in its possession or under its control that relate to the Company Real Property, or the Company or any Company Subsidiary's compliance with Environmental Laws, or any other real property that the Company or the Company Subsidiaries formerly owned, operated, or leased. Any information the Company or the Company Subsidiaries has furnished to Acquiror concerning the environmental conditions of the Company Real Property, prior uses of the Company Real Property, and the operations of the Company or the Company Subsidiaries related to compliance with Environmental Laws is accurate and complete.

     (f) No Company Real Property, and no property to which Hazardous Materials originating on or from such properties or the businesses or Assets of the Company or any Company Subsidiary has been sent for treatment or disposal, is listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require Remediation under Environmental Laws. (g) No Encumbrance in favor of any person relating to or in connection with any Environmental Claim has been filed or has attached to the Company Real Property.

     (h) No authorization, notification, recording, filing, consent, waiting period, Remediation, or approval with respect to the Company or any Company Subsidiary is required under any Environmental Law in order to consummate the transaction contemplated hereby.

     (i) For purposes of this Section 3.18, "Company Subsidiary" shall include Fresh Air Solutions, L.P., a Pennsylvania limited partnership, to the extent that the Company or any other Company Subsidiary has any liability arising out of, or related to, such entity.


         SECTION 3.19.  Finders' Fees; Opinions of Financial Advisor.

     (a) Except for Credit Suisse First Boston Corporation, there is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, the Company or any Company Subsidiary who might be entitled to any fee or commission from Acquiror or any of its affiliates upon consummation of the transactions contemplated by this Merger Agreement.

     (b) The Company has received the opinion of Credit Suisse First Boston Corporation, dated as of the date hereof, to the effect that, as of such date, the Common Stock Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock (other than Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and AIF IV/RRRR LLC).


         SECTION 3.20.  Required Vote; Board Approval.

     (a) The only votes of the holders of any class or series of capital stock of the Company required by the Company's certificate of incorporation and bylaws, any Agreement binding on the Company, law, rule or regulation to approve this Merger Agreement and/or any of the other transactions contemplated hereby are the affirmative vote of the holders of more than fifty percent of the votes entitled to be cast by all holders of the outstanding Company Common Stock and Company Preferred Stock and the consent of the holders of a majority of the outstanding shares of Company Preferred Stock (the "Company Stockholder Approval").

     (b) Upon the unanimous recommendation of the Special Committee, the Company's Board of Directors has unanimously (i) determined that this Merger Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of the Company and the Company's Common Stockholders (ii) approved this Merger Agreement and the transactions contemplated hereby and (iii) resolved to recommend to such Company's Common
Stockholders that they vote in favor of adopting and approving this Merger Agreement in accordance with the terms hereof.


         SECTION 3.21.  State Takeover Statutes.

     The Company has taken all actions required to be taken by it (a) in order to approve the execution of the Company Voting Agreement for purposes of Section 203(a) of Delaware Law and (b) so that the restrictions on "business combination" contained in Section 203 of Delaware Law do not apply to this Merger Agreement, the Merger, the Company Voting Agreement or any of the transactions contemplated by any of the foregoing. No other "control share acquisition," "fair price" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Merger Agreement or any of the transactions contemplated hereby.


         SECTION 3.22.  Certain Agreements.

     None of the Company, any Company Subsidiary or any of their respective affiliates are parties to or otherwise bound by any Agreement or arrangement that limits or otherwise restricts, in any material respect, the Company, any Company Subsidiary or any of their respective affiliates from engaging or competing in any line of business or in any locations.


         SECTION 3.23.  Foreign Currency Exposure.

     No more than ten percent (10%) of the Company's consolidated revenues set forth on the Company Balance Sheet are derived from the operations of the Company and the Company Subsidiaries outside of the United States.


         SECTION 3.24.  Insurance.

     The Company maintains fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies with reputable insurance carriers, which provide full and adequate coverage for all normal risks incident to the business of the Company and the Company Subsidiaries and their respective properties and assets and are in character and amount similar to that carried by entities engaged in similar business and subject to the same or similar perils or hazards. None of the insurance policies maintained by the Company are "claims made" policies.


         SECTION 3.25.  Customers, Distributors and Suppliers.

     Schedule 3.25 of the Company Disclosure Schedule sets forth a complete and correct list of the names of each (a) customer, distributor, and other agent and representative to whom the Company and/or the Company Subsidiaries made sales in excess of $1,000,000 during the most recently complete fiscal year, showing the approximate total sales in dollars by the Company and/or the Company Subsidiaries to each such Person during such period, (b) supplier from whom the Company and/or the Company Subsidiaries purchased more than $1,000,000 of supplies during the most recently completed fiscal year, showing the approximate total purchases in dollars from each such Person during such period, and (c) customer, distributor, and other agent and representative and supplier with whom the Company and/or the Company Subsidiaries have a dispute as of the date hereof with respect to payables or receivables in excess of $250,000 for any such dispute, with a description of the dispute.


         SECTION 3.26.  Relations with Governments.

     Neither the Company, any Company Subsidiary nor, to the knowledge of the Company, any of the Company's or any Company Subsidiary's officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company or any Company Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or Governmental Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Company Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist the Company or any Company Subsidiary in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). Neither the business of the Company nor any Company Subsidiary is in any manner dependent upon the making or receipt of such payments, discounts or other inducements except for minimal payments, discounts or inducements. Neither the Company nor any Company Subsidiary has otherwise taken any action that would cause the Company or any Company Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Laws of similar effect.


         SECTION 3.27.  Affiliates.

     Except as set forth in Schedule 3.27 of the Company Disclosure Schedule (the "Company Affiliates"), there are no affiliates of the Company as of the date hereof as that term is used in SEC Rule 145.


         SECTION 3.28.  Current Cash Reserves; Indebtedness.

     As of April 30, 2001, the aggregate amount, as would be reflected in a consolidated balance sheet as of such date prepared in accordance with GAAP consistently applied, of (i) cash and cash equivalents, plus (ii) short-term investments of the Company with a maturity of three years or less ((i) and (ii) "Current Cash Reserves") is at least One Hundred Four Million Dollars ($104,000,000). The Company owns all such Current Cash Reserves free and clear of all Encumbrances except as set forth in Schedule 3.28 of the Company Disclosure Schedule. As of the date of this Merger Agreement, neither the Company nor any Company Subsidiary has any Indebtedness except as set forth in
Schedule 3.28 of the Company Disclosure Schedule.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                   OF ACQUIROR

     Except as disclosed in the Acquiror Disclosure Schedule (the "Acquiror Disclosure Schedule") delivered to the Company separately prior to, or contemporaneously with, the date hereof (which disclosure schedule shall make a specific reference to the particular Section or subsection of this Merger Agreement to which exception is being taken), Acquiror represents and warrants to the Company that:


         SECTION 4.01.  Corporate Existence and Power.

     Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. Acquiror is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have an Acquiror Material Adverse Effect. Schedule 4.01 of the Acquiror Disclosure Schedule sets forth a complete and correct list of the states in which Acquiror is qualified to do business as a foreign corporation. Acquiror has heretofore made available to the Company true and complete copies of Acquiror's certificate of incorporation and bylaws as currently in effect.


         SECTION 4.02.  Corporate Authorization.

     (a) The execution, delivery and performance by Acquiror of this Merger Agreement and the consummation by Acquiror of the transactions contemplated hereby are within Acquiror's corporate powers and, except for the Acquiror Stockholder Approval, have been duly authorized by all necessary corporate action. Assuming that this Merger Agreement constitutes the valid and binding obligation of the Company, this Merger Agreement constitutes a valid and binding agreement of Acquiror, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.

     (b) The execution, delivery and performance by Merger Sub of this Merger Agreement and the consummation by Merger Sub of the transactions contemplated hereby are within Merger Sub's corporate powers and, except for the Merger Sub Stockholder Approval, have been duly authorized by all necessary corporate action. Assuming that this Merger Agreement constitutes the valid and binding obligation of the Company, this Merger Agreement constitutes a valid and binding agreement of Merger Sub, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.


         SECTION 4.03.  Governmental Authorization.

     The  execution,  delivery  and  performance  by  Acquiror  of  this  Merger
Agreement and the consummation by Acquiror of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity (including, without limitation, the FCC) other than (a) the filing of (i) a certificate of merger and the Restated Charter in accordance with Delaware Law and (ii) appropriate documents with the relevant authorities of other states or jurisdictions in which Acquiror or any Acquiror Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) compliance with any applicable state securities or blue sky laws; and (e) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings that, if not obtained or made, would not, individually or in the aggregate, (i) be reasonably likely to have an Acquiror Material Adverse Effect, or (ii) prevent or materially impair the ability of Acquiror to consummate the transactions contemplated by this Merger Agreement.


         SECTION 4.04.  Non-Contravention.

     The  execution,  delivery  and  performance  by  Acquiror  of  this  Merger
Agreement and the consummation by Acquiror of the transactions contemplated hereby do not and will not (a) contravene or conflict with Acquiror's or any Acquiror Subsidiary's certificate of incorporation or bylaws, (b) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Acquiror or any Acquiror Subsidiary, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Acquiror or any Acquiror Subsidiary or to a loss of any benefit or status to which Acquiror or any Acquiror Subsidiary is entitled under any provision of any Agreement binding upon Acquiror or any Acquiror Subsidiary or any license, franchise, permit or other similar authorization held by Acquiror or any Acquiror Subsidiary, or (d) result in the creation or imposition of any Lien on any asset of Acquiror or any Acquiror Subsidiary other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate (i) be reasonably likely to have an Acquiror Material Adverse Effect or (ii) prevent or materially impair the ability of Acquiror to consummate the transactions contemplated by this Merger Agreement. Copies of consents executed by respective agents of banks and guarantors required to be obtained in order for Acquiror to issue the Discrepancy Notes and to execute this Merger Agreement, and consummate the transactions contemplated hereby and thereby, under Acquiror's existing term and revolving credit facilities have been obtained and copies of such consents have been provided to the Company and such consents are in full force and effect.


         SECTION 4.05.  Capitalization.

     (a) As of the date hereof, the authorized capital stock of Acquiror consists of 150,000,000 shares of Acquiror Common Stock and 200,000 shares of Acquiror Preferred Stock. As of May 7, 2001, there were outstanding (i) 49,663,602 shares of Acquiror Common Stock, (ii) no shares of preferred stock, par value $.01, of Acquiror (the "Acquiror Preferred Stock"), (iii) stock options to purchase an aggregate of 5,112,854 shares of Acquiror Common Stock (of which options to purchase an aggregate of 2,495,449 shares of Acquiror Common Stock are exercisable as of May 7, 2001) and (iv) warrants to purchase an aggregate of 12,802,581 shares of Acquiror Common Stock. All outstanding shares of capital stock of Acquiror have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) As of the date hereof,  except (i) as set forth in Section 4.05(a), and
(ii) for changes since May 7, 2001, resulting only from the exercise of stock options or warrants outstanding on such date and referred to in Section 4.05(a)(iii) or Section 4.05(a)(iv), there are no outstanding (x) shares of capital stock or other voting securities of Acquiror, (y) securities of Acquiror convertible into or exchangeable for shares of capital stock or voting securities of Acquiror, or (z) options or other rights to acquire from Acquiror, and no obligation of Acquiror to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Acquiror (the items in clauses (x), (y) and (z) being referred to collectively as the "Acquiror Securities"). There are no outstanding obligations of Acquiror or any Acquiror Subsidiary to repurchase, redeem or otherwise acquire any Acquiror Securities. There are no outstanding Agreements or other understandings or commitments of any kind of Acquiror or any Acquiror Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Except as contemplated by this Merger Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which Acquiror or any Acquiror Subsidiary is a party relating to voting, registration or disposition of any shares of capital stock of Acquiror or any Acquiror Subsidiary or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of Acquiror. Holders of options, warrants or other rights to acquire, or securities convertible into or exchangeable for, Acquiror Securities are not entitled to adjustments to the number of Acquiror Securities underlying such options, warrants or other rights or convertible or exchangeable securities, or to adjustments to respective exercise or conversion prices, by reason of the issuance of Acquiror Series A Preferred Stock in the Merger.

     (c) Neither Acquiror nor Merger Sub owns any Company Securities.


         SECTION 4.06.  Subsidiaries.

     (a) Each Acquiror Subsidiary is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, in each case with such exceptions as, individually or in the aggregate, would not be reasonably likely to have, an Acquiror Material Adverse Effect. Schedule 4.06 of the Acquiror Disclosure Schedule sets forth a complete and correct list of the states in which each Acquiror Subsidiary is qualified to do business.

     (b) All of the outstanding shares of capital stock of, or other ownership interest in, each Acquiror Subsidiary has been validly issued and is fully paid and nonassessable. All of the outstanding capital stock of, or other ownership interest in, each Acquiror Subsidiary, that is owned, directly or indirectly, by Acquiror, is owned free and clear of any Encumbrance and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of Acquiror or any Acquiror Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Acquiror Subsidiary, (ii) options, warrants or other rights to acquire from Acquiror or any Acquiror Subsidiary, and no other obligation of Acquiror or any Acquiror Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Acquiror Subsidiary or (iii) obligations of Acquiror or any Acquiror Subsidiary to repurchase, redeem or otherwise acquire any outstanding securities of any Acquiror Subsidiary or any capital stock of, or other ownership interests in, any Acquiror Subsidiary.

     (c) There are no outstanding obligations of Acquiror or any Acquiror Subsidiary requiring Acquiror or any Acquiror Subsidiary to make any investment in any other Person.


         SECTION 4.07.  Acquiror SEC Documents.

     (a) Acquiror has made available to the Company the Acquiror SEC Documents. Acquiror has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since January 1, 1999. No Acquiror Subsidiary is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and no Acquiror Subsidiary is an investment company registered or required to be registered under the Investment Company Act of 1940.

     (b) As of its filing date, each Acquiror SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

     (c) No Acquiror SEC Document filed pursuant to the Exchange Act contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Acquiror SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


         SECTION 4.08.Financial Statements; No Material Undisclosed Liabilities.

     (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Acquiror included in the Acquiror 10-K and the Acquiror 10-Q fairly present in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto and except that financial statements included in the Acquiror 10-Q do not contain all GAAP notes to such financial statements), the consolidated financial position of Acquiror and its consolidated Acquiror Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     (b) There are no liabilities of Acquiror or any Acquiror Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a consolidated balance sheet of Acquiror, other than:

          (i) liabilities or obligations disclosed or provided for in the Acquiror Balance Sheet or disclosed in the notes thereto;

          (ii) liabilities or obligations under this Merger Agreement or incurred in connection with the transactions contemplated hereby;

          (iii) liabilities or obligations incurred in the Ordinary Course of Business; provided, that, any such liabilities or obligations, whether or not incurred in the Ordinary Course of Business, constituting Indebtedness shall be disclosed pursuant to Section 4.08(b)(i) to the extent that such Indebtedness matures or requires scheduled payments to be made on or before the date which is 365 days after the End Date; and

          (iv) liabilities or obligations not required to be disclosed (due solely to materiality, knowledge or other applicable qualifiers or dollar limitations) in the Acquiror Disclosure Schedule pursuant to the terms of the applicable provisions requiring such disclosure; provided, that, such liabilities or obligations in the aggregate do not result in an Acquiror Material Adverse Effect.


         SECTION 4.09.  Information to Be Supplied.

     (a) The information to be supplied by Acquiror expressly for inclusion or incorporation by reference in the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) in the case of the remainder of the Joint Proxy Statement, at the time of the mailing thereof, and at the time of the Acquiror Stockholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply (with respect to information relating to Acquiror) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     (b) Notwithstanding the foregoing, Acquiror makes no representation or warranty with respect to any statements made or incorporated by reference in the Joint Proxy Statement based on information supplied by the Company.


         SECTION 4.10.  Absence of Certain Changes.

     Since December 31, 2000, except as otherwise expressly contemplated by this Merger Agreement, Acquiror and the Acquiror Subsidiaries have conducted their business only in the ordinary course consistent with past practice and, since such date, there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or Assets of Acquiror or any Acquiror Subsidiary that, individually or in the aggregate, has had or would be reasonably likely to have an Acquiror Material Adverse Effect,
(b) any change in the business, operations, properties, condition (financial or otherwise), Assets or liabilities (including, without limitation, contingent liabilities) of Acquiror or any Acquiror Subsidiary having, individually or in the aggregate, an Acquiror Material Adverse Effect, (c) any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have an Acquiror Material Adverse Effect, or (d) any Agreement by Acquiror or any Acquiror Subsidiary to take any of the actions described in this Section 4.10 except as expressly contemplated by this Merger Agreement. Between December 31, 2000 and the date of this Merger Agreement, neither Acquiror nor any Acquiror Subsidiary has taken, or agreed to take, any action that would constitute a material breach of Section 5.02 if taken after the date of this Merger Agreement.


         SECTION 4.11.  Litigation.

     As of the date hereof, there is no action, suit, investigation, arbitration or proceeding pending against, or to the knowledge of Acquiror threatened against, Acquiror or any Acquiror Subsidiary or any of their respective assets or properties before any arbitrator or Governmental Entity which would reasonably be expected to result in monetary damages in excess of $100,000 or any restriction, in any material respect, on the business or operations of Acquiror or any Acquiror Subsidiary. None of the foregoing matters would be reasonably likely to have an Acquiror Material Adverse Effect. There are no outstanding injunctions against Acquiror or any Acquiror Subsidiary, and there are no outstanding judgments, decrees, awards or orders with respect to Acquiror or any Acquiror Subsidiary which have not been satisfied and complied with in full or which require Acquiror or an Acquiror Subsidiary to take, or refrain from taking, action in the future.


         SECTION 4.12.  Contracts.

     (a) As of the date hereof, the exhibit index to Acquiror's most recently filed Annual Report on Form 10-K, as supplemented by Schedule 4.12(a) of the Acquiror Disclosure Schedule, includes each contract (including all amendments thereto) to which Acquiror or any Acquiror Subsidiaries is a party or by which any of them is bound and (i) which would be required, pursuant to the Exchange Act and the rules and regulations thereunder, to be filed as an exhibit to an Annual Report of Acquiror on Form 10-K, a Quarterly Report of Acquiror on Form 10-Q or a Current Report of Acquiror on Form 8-K (without regard to whether such report is now due to be filed) or (ii) involves payments by or to Acquiror or any Acquiror Subsidiary in excess of $1 million in calendar year 2001 or any subsequent calendar year (collectively, the "Acquiror Contracts"). Schedule 4.12(a) of the Acquiror Disclosure Schedule indicates which of the Acquiror Contracts have terminated, and which of the Acquiror Contracts are scheduled to terminate in accordance with their respective terms, in 2001.

     (b) Each Acquiror Contract is in full force and effect, constitutes a valid and binding obligation of and is legally enforceable in accordance with its terms against Acquiror or any Acquiror Subsidiary, as applicable, and, to the knowledge of Acquiror, (i) the Acquiror Contracts are valid, binding and enforceable obligations of the other parties thereto, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally or subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law);
(ii) Acquiror and/or each Acquiror Subsidiary, as the case may be, has complied with all of the provisions of such Acquiror Contracts and is not in default thereunder, and there has not occurred any event which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute such a default, and the execution of this Merger Agreement by Acquiror and its performance hereunder will not cause, or result in, a breach or default under any Acquiror Contract; (iii) there has not been (A) any failure by Acquiror or any Acquiror Subsidiary or, to the knowledge of Acquiror or any Acquiror Subsidiary, any other party to any such Acquiror Contract to comply with all material provisions thereof, (B) any default by Acquiror or any Acquiror Subsidiary or, to the knowledge of Acquiror or any Acquiror Subsidiary, any other party thereunder or (C) to the knowledge of Acquiror (1) any cancellation thereof in writing which has not been cured or (2) any outstanding dispute thereunder which has not been cured.

     (c) Neither Acquiror nor any Acquiror Subsidiary is a guarantor or otherwise liable for any liability or obligation (including Indebtedness) of any Person other than a wholly owned subsidiary of Acquiror.

     (d) No officer, director or significant stockholder of Acquiror or any Acquiror Subsidiary, or affiliate of such officer, director or significant stockholder, is currently a party to any transaction, understanding or
commitment  with  Acquiror  or  any  Acquiror  Subsidiary,   including,  without
limitation, any Agreement providing for the employment of, furnishing of services by, rental of Assets from or to, requiring payments on a change of control of Acquiror or otherwise requiring payments to, any such officer, director, significant stockholder or affiliate, except for the payment of benefits to officers or directors in the Ordinary Course of Business.

     (e) Neither Acquiror nor any Acquiror Subsidiary is a party to any contract with the United States government or to any other material Government Contract.


         SECTION 4.13.  Taxes.

     Except as would not be reasonably expected to have an Acquiror Material Adverse Effect:

     (a) All Acquiror Tax Returns required to be filed with any Taxing authority by, or with respect to, Acquiror and the Acquiror Subsidiaries have been filed in substantial compliance with all applicable laws.

     (b) Acquiror and the Acquiror Subsidiaries have timely paid all Taxes shown as due and payable on the Acquiror Tax Returns that have been so filed and all other Taxes not subject to reporting obligations, and, as of the time of filing, the Acquiror Tax Returns were complete and correct (other than Taxes that are being contested in good faith and for which adequate reserves are reflected on the Acquiror Balance Sheet in accordance with GAAP).

     (c) Acquiror and the Acquiror Subsidiaries have made adequate provision in accordance with GAAP for all Taxes payable by them for which no Acquiror Tax Return has yet been filed.

     (d) Acquiror and the Acquiror Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

     (e) Acquiror has not received written notice of any action, suit, proceeding, audit or claim now proposed or pending against or with respect to Acquiror or any Acquiror Subsidiary in respect of any Tax that would have an Acquiror Material Adverse Effect.

     (f) Neither Acquiror nor any Acquiror Subsidiary has been a member of an affiliated, consolidated, combined or unitary group other than one of which Acquiror was the common parent.

     (g) Neither Acquiror nor any of the Acquiror Subsidiaries holds any asset subject to a consent under Section 341(f) of the Code.

     (h) The federal income Tax Returns have been examined and settled with the IRS (or the applicable statute of limitations for the assessment of federal income Taxes for such periods have expired) for all years through 1996. The parties acknowledge that certain net operating loss carry overs generated prior to 1997 may be unavailable in either 1997 or in subsequent years.

     (i) There are no material Encumbrances for Taxes on any of the assets of Acquiror or any Acquiror Subsidiary.

     (j) Neither Acquiror nor any Acquiror Subsidiary is a party to any tax allocation, tax sharing, tax indemnity or similar agreement (whether or not in writing), arrangement or practice with respect to Taxes (including any adverse pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority), except among themselves.


         SECTION 4.14.  Employee Benefits.

     (a) Schedule 4.14(a) of the Acquiror Disclosure Schedule sets forth a complete and correct list identifying each material "employee benefit plan," as defined in Section 3(3) of the ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that is maintained, administered or contributed to by Acquiror or any ERISA Affiliate and covers any employee, former employee, officer, director or other service provider of Acquiror or any Acquiror Subsidiary. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to the Company together with the most recent annual report (Form 5500 including all applicable schedules thereto) and summary plan description prepared in connection with any such plan. Such plans are referred to collectively herein as the "Acquiror Benefit Plans."

     (b) No Acquiror Benefit Plan constitutes a Multiemployer Plan or a Retirement Plan, including any terminated Acquiror Benefit Plans. Neither Acquiror nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any Acquiror Benefit Plan has occurred that will make Acquiror or any Acquiror Subsidiary, or any officer or director of Acquiror or any Acquiror Subsidiary, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof) that would be reasonably likely to have an Acquiror Material Adverse Effect.

     (c) Each  Acquiror  Benefit  Plan that is  intended to be  qualified  under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Acquiror has furnished to the Company copies of the most recent Internal Revenue Service determination letters, if any, with respect to each such Acquiror Benefit Plan. Each Acquiror Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Acquiror Benefit Plan except for any compliance failures that are not reasonably likely to have an Acquiror Material Adverse Effect.

     (d) There is no contract, agreement, plan or arrangement that, as a result of the Merger, would obligate Acquiror to make any payment of any amount that would not be deductible pursuant to the terms of Section 162(m) or Section 280G of the Code.

     (e) There has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any Acquiror Benefit Plan that would increase the expense of maintaining such Acquiror Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2000 except for any increase that is not reasonably likely to have an Acquiror Material Adverse Effect.

     (f) Neither Acquiror nor any ERISA Affiliate has any liability under any Acquiror Benefit Plan that is not a Retirement Plan that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by
Section 4980B of the Code or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant. No Acquiror Benefit Plan is a VEBA or an ESOP.

     (g) Acquiror and the Acquiror Subsidiaries have not received notice of any pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Acquiror Benefit Plan, and, to Acquiror's knowledge, there exist no facts that could give rise to such a claim.

     (h) There are no arrangements, agreements or plans pursuant to which cash and non-cash payments will become payable to any current or former employee, officer or director of Acquiror or any Acquiror Subsidiary as a result of the Merger or a termination of service subsequent to the consummation of the Merger. There is no Acquiror Benefit Plan requiring payments, cancellation of Indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Merger Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Merger Agreement, with respect to any current or former employee, officer or director of Acquiror or any Acquiror Subsidiary.


         SECTION 4.15.Compliance with Laws; Licenses, Permits and Registrations.

     (a) Neither Acquiror nor any Acquiror Subsidiary is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees, except for any such violations that, individually or in the aggregate, would not be reasonably likely to have an Acquiror Material Adverse Effect.

     (b) Each of Acquiror and the Acquiror Subsidiaries has all permits, licenses, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws, and from all Governmental Entities required by Acquiror and the Acquiror Subsidiaries to carry on their respective businesses as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations, individually or in the aggregate, would not be reasonably likely to have an Acquiror Material Adverse Effect.

     (c) Schedule 4.15 of the Acquiror Disclosure Schedule contains a true and complete list of all material licenses, permits, and authorizations ("FCC Licenses") issued to Acquiror or the Acquiror Subsidiaries by the FCC, including, with respect to Licenses held by Motient Services Inc. only, the frequencies authorized for and the issuance and expiration dates of each such FCC License. No such FCC License is subject to any restriction or condition which would limit in any material respect the full operation of the business of Acquiror and the Acquiror Subsidiaries as now operated, and no proceeding, inquiry, investigation or other administrative action is pending or, to Acquiror's knowledge, threatened by or before the FCC that would reasonably be expected to result in the revocation of any material FCC authorization or otherwise impair in any material respect the full operation of the business of Acquiror and the Acquiror Subsidiaries. The representations contained in this
Section 4.15(c) and (d) are limited by the statements set forth in the section of Acquiror's most recent SEC Form 10-K entitled "Business - Regulation" filed with the Securities and Exchange Commission on April 2, 2001 ("Regulatory Disclosure"). The statements contained in the Regulatory Disclosure fully and accurately describe, with respect to the business of Acquiror and its Subsidiaries, the material legal matters and proceedings arising under the Communications Act of 1934, as amended, and the published rules, regulations and policies promulgated thereunder by the FCC.

     (d) The FCC Licenses are in good standing, are in full force and effect in all material respects and are not materially impaired by any act or omission of Acquiror, the Acquiror Subsidiaries, or any of their officers, directors, or employees. All material reports, forms, and statements required to be filed with the FCC with respect to the business of Acquiror and the Acquiror Subsidiaries have been filed and are complete and accurate in all material respects.


         SECTION 4.16.  Title to Properties.

     (a) Acquiror and each Acquiror Subsidiary have good and marketable title to, or valid leasehold interests in, all their properties and assets except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the Ordinary Course of Business and except for defects in title, easements, restrictive covenants and similar Liens, encumbrances or impediments that, in the aggregate, do not materially interfere with the ability of Acquiror and the Acquiror Subsidiaries to conduct their business, taken as a whole, as currently conducted. All such assets and properties, other than assets and properties in which Acquiror or any Acquiror Subsidiary has leasehold interests, are free and clear of all Liens.

     (b) Acquiror and each Acquiror Subsidiary are in compliance with the terms of all leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and Acquiror and each Acquiror Subsidiary enjoy peaceful and undisturbed possession under all such leases.


         SECTION 4.17.  Intellectual Property.

     (a) "Acquiror Intellectual Property" means Intellectual Property necessary or useful to carry on the business of Acquiror and the Acquiror Subsidiaries, taken as a whole, as currently conducted. Schedule 4.17(a) of the Acquiror Disclosure Schedule sets forth a complete and correct list of the Acquiror Intellectual Property which is not readily obtainable on the open market for such Intellectual Property at market prices and is materially necessary for the operation of Acquiror and the Acquiror Subsidiaries in the Ordinary Course of Business.

     (b) Acquiror and the Acquiror Subsidiaries have good and valid title to or have a valid and enforceable license to use the Acquiror Intellectual Property free and clear of all Encumbrances.

     (c) The operation of the business of Acquiror and each Acquiror Subsidiary as currently conducted does not, and will not, infringe on any Intellectual Property rights of others, violate any right of any Person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction in any material respect. Neither Acquiror nor any Acquiror Subsidiary has received any written notice of infringement, misappropriation, or violation of or challenge to, and there are no claims pending or, to Acquiror's knowledge, threatened with respect to the rights of others to the use of, any Acquiror Intellectual Property that, in any such case, individually or in the aggregate, would be reasonably likely to have an Acquiror Material Adverse Effect. The Acquiror Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge.

     (d) To the best of Acquiror's knowledge, no third party is infringing upon any of the Acquiror Intellectual Property, and Acquiror has not notified any third party that it believes such third party is interfering with, infringing, or misappropriating any of the Acquiror Intellectual Property or engaging in any act of unfair competition. Acquiror has the right to bring an action for the infringement of all of the Acquiror Intellectual Property.

     (e) All necessary registration, maintenance, and renewal fees in connection with Acquiror Intellectual Property that is registered and owned by Acquiror or any Acquiror Subsidiary have been filed with relevant patent, copyright, trademark or other authorities in the United States and any other country for the purposes of maintaining such Acquiror Intellectual Property. In each case where Acquiror or any Acquiror Subsidiary has acquired any Intellectual Property from any person, Acquiror or the Acquiror Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights acquired in such Intellectual Property to Acquiror or Acquiror Subsidiary, as applicable.

     (f) Acquiror and each Acquiror Subsidiary have taken all commercially reasonable steps that are required to protect Acquiror and each Acquiror Subsidiary's rights in confidential information and trade secrets of Acquiror and each Acquiror Subsidiary or provided by any other Person to Acquiror or any Acquiror Subsidiary. Without limiting the foregoing, Acquiror and each Acquiror Subsidiary have and enforce a policy requiring each employee, director, consultant and contractor to execute a confidentiality and non-disclosure agreement substantially in the form previously provided to the Company, and each present and former employee, director, consultant and contractor has executed such an agreement.

     (g) Neither this Merger Agreement nor the transactions contemplated by this Merger Agreement will result in (i) Acquiror granting to any third party any right to any Intellectual Property right owned by, or licensed to, Acquiror,
(ii) Acquiror being bound by, or subject to, any non-compete or other restriction on the operation or scope of Acquiror's business, or (iii) Acquiror being obligated to pay any royalties or other amounts to any third party in excess of those payable by Acquiror prior to the Closing. Neither Acquiror nor any Acquiror Subsidiary will be, as a result of the execution and delivery of this Merger Agreement or the performance of its obligations hereunder, in breach of any license, sublicense or other Agreement relating to the Acquiror Intellectual Property.

     (h) Schedule 4.17(h) of the Acquiror Disclosure Schedule sets forth a list of all material contracts, licenses, and Agreements relating to the Acquiror Intellectual Property which is not readily obtainable on the open market for such Intellectual Property at market prices and is materially necessary for the operation of Acquiror and the Acquiror Subsidiaries in the Ordinary Course of Business to which Acquiror or any Acquiror Subsidiary is a party or to which Acquiror or any Acquiror Subsidiary is bound. Neither Acquiror nor any Acquiror Subsidiary is in breach and neither Acquiror nor any Acquiror Subsidiary has failed to perform under any of the foregoing contracts, licenses or Agreements and, to Acquiror's knowledge, no other party to any such contract, license, or Agreement is in breach thereof or has failed to perform thereunder and, to Acquiror's knowledge, there are not threatened disputes or disagreements with respect to such contracts, licenses, or Agreements. No person who has licensed Intellectual Property to Acquiror or any Acquiror Subsidiary has ownership rights or license rights to improvements made by Acquiror or any Acquiror Subsidiary in such Intellectual Property.

     (i) No person other than Acquiror or the Acquiror Subsidiaries has any right or interest of an kind or nature in or with respect to Acquiror Intellectual Property that is owned by Acquiror or the Acquiror Subsidiaries or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit such Acquiror Intellectual Property or any portion thereof.

     (j) Schedule 4.17(j) of the Acquiror Disclosure Schedule sets forth a complete and correct list of (i) all Persons other than Acquiror or the Acquiror Subsidiaries who have been provided with source code or have claimed a right to be provided with any source code for any Acquiror Intellectual Property that is owned by Acquiror or the Acquiror Subsidiaries which is not readily available on the open market at market prices and is materially necessary for the operation of Acquiror and the Acquiror Subsidiaries in the Ordinary Course of Business (the "Acquiror Owned Software"), and (ii) all source code escrow agreements relating to any of the Acquiror Owned Software. No Person other than Acquiror and the Acquiror Subsidiaries is in possession of, or has or has had access to, or has made any demand for access to any source code for Acquiror Owned Software.


         SECTION 4.18.  Environmental Matters.

     Except as would not be reasonably expected to have an Acquiror Material Adverse Effect:

     (a) Acquiror and each Acquiror Subsidiary have complied and are in compliance with, and the Acquiror Real Property and all improvements thereon are in compliance with, all Environmental Laws.

     (b) Neither Acquiror nor any Acquiror Subsidiary has any liability, known or unknown, contingent or absolute, under any Environmental Law, nor is Acquiror or any Acquiror Subsidiary responsible for any such liability of any other person under any Environmental Law, whether by contract, by operation of law or otherwise. There are no pending or, to the knowledge of Acquiror, threatened Environmental Claims, and neither Acquiror nor any Acquiror Subsidiary has received any notice of any Environmental Claim from any governmental authority or any other person or entity or knows or is aware of any fact(s) which might reasonably form the basis for any such Environmental Claim.

     (c) Acquiror and the Acquiror Subsidiaries have been duly issued, and currently have and will maintain through the Closing Date, all Environmental Permits necessary to operate the business or Assets of Acquiror as currently operated. A complete and correct list of all such Environmental Permits, all of which are valid and in full force and effect, is set forth in Schedule 4.18(c) of the Acquiror Disclosure Schedule. Acquiror and the Acquiror Subsidiaries have timely filed applications for all Environmental Permits. All of the Environmental Permits set forth in Schedule 4.18(c) of the Acquiror Disclosure Schedule are transferable and none require consent, notification, or other action to remain in full force and effect following consummation of the transactions contemplated hereby.

     (d) The Acquiror Real Property contains no underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Materials, and no portion of the Acquiror Real Property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands. With respect to any real property formerly owned, operated, or leased by Acquiror or the Acquiror Subsidiaries, during the period of such ownership, operation or tenancy, no portion of such property was used as a dump or landfill, and Acquiror is not aware of any such use at any time prior to its ownership, operation, or tenancy of such real property. Neither PCBs nor asbestos-containing materials are present on or in the Acquiror Real Property or the improvements thereon. There has been no Release of Hazardous Materials at, on, under, or from the real property currently owned, used or operated by Acquiror or any Acquiror Subsidiary, nor was there such a Release at any real property formerly owned, operated or leased by Acquiror during the period of such ownership, operation, or tenancy, such that Acquiror is or could be liable for Remediation with respect to such Hazardous Materials.

     (e) Acquiror has furnished to the Company copies of all environmental assessments, reports, audits and other documents in its possession or under its control that relate to the Acquiror Real Property, or Acquiror or any Acquiror Subsidiary's compliance with Environmental Laws, or any other real property that Acquiror or the Acquiror Subsidiaries formerly owned, operated, or leased. Any information Acquiror or the Acquiror Subsidiaries has furnished to the Company concerning the environmental conditions of the Acquiror Real Property, prior uses of the Acquiror Real Property, and the operations of Acquiror or the Acquiror Subsidiaries related to compliance with Environmental Laws is accurate and complete.

     (f) No Acquiror Real Property, and no property to which Hazardous Materials originating on or from such properties or the businesses or Assets of Acquiror or any Acquiror Subsidiary has been sent for treatment or disposal, is listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require Remediation under Environmental Laws.

     (g) No Encumbrance in favor of any person relating to or in connection with any Environmental Claim has been filed or has attached to the Acquiror Real Property.

     (h) No authorization, notification, recording, filing, consent, waiting period, Remediation, or approval with respect to Acquiror or any Acquiror Subsidiary is required under any Environmental Law in order to consummate the transaction contemplated hereby.


         SECTION 4.19.  Finders' Fees; Opinions of Financial Advisor.

     (a) Except for J.P. Morgan Securities Inc. there is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, Acquiror or any Acquiror Subsidiary who might be entitled to any fee or commission from Acquiror or any of its affiliates upon consummation of the transactions contemplated by this Merger Agreement.

     (b) Acquiror has received the opinion of J.P. Morgan Securities Inc., dated as of the date hereof, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to Acquiror.


         SECTION 4.20.  Required Vote; Board Approval.

     (a) The only vote of the holders of any class or series of capital stock of Acquiror required by law, rule or regulation is (i) the affirmative vote of the holders of a majority of the outstanding shares of Acquiror Common Stock to approve the Restated Charter and (ii) the affirmative vote of the holders of a majority of the Acquiror Common Stock present in person or represented by proxy at the Acquiror Stockholders Meeting and entitled to vote to approve the Required Acquiror Stockholders Consent (the "Acquiror Stockholder Approval").

     (b) Acquiror's Board of Directors has unanimously (i) determined that this Merger Agreement and the transactions contemplated hereby are advisable and in the best interests of Acquiror and the Acquiror Stockholders, (ii) approved and declared advisable this Merger Agreement and the transactions contemplated hereby, (iii) approved and declared advisable the Restated Charter and (iv) resolved to recommend to such stockholders that they vote in favor of (A) adopting and approving the Restated Charter, and (B) the Required Acquiror Stockholders Consent.

     (c) The only vote of the holders of any class or series of capital stock of Merger Sub required by law, rule or regulation is the affirmative vote of the Merger Sub Stockholder to approve this Merger Agreement and/or any of the other transactions contemplated hereby (the "Merger Sub Stockholder Approval").

     (d) Merger Sub's Board of Directors has unanimously (i) determined that this Merger Agreement and the transactions contemplated hereby are advisable and in the best interests of Merger Sub and the Merger Sub Stockholder, (ii) approved and declared advisable this Merger Agreement and the transactions contemplated hereby, and (iii) recommended to such stockholder that it vote in favor of adopting and approving this Merger Agreement in accordance with the terms hereof, and such stockholder has so adopted and approved this Merger Agreement.


         SECTION 4.21.  Insurance.

     Acquiror maintains fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies with reputable insurance carriers, which provide full and adequate coverage for all normal risks incident to the business of Acquiror and Acquiror Subsidiaries and their respective properties and assets and are in character and amount similar to that carried by entities engaged in similar business and subject to the same or similar perils or hazards. None of the insurance policies maintained by Acquiror are "claims made" policies.


         SECTION 4.22.  State Takeover Statutes.

     Acquiror has taken all actions required to be taken by it (a) in order to approve the execution of the Acquiror Voting Agreement for purposes of Section 203(a) of Delaware Law and (b) so that the restrictions on "business combination" contained in Section 203 of Delaware Law do not apply to this Merger Agreement, the Merger, the Acquiror Voting Agreement or any of the transactions contemplated by any of the foregoing. No other "control share acquisition," "fair price" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Merger Agreement or any of the transactions contemplated hereby.


         SECTION 4.23.  Certain Agreements.

     None of Acquiror, any Acquiror Subsidiary or any of their respective affiliates are parties to or otherwise bound by any Agreement or arrangement that limits or otherwise restricts, in any material respect, Acquiror, any Acquiror Subsidiary or any of their respective affiliates from engaging or competing in any line of business or in any locations.


         SECTION 4.24.  Customers, Distributors and Suppliers.

     Schedule 4.24 of the Acquiror Disclosure Schedule sets forth a complete and correct list of the names of each (a) customer, distributor, and other agent and representative to whom Acquiror and/or the Acquiror Subsidiaries made sales in excess of $1,000,000 during the most recently complete fiscal year, showing the approximate total sales in dollars by Acquiror and/or the Acquiror Subsidiaries to each such Person during such period, (b) supplier from whom Acquiror and/or the Acquiror Subsidiaries purchased more than $1,000,000 of supplies during the most recently completed fiscal year, showing the approximate total purchases in dollars from each such Person during such period, and (c) customer, distributor, and other agent and representative and supplier with whom Acquiror and/or the Acquiror Subsidiaries have a dispute as of the date hereof with respect to payables or receivables in excess of $250,000 for any such dispute, with a description of the dispute.


         SECTION 4.25.  Indebtedness.

     As of the date of this Merger Agreement, neither Acquiror nor any Acquiror Subsidiary has any Indebtedness.


         SECTION 4.26. XM Satellite Radio Holdings, Inc.; Mobile Satellite Ventures LLC; Merger Sub.

     (a) To the knowledge of Acquiror, XM Satellite Radio Holdings, Inc. ("XM") has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since January 1, 2000 (collectively, the "XM SEC Documents").

     (b) To the knowledge of Acquiror, as of its filing date, each XM SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

     (c) To the knowledge of Acquiror, (i) no XM SEC Document filed pursuant to the Exchange Act contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (ii) no XM SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (d) All agreements to which (i) Acquiror and (ii)(A) XM and/or (B) other stockholders of XM (to the extent that the same related to XM) or (i) Acquiror and (ii)(A) Mobile Satellite Ventures LLC and/or (B) other members of Mobile Satellite Ventures LLC (to the extent that the same related to Mobile Satellite Ventures LLC) are parties are set forth in Schedule 4.26 of the Acquiror Disclosure Schedule, copies of which agreements have been previously provided to the Company.

     (e) Without regard to the Acquiror Disclosure Schedule, as of the date hereof, Acquiror is the record and beneficial owner of 14,757,262 shares of capital stock of XM consisting of (i) 852,243 shares of XM Class A Stock and
(ii) 13,905,019 shares of XM Class B Stock and Acquiror does not have, directly or indirectly, any other option, right or interest to acquire any additional shares of XM Class A Common Stock (except through conversion of currently held XM Class B Stock) or XM Class B Stock or the right to acquire any such option, right or interest (all such existing shares, options, rights and interests, collectively, as adjusted pursuant to dispositions and acquisitions permitted pursuant to this Merger Agreement, the "Acquiror XM Stock"), which, to the knowledge of Acquiror, represents as of March 31, 2001 approximately (i) 33.7% of the fully diluted voting percentage of the outstanding capital stock of XM and (ii) 15% of the fully diluted ownership percentage of the outstanding capital stock of XM. As of the date hereof, the shares of Acquiror XM Stock are
(A) free and clear of any and all Encumbrances, (B) not subject to any limitations or restrictions, including, without limitation, in respect of the right to vote, lease, lend, exchange, mortgage, pledge, convert, register, transfer, sell or otherwise dispose of such stock or grant any option, right or interest therein (and any other securities into which such stock is convertible) and the proceeds thereof or the right to acquire any such option, right or interest, and (C) not subject to any other option, right or interest therein (and any other securities into which such stock is convertible) and the proceeds thereof or the right to acquire any such option, right or interest. Except for the contingent transfer of registration rights to the Company pursuant to the Bridge Note Documents, as of the date hereof, Acquiror shall not have transferred any of its registration rights relating to Acquiror XM Stock granted to Acquiror pursuant to the XM Registration Rights Agreement or taken any other action that could interfere with Acquiror's compliance with its obligations pursuant to Section 6.09.

     (f) Without regard to the Acquiror Disclosure Schedule, immediately prior to the Effective Time, Acquiror will be the sole record and beneficial owner of at least 9 million shares of XM Class A Stock ("XM Merger Shares"). Without regard to the Acquiror Disclosure Schedule, (i) all XM Merger Shares, as of the Effective Time, will (A) be free and clear of any and all Encumbrances whatsoever, (B) not be subject to any limitations or restrictions, including, without limitation, in respect of the right to vote, lease, lend, exchange, mortgage, pledge, convert, register, transfer, sell or otherwise dispose of such stock or grant any option, right or interest therein (and any other securities into which such stock is convertible) and the proceeds thereof or the right to acquire any such option, right or interest, except as expressly contemplated by the XM Stock Documents, as amended in accordance with Section 6.09 hereof, and
(C) not be subject to any other option, right or interest therein (and any other securities into which such stock is convertible) and the proceeds thereof or the right to acquire any such option, right or interest, except as expressly contemplated by the XM Stock Documents, as amended in accordance with Section
6.09 hereof, and (ii) the Acquiror shall be able to transfer one demand registration right and a pro-rata portion of all its other registration rights relating to Acquiror XM Stock granted to Acquiror pursuant to the XM Registration Rights Agreement, and (iii) Acquiror shall not have taken any other action that could interfere with Acquiror's compliance with its obligations pursuant to Section 6.09.

     (g) Acquiror is the sole record and beneficial owner of all of the outstanding capital stock or other securities of Merger Sub. All such securities of Merger Sub, as of immediately prior to the Effective Time and except as expressly contemplated by this Merger Agreement, will (i) be free and clear of any and all Encumbrance whatsoever, (ii) not be subject to any limitations or restrictions, including, without limitation, in respect of the right to vote, lease, lend, exchange, mortgage, pledge, convert, register, transfer, sell or otherwise dispose of such stock or grant any option, right or interest therein (and any other securities into which such stock is convertible) and the proceeds thereof or the right to acquire any such option, right or interest and (iii) not be subject to any other option, right or interest therein (and any other securities into which such stock is convertible). Merger Sub has been organized by Acquiror for the specific purpose of entering into this Merger Agreement and consummating the transactions contemplated hereby. Merger Sub does not have, nor has ever had, any operations and has no liabilities or properties and is not a party to any agreement or instrument except for this Merger Agreement.


                                    ARTICLE V

                         COMPANY AND ACQUIROR COVENANTS


         SECTION 5.01.  Conduct of Business of the Company.

     The Company hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, the Company, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror, which consent shall not be unreasonably withheld, will, and will cause the Company Subsidiaries to, carry on its and their respective businesses only in the Ordinary Course of Business, use their respective reasonable best efforts to preserve intact their business organizations and Assets, maintain their rights and franchises, retain the services of their officers and key employees and maintain their relationships with customers, suppliers, licensors, licensees and others having business dealings with them, and use their respective reasonable best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Merger Agreement or as consented to in writing by Acquiror, which consent shall not be unreasonably withheld, from the date of this Merger Agreement until the Effective Time the Company shall not, and shall not permit any Company Subsidiary to:

     (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses in the Ordinary Course of Business to employees who are not directors or officers; (ii) grant any severance or termination pay to, or enter into any severance Agreement with, any director, officer or employee (other than pursuant to the normal severance practices or existing Agreements of the Company or any Company Subsidiary in effect on the date of this Merger Agreement), or enter into any employment Agreement, change of control Agreements or other similar Agreement or understanding with any director, officer or employee; (iii) establish, adopt, enter into or amend any Plan or Other Arrangement, except as may be required to comply with applicable Law; (iv) pay any material benefits not provided for under any Plan or Other Arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan or Other Arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Plan or Other Arrangement or Agreement or awards made thereunder) to any director, officer or employee, except as required under the Agreements set forth in Schedule 5.01(a)(v) of the Company Disclosure Schedule to employees who are not officers or directors; or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Agreement, except as required under the Agreements set forth in Schedule 5.01(a)(vi) of the Company Disclosure Schedule; provided, that, with the prior consent of Acquiror (which consent shall not be unreasonably withheld), the Company may (x) agree to pay retention bonuses and (y) issue restricted shares of Company Common Stock and/or Company Stock Options to purchase Company Common Stock for purposes of retaining employees; provided, further, that notwithstanding any other provision contained in this Section 5.01, the Company may issue after the date hereof stock options to purchase Company Common Stock in the Ordinary Course of Business not in excess of an aggregate of 100,000 shares of Company Common Stock underlying such options without the consent of Acquiror;

     (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, other than dividends or other distributions declared, set aside, paid or made by any Company Subsidiary to the Company or any wholly owned Company Subsidiary, and except that the Company may pay non-cash dividends required by the terms of the Company Preferred Stock;

     (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company or any Company Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any Company Subsidiary or any such securities or obligations, or any other securities thereof; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

     (d) except (i) upon the exercise of the Company Stock Options in accordance with their terms, (ii) for the issuance of options to purchase Company Common Stock to the extent permitted under clause (a) above, and (iii) for the payments of non-cash dividends required by the terms of the Company Preferred Stock, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

     (e) except as contemplated by Agreements set forth in Schedule 5.01(e) of the Company Disclosure Schedule, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than in the Ordinary Course of Business) and other than assets received in respect of the transfer or other disposition of assets or debt, equity or other investments or interests in any Portfolio Company as permitted by clause (f) below;

     (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of (collectively, "Dispositions"), or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, any of its Assets (other than cash expenditures permitted by clause (i) or (j) below), except for (i) Dispositions of immaterial assets for not in excess of $500,000 in aggregate consideration, (ii) other than any Dispositions of investments in Portfolio Companies permitted under clause
(iii) below, sales of items of a nature reflected on the Company Balance Sheet as cash equivalents or short term investments for fair market value (as determined in the Company's good faith judgment) in exchange for cash, cash equivalents or other short-term investments, and (iii) Dispositions of investments in, capital stock of, securities of or loans to, the Portfolio Companies for not in excess of $500,000 in aggregate consideration;

     (g) adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;

     (h) make or rescind any material election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or elect to change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 2000, except in either case as may be required by Law, the IRS or GAAP;

     (i) make or agree to make any new capital expenditure or expenditures which are not included in the Company's 2001 capital budget, a copy of which was furnished to Acquiror, and which expenditures are, individually, in excess of $50,000 or, in the aggregate, in excess of $500,000;

     (j) (i) incur any Indebtedness for borrowed money or guarantee any such Indebtedness of another Person (other than the Company or any wholly owned Company Subsidiary), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary (other than indebtedness, securities or warrants or rights issued to the Company or a wholly owned Company Subsidiary), guarantee any debt securities of another Person (other than the Company or any wholly owned Company Subsidiary), enter into any "keep well" or other Agreement to maintain any financial statement condition of another Person (other than the Company or any wholly owned Company Subsidiary) or enter into any Agreement having the economic effect of any of the foregoing, except, in each case, (A) for short-term borrowings incurred in the Ordinary Course of Business, and (B) for installments of funds provided by the corporation specified in Schedule 5.01(k) of the Company Disclosure Schedule to the Company pursuant to the Company's financing arrangements with such corporation as in effect on the date hereof, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than (A) intragroup loans, advances, capital contributions or investments between or among the Company and (1) Rare Medium, Inc., Friedland Jacobs Communications, Inc. and Live Market, Inc. (provided, that, the Company shall give timely notice and a description of the use of proceeds (other than to satisfy lease obligations in the Ordinary Course of Business) with respect to any loans, advances, capital contributions in or investments in Live Market, Inc. which shall not exceed $1,000,000 in the aggregate) and (2) its other wholly-owned Company Subsidiaries to the extent necessary to satisfy outstanding rent obligations, (B) loans to employees in the Ordinary Course of Business, (C) the extension of credit to customers of the Company or any Company Subsidiary in the Ordinary Course of Business and (D) except for the transactions contemplated by the Bridge Note Documents; provided, that, the Company or any Company
Subsidiaries may make capital investments or expenditures in, or capital contributions or loans to, the Portfolio Companies which in the aggregate do not exceed $500,000 from the date hereof until the Effective Time (which $500,000 shall not include any forgiveness of loans made by the Company or the Company Subsidiaries to any Portfolio Companies, which loans are listed in Schedule 5.01(j) of the Company Disclosure Schedule);

     (k) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar Agreements to which the Company or any Company Subsidiary is a party;

     (l) other than in the Ordinary Course of Business, pay, discharge, settle or satisfy any dispute with a customer or agree to reduce the amount owed by a customer or accept something in lieu of full payment owed by a customer, in each case involving an amount in dispute of more than $250,000 or more than $250,000 in payments, commitments or liabilities being reduced; provided, that, for purposes of this paragraph (l) only, Ordinary Course of Business shall not include any transactions, settlements or other arrangements (A) between the Company or any Company Subsidiary and their respective affiliates or any Portfolio Company with respect to payments for services rendered and (B) in which the Company or any Company Subsidiary accepts equity securities of the customer in lieu of any payments, commitments or liabilities;

     (m) delay or postpone the payments of any accounts payable and other liabilities or amounts owed by the Company to third parties other than in accordance with their terms, except for delays or postponements in good faith due to bona fide disputes and except for delays or postponements which would not reasonably be expected to have a Company Material Adverse Effect or, following the Effective Time, an Acquiror Material Adverse Effect;

     (n) forgive any loans owed to the Company, except for the forgiveness of the loans made by the Company or the Company Subsidiaries to any Portfolio Companies, which loans are listed in Schedule 5.01(j) of the Company Disclosure Schedule;

     (o) enter into any Agreement which involves payments by the Company or any Company Subsidiary in excess of $500,000 in any twelve (12) month period;

     (p) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, amend or terminate any Agreement to which the Company or any Company Subsidiary is a party;

     (q) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Entity;

     (r) except as permitted by Section 5.05 hereof, take any action to exempt or make any Person or action (other than the Company) not subject to the provisions of Section 203 of Delaware Law or any other potentially applicable anti-takeover or similar statute or regulation;

     (s) permit the conversion of any Company Preferred Stock into Company Common Stock or permit the exercise of any Company Warrant; or

     (t) authorize, or commit or agree to do any of the foregoing.

         SECTION 5.02.  Conduct of Business of Acquiror.

     Acquiror hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, Acquiror, except for obligations under Agreements in existence on the date of this Merger Agreement with respect to Mobile Satellite Ventures LLC and except for the Proposed Satellite Restructuring, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by the Company, which consent shall not be unreasonably withheld, will, and will cause the Acquiror Subsidiaries to, carry on its and their respective businesses only in the Ordinary Course of Business, use their respective reasonable best efforts to preserve intact their business organizations and Assets, maintain their rights and franchises, retain the services of their officers and key employees and maintain their relationships with customers, suppliers, licensors, licensees and others having business dealings with them, and use their respective reasonable best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, but subject to the exception for matters relating to Mobile Satellite Ventures LLC set forth in the immediately preceding sentence and except for the Proposed Satellite Restructuring, except as otherwise expressly contemplated by this Merger Agreement or as consented to in writing by the Company, which consent shall not be unreasonably withheld, from the date of this Merger Agreement until the Effective Time Acquiror shall not, and shall not permit any Acquiror Subsidiary to:

     (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses in the Ordinary Course of Business to employees who are not directors or officers; (ii) grant any severance or termination pay to, or enter into any severance Agreement with, any director, officer or employee (other than pursuant to the normal severance practices or existing Agreements of Acquiror or any Acquiror Subsidiary in effect on the date of this Merger Agreement), or enter into any employment Agreement, change of control Agreements or other similar Agreements or understanding with any director, officer or employee; (iii) establish, adopt, enter into or amend any Plan or Other Arrangement, except as may be required to comply with applicable Law; (iv) pay any material benefits not provided for under any Plan or Other Arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan or Other Arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Plan or Other Arrangement or Agreement or awards made thereunder) to any director, officer or employee, except as required under the Agreements set forth in Schedule 5.02(a)(v) of the Acquiror Disclosure Schedule to employees who are not officers or directors, or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Agreement, except as required under the Agreements set forth in Schedule 5.02(a)(vi) of the Acquiror Disclosure Schedule; provided, that, with the prior consent of Company (which consent shall not be unreasonably withheld), Acquiror may (x) agree to pay retention bonuses and (y) issue restricted shares of Acquiror Common Stock and/or Acquiror Stock Options to purchase Acquiror Common Stock for purposes of retaining employees; provided, further, that notwithstanding any other provision contained in this Section 5.02, Acquiror may issue after the date hereof stock options to purchase Acquiror Common Stock in the Ordinary Course of Business not in excess of an aggregate of 100,000 shares of Acquiror Common Stock underlying such options without the consent of the Company;

     (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock other than dividends or other distributions declared, set aside, paid or made by any Acquiror Subsidiary to Acquiror or any wholly owned Acquiror Subsidiary;

     (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of Acquiror or any Acquiror Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of Acquiror or any Acquiror Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of Acquiror or any Acquiror Subsidiary or any such securities or obligations, or any other securities thereof; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

     (d) except (i) upon the exercise of Acquiror Stock Options or Acquiror Pre-Merger Warrants in accordance with their terms, and (ii) the issuance of options to purchase Acquiror Common Stock to the extent permitted under clause
(a) above, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

     (e) except as contemplated by Agreements set forth in Schedule 5.02(e) of the Acquiror Disclosure Schedule, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

     (f) (i) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, any of its Assets or any shares of its capital stock or any Acquiror XM Stock or any security or other right that represents the right to acquire or receive, directly or indirectly, any capital stock of Acquiror or XM, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any capital stock of Acquiror or XM, whether any such transaction described in (i) or (ii) above is to be settled by delivery of capital stock or such other securities or other rights, in cash or otherwise, and in the case of (i) and (ii), except for (x) Dispositions of immaterial assets not in excess of $500,000 in the aggregate and
(y) sales of items of a nature reflected on the Acquiror Balance Sheet as cash equivalents or short term investments for fair market value (as determined in Acquiror's good faith judgment) in exchange for cash, cash equivalents or other short term investments; provided, that, notwithstanding any other provision contained in this Section 5.02, without the consent of the Company, Acquiror shall be permitted to sell (i) up to one (1) million shares of Acquiror XM Stock, or (ii) if the Second Closing (as defined in the Bridge Note Agreement) shall not have occurred for any reason, up to an additional two (2) million shares of Acquiror XM Stock; provided that Acquiror shall not be permitted to sell any of the additional two (2) million shares of Acquiror XM Stock contemplated in clause (ii) above until after July 1, 2001 and if all of the conditions set forth in Section 6.10 hereof and Section 3.02(f) of the Bridge Note Agreement are able to be satisfied; provided, further, that Acquiror shall use its reasonable best efforts to cause the conditions set forth in Section
6.10 and Section 3.02(f) of the Bridge Note Agreement to be satisfied; provided, further, that prior to the sale of any of the additional two (2) million shares of Acquiror XM Stock as contemplated by (ii) above, Acquiror shall deliver to the Company a certificate of its chief financial officer stating that the proceeds to be received by Acquiror upon the sale of such shares, after giving effect to Acquiror's then existing liquidity, are reasonably necessary for the business purposes of Acquiror promptly following receipt of such proceeds and containing a schedule setting forth in reasonable detail such intended uses;

     (g) adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents (other than the Restated Charter);

     (h) make or rescind any material election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or elect to change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 2000, except in either case as may be required by Law, the IRS or GAAP;

     (i) make or agree to make any new capital expenditure or expenditures which are not included in Acquiror's 2001 capital budget, a copy of which was furnished to the Company, and which expenditures are, individually, in excess of $50,000 or, in the aggregate, in excess of $500,000;

     (j) (i) incur any Indebtedness for borrowed money (except for the transactions contemplated by the Bridge Note Documents) or guarantee any such Indebtedness of another Person (other than Acquiror or any wholly owned Acquiror Subsidiary), issue or sell any debt securities or warrants or other rights to acquire any debt securities of Acquiror or any Acquiror Subsidiary (other than indebtedness, securities or warrants or rights issued to Acquiror or a wholly owned Acquiror Subsidiary), guarantee any debt securities of another Person (other than Acquiror or any wholly owned Acquiror Subsidiary), enter into any "keep well" or other Agreement to maintain any financial statement condition of another Person (other than Acquiror or any wholly owned Acquiror Subsidiary) or enter into any Agreement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the Ordinary Course of Business, or
(ii) make any loans, advances or capital contributions to, or investments in, any other Person other than intragroup loans, advances, capital contributions or investments between or among Acquiror and any of its wholly owned Acquiror Subsidiaries and other than (x) the extension of credit to customers of Acquiror or any Acquiror Subsidiary in the Ordinary Course of Business, (y) intragroup loans, advances, capital contributions or investments between or among Acquiror and any wholly owned Acquiror Subsidiary and (z) loans to employees in the Ordinary Course of Business;

     (k) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar Agreements to which Acquiror or any Acquiror Subsidiary is a party, or take any action that would adversely affect Acquiror's ability to repay or redeem the Discrepancy Notes;

     (l) other than in the Ordinary Course of Business, pay, discharge, settle or satisfy any dispute with a customer or agree to reduce the amount owed by a customer or accept something in lieu of full payment owed by a customer, in each case involving an amount in dispute of more than $250,000 or more than $250,000 in payments, commitments or liabilities being reduced; provided, that, for purposes of this paragraph (l) only, Ordinary Course of Business shall not include any transactions, settlements or other arrangements (A) between Acquiror or any Acquiror Subsidiary and their respective affiliates with respect to payments for services rendered and (B) in which Acquiror or any Acquiror Subsidiary accepts equity securities of the customer in lieu of any payments, commitments or liabilities;

     (m) forgive any loans owed to Acquiror or any Acquiror Subsidiary;

     (n) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, amend or terminate any Agreement to which Acquiror or any Acquiror Subsidiary is a party;

     (o) amend, alter, repeal or otherwise modify, or waive any right or obligation under, any consents, releases, waivers or other instrument obtained from banks and/or guarantors under the Term Credit Agreement or Revolving Credit Agreement which would materially adversely affect Acquiror's ability to consummate the transaction contemplated by this Merger Agreement, would reasonably be expected to have an Acquiror Material Adverse Effect or would require a repayment of Indebtedness or would adversely affect the economics of the transactions contemplated herein for the Company, the Preferred Stockholders, the New Lenders or the New Guarantors (including, without limitation, through adversely affecting the rights, interest or remedies with respect any documents, instruments, agreements or other arrangements to be entered into by the Preferred Stockholders, the New Lenders or the New Guarantors with Acquiror, any Acquiror Subsidiary or Hughes after giving effect to the Merger);

     (p) enter into any Agreement which involves payments by Acquiror or any Acquiror Subsidiary in excess of $500,000 in any twelve (12) month period;

     (q) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Entity;

     (r) vote in favor of, or otherwise consent to, the amendment, alteration, repeal or other modification of, or waive any right or obligation under, any provision of (i) the Amended and Restated Asset Sale Agreement dated January 8, 2001 between Motient Services Inc. and Mobile Satellite Ventures LLC (the "MSV Asset Sale Agreement") if such amendment, alteration, repeal or other modification would be reasonably expected to reduce the combined value of the Acquiror's interests in Mobile Satellite Ventures LLC and Motient Services Inc. or (ii) the Amended and Restated Shareholders Agreement, dated as of August 8, 2000, by and among XM, Acquiror and other parties named therein;

     (s) except as permitted by Section 5.05 hereof, take any action to exempt or make any Person or action (other than the Company) not subject to the provisions of Section 203 of Delaware Law or any other potentially applicable anti-takeover or similar statute or regulation; or

     (t) authorize, or commit or agree to do any of the foregoing.


         SECTION 5.03.  Other Actions.

     The Company, Merger Sub and Acquiror shall not, and shall not permit any of their respective affiliates to, knowingly take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Merger Agreement becoming untrue, (b) the failure of any party hereto to comply with the covenants set forth in this Merger Agreement or (c) any of the conditions to the Merger set forth in Article VII not being satisfied.


         SECTION 5.04.  Access and Information.

     (a) For so long as this Merger Agreement is in effect, the Company shall, and shall cause each Company Subsidiary to, (i) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Agreements, books, records and personnel and (ii) furnish promptly to Acquiror all other information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as Acquiror may reasonably request.

     (b) For so long as this Merger Agreement is in effect, Acquiror and Merger Sub shall, and shall cause each Acquiror Subsidiary to, (i) afford to the Company and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Agreements, books, records and personnel and (ii) furnish promptly to the Company all other information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as the Company may reasonably request.

     (c) For so long as this Merger Agreement is in effect and from and after the date hereof, each party agrees to discuss in good faith with the other party
(i) the occurrence of any material developments concerning their respective businesses and assets, including any material adverse developments causing a breach of any of its own representations and warranties contained herein and
(ii) any proposed write-off of any investment made by it or by any of its Subsidiaries. No disclosure by any party pursuant to this Section 5.04(c) shall be deemed to amend or supplement the Company Disclosure Schedule or the Acquiror Disclosure Schedule.

     (d) For so long as this Merger Agreement is in effect and from and after the date hereof, the Company shall provide prompt written notice of the occurrence of any of the following events (whether or not such event would be required to be disclosed pursuant to this Merger Agreement): (i) the receipt by the Company of written notice of any lawsuit against the Company or a Company Subsidiary which if determined adversely to the Company or a Company Subsidiary would reasonably be expected to result in monetary damages in excess of $100,000 or any restriction, in any material respect, on the business or operations of the Company or any Company Subsidiary, (ii) written notice by the provider of any Indebtedness of a demand for refund or otherwise request repayment of any amounts advanced to the Company, and (iii) written notice of a material default under any Company Contract.

     (e) For so long as this Merger Agreement is in effect, the Company shall, following the end of the first full month following the date hereof and following the end of each month thereafter, provide a written report (the "Company Monthly Report") containing the following information in reasonable detail: (i) cash reserves as of the date of such Company Monthly Report; (ii) the material terms of any contract entered into by the Company or any Company Subsidiary not previously disclosed to Acquiror which involves payments by or to the Company or any Company Subsidiary in excess of $500,000 in any twelve (12) month period after the effective date of such contract; (ii) cash received by the Company during the month of such Company Monthly Report; (iii) any material developments with respect to the matters set forth on Schedule 5.01(k) of the Company Disclosure Schedule; (iv) the resignation of any executive officer or senior manager level employee of the Company; (v) written notice by any landlord of a late payment under any lease for real property; and (vi) any forgiveness or reduction of debt or account receivable in excess of $250,000 or the exchange or reduction of the same for equity or other consideration.

     (f) For so long as this Merger Agreement is in effect, the Company shall furnish to Acquiror within 30 days after the end of each fiscal month of the Company, an unaudited consolidated balance sheet of the Company as of the end of such fiscal month and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the fiscal month then ended, prepared in accordance with GAAP, except for the absence of notes thereto and subject to normal recurring year end adjustments which will not be material in nature or amount, and certified by the chief financial officer or equivalent officer of the Company.

     (g) For so long as this Merger Agreement is in effect and from and after the date hereof, Acquiror shall provide prompt written notice of the occurrence of any of the following events (whether or not such event would be required to be disclosed pursuant to this Merger Agreement): (i) the receipt by Acquiror of written notice of any lawsuit against Acquiror or an Acquiror Subsidiary which if determined adversely to Acquiror or an Acquiror Subsidiary would reasonably be expected to result in monetary damages in excess of $100,000 or any restriction, in any material respect, on the business or operations of Acquiror or any Acquiror Subsidiary, (ii) written notice by the provider of any Indebtedness of a demand for refund or otherwise request repayment of any amounts advanced to Acquiror, (iii) written notice of a material default under any Acquiror Contract, and (iv) any amendment, alteration, repeal or other modification, or waiver of any right or obligation under, any consents, releases, waivers or other instrument obtained from banks and/or guarantors under the Term Credit Agreement or Revolving Credit Agreement within 10 days of the intended effective date of any such amendment, alteration, repeal or other modification, or waiver.

     (h) For so long as this Merger Agreement is in effect, Acquiror shall, following the end of the first full month following the date hereof and following the end of each month thereafter, provide a written report (the "Acquiror Monthly Report") containing the following information in reasonable detail: (i) cash reserves as of the date of such Acquiror Monthly Report; (ii) the material terms of any contract entered into by Acquiror or any Acquiror Subsidiary not previously disclosed to the Company which involves payments by or to Acquiror or any Acquiror Subsidiary in excess of $500,000 in any twelve (12) month period after the effective date of such contract; (iii) cash received by Acquiror during the month of such Acquiror Monthly Report; (iv) monthly subscriber information, including number of subscribers and average revenues per user; (v) the resignation of any executive officer or senior manager level employee of Acquiror; (vi) written notice by any landlord of a late payment under any lease for real property; and (vii) any forgiveness or reduction of debt or account receivable in excess of $250,000 or the exchange or reduction of the same for equity or other consideration.

     (i) For so long as this Merger Agreement is in effect, Acquiror shall furnish to the Company within 30 days after the end of each fiscal month of Acquiror, an unaudited consolidated balance sheet of Acquiror as of the end of such fiscal month and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the fiscal month then ended, prepared in accordance with GAAP, except for the absence of notes thereto and subject to normal recurring year end adjustments which will not be material in nature or amount, and certified by the chief financial officer or equivalent officer of Acquiror.


         SECTION 5.05.  No Solicitation.

     (a) Company No Solicitation. The Company shall, and shall use its best efforts to cause its directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants and other representatives ("Representatives") and the Company Subsidiaries and their respective Representatives to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction (as defined in Section 5.05(d) of this Merger Agreement) for the Company. The Company shall not, and shall direct and use its best efforts to cause the Company Subsidiaries and the Representatives of the Company and the Company Subsidiaries not to, directly or indirectly: (i) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction for the Company; or (ii) enter into or participate in any discussions or negotiations with any Person regarding a Competing Transaction for the Company, or furnish to any Person any information regarding a Competing Transaction for the Company, or take any other action to facilitate or cooperate with the making of any inquiry or proposal regarding a Competing Transaction for the Company; or (iii) grant any waiver or release under any standstill or similar Agreement in effect on the date hereof with respect to any class of the equity securities of the Company; or (iv) agree to approve or endorse any Competing Transaction for the Company. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any Representative of the Company or any Company Subsidiary authorized to act on behalf of the Company or any Company Subsidiary shall be deemed to be a breach of this Section 5.05(a) by the Company.

     (b) Acquiror No Solicitation. Acquiror and Merger Sub shall, and shall use their best efforts to cause their Representatives and the other Acquiror Subsidiaries and their respective Representatives to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction (as defined in Section 5.05(d) of this Merger Agreement) for Acquiror. Acquiror and Merger Sub shall not, and shall direct and use their best efforts to cause the other Acquiror Subsidiaries and the Representatives of Acquiror, Merger Sub and the other Acquiror Subsidiaries not to, directly or indirectly: (i) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction for Acquiror; or (ii) enter into or participate in any discussions or negotiations with any Person regarding a Competing Transaction for Acquiror, or furnish to any Person any information regarding a Competing Transaction for Acquiror, or take any other action to facilitate or cooperate with the making of any inquiry or proposal regarding a Competing Transaction for Acquiror; or (iii) grant any waiver or release under any standstill or similar Agreement in effect on the date hereof with respect to any class of the equity securities of Acquiror; or (iv) agree to or endorse any Competing Transaction for Acquiror. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any director, officer, employee, investment banker, attorney, accountant, agent or other advisor or representative of Acquiror or any Acquiror Subsidiary authorized to act on behalf of Acquiror or any Acquiror Subsidiary, or otherwise, shall be deemed to be a breach of this Section 5.05(b) by Acquiror.

     (c) Each party hereto shall: (i) notify the other parties (within one (1) business day) and in writing (as promptly as practicable) if any inquiries or proposals, including a request for information, regarding a Competing
Transaction for such party are received by such party, or, to the knowledge of such party, by any of such party's respective Representatives; (ii) include in such notice the identity of the person making any such inquiry or proposal, the material terms of such inquiry or proposal and, if in writing, shall promptly deliver or cause to be delivered to such other party a copy of such inquiry or proposal, along with all other documentation and related correspondence; and
(iii) keep such other parties informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals, including any amendments or proposed amendments thereto.

     (d) For purposes of this Merger Agreement, "Competing Transaction" shall mean any of the following involving a Person or a subsidiary of that Person (other than the transactions contemplated by this Merger Agreement and excluding any Portfolio Company): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of fifteen percent (15%) or more of the Assets of a Person or any of its subsidiaries, or issuance of fifteen percent (15%) or more of the outstanding voting securities of a Person or any of its subsidiaries in a single transaction or series of transactions; (iii) any tender offer or exchange offer for fifteen percent (15%) or more of the outstanding shares of capital stock of a Person or any of its subsidiaries, or the filing of a registration statement under the Securities Act in connection therewith; (iv) any Person (other than Acquiror or the Company) shall, after the date hereof, have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, fifteen percent (15%) or more of the then outstanding shares of capital stock of a Person; or (v) any Agreement to, or public announcement by Acquiror, the Company or any other Person of, a proposal, plan or intention to do any of the foregoing.

     (e) Notwithstanding  anything to the contrary set forth in subsections (a),
(b), (c) and (d) above or elsewhere in this Merger Agreement, nothing contained in this Merger Agreement shall prohibit (i) either Acquiror or the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act or publicly disclosing the existence of any Competing Transaction as required by applicable Law, or (ii) the Representatives of either Acquiror or the Company, as the case may be, prior to the time of the Acquiror Stockholders Meeting or the Company Stockholders Meeting, as the case may be, furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written proposal from such Person for a Competing Transaction for Acquiror or the Company, as the case may be, which involves a merger, consolidation, share exchange, business combination or the acquisition of more than 75% of the outstanding common stock of Acquiror or the Company, as the case may be, if before doing so: (A) Acquiror or the Company, as the case may be, enters into with such Person a confidentiality agreement in reasonably customary form on terms not more favorable to such Person than the terms contained in the Confidentiality Agreement; (B) the Board of Directors of Acquiror or the Company, as the case may be, after consultation with independent financial advisors, reasonably determines in good faith that the Competing Transaction, if consummated, is reasonably likely to result in a transaction more favorable to the Acquiror Stockholders or the Company Stockholders, as the case may be, than the Merger (any such more favorable Competing Transaction being referred to in this Merger Agreement as a "Superior Proposal"); (C) the Board of Directors of Acquiror or the Company, as the case may be, reasonably determines in its good faith judgment, after consultation with independent financial advisors, that such Person has the financial ability to consummate such proposal; (D) the Board of Directors of Acquiror or the Company, as the case may be, after consultation with and having received the advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to the Acquiror Stockholders or the Company Stockholders, as the case may be, under applicable Law; and (E) Acquiror or the Company, as the case may be, shall have otherwise complied with the terms of this Section 5.05.

     (f) Notwithstanding  anything to the contrary set forth in subsections (a),
(b), (c), (d) and (e) above or elsewhere in this Merger Agreement, in the event that a proposal for a Competing Transaction constitutes a Superior Proposal, nothing contained in this Merger Agreement shall prohibit the Board of Directors of Acquiror or the Company, as the case may be, from withdrawing its recommendation required under Section 6.02(a) and Section 6.02(b) hereof and recommending such Superior Proposal to its respective stockholders: (i) if, but only if, Acquiror or the Company, as the case may be: (A) complies fully with this Section 5.05 and (B) provides the other parties with at least four (4) business days prior written notice of its intent to withdraw its respective recommendation and (ii) if, in the event that during such four (4) business days Acquiror or the Company, as the case may be, makes a counter proposal to such Superior Proposal (any such counter proposal being referred to in this Merger Agreement as the "Counter Proposal"), the Board of Directors of Acquiror or the Company, a case may be, in good faith, taking into account the advice of its outside financial advisors, determines that such Counter Proposal is not at least as favorable to its stockholders as the Superior Proposal.

     (g) In the event that, pursuant to Section 5.05(e) of this Merger Agreement, either party elects to engage in discussions or negotiations with, or furnish any information to, any Person regarding a Superior Proposal, such party must at least two (2) business days prior to engaging in such discussions or negotiations or furnishing such information provide written notice to the other party.

     (h) Nothing in this Section 5.05 shall (i) permit either party to terminate this Merger Agreement (except as specifically provided in Article VIII hereof) or (ii) affect any other obligation of such party under this Merger Agreement.


         SECTION 5.06.  Exchange Rights.

     Until the termination of this Merger Agreement pursuant to Article VIII, the Company shall not, prior to date that is 5 months after Initial Closing Date (as defined in the Bridge Note Agreement) for the Notes (as defined in the Bridge Note Agreement) issued pursuant to the Bridge Note Agreement exercise any rights which the Company may have under the Bridge Note Agreement to exchange the Notes for XM Shares (as defined therein) unless Acquiror materially breaches this Merger Agreement or Acquiror elects to prepay all or any portion of any Notes in accordance with Section 2.06 thereof, in which case such exchange right shall be exercisable at any time following the giving of an optional prepayment notice in accordance with Section 2.06 thereof and prior to the close of business on the day immediately preceding the prepayment date.


         Section 5.07.  Employee Benefits.

     (a) Following the Effective Time, Acquiror shall provide to the those individuals who were employees of the Company or any of its subsidiaries immediately prior to the Effective Time ("Employees") employee plans and programs which provide benefits taken as a whole that are no less favorable than either (i) those provided to those individuals immediately prior to the Effective Time or (ii) those provided to comparable employees of Acquiror, as Acquiror may elect and shall take such actions as are necessary to allow the Company's employees to participate in Acquiror's 401(k); provided, however, that nothing in this Section 5.07(a) shall require Acquiror to provide benefits on a change of control, options or other incentives comparable to those provided by the Company. With respect to such benefits, service accrued by Employees during employment with the Company and the Company Subsidiaries prior to the Effective Time shall be recognized for all purposes as service rendered to Acquiror and the Acquiror Subsidiaries and successors, except to the extent necessary to prevent duplication of benefits.

     (b) Acquiror shall honor, in accordance with their terms, and shall make required payments when due under, all Company Benefit Plans, as in effect as of the date hereof and as are amended without violation of this Merger Agreement; provided, however, that the foregoing shall not preclude Acquiror from amending or terminating any Company Benefit Plan in accordance with its terms.

     (c) With respect to any welfare plans in which the Employees are eligible to participate after the Effective Time, Acquiror shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Employees and (ii) provide each Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements.

     (d) Acquiror hereby acknowledges that the consummation of the transactions contemplated by this Merger Agreement shall cause a "change of control" to occur under the agreements set forth on Schedule 5.07(d) of the Company Disclosure Schedule. Acquiror hereby agrees to honor the terms of such agreements as such terms are set forth on Schedule 5.07(d) of the Company Disclosure Schedule, subject to amendments to such agreements as may be mutually agreed upon by Acquiror and the individual that is a party to each such agreement.


         Section 5.08.  Covenants Relating to XM.

     Notwithstanding anything to the contrary set forth in this Merger Agreement or the Bridge Note Documents, Acquiror hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, except as expressly provided in this Merger Agreement or in the Bridge Note Documents, unless consented to in writing by each of the Preferred Stockholders in their sole discretion, Acquiror shall not, and shall not permit any Acquiror Subsidiary to:

     (a) (i) permit any Encumbrances (other than those in effect on the date hereof and which are disclosed on Schedule 4.26 of the Acquiror Disclosure Schedule) whatsoever in respect of any Acquiror XM Stock, (ii) subject any Acquiror XM Stock to any limitations or restrictions, including, without limitation, in respect of the right to lease, lend, exchange, mortgage, pledge, convert, register, transfer, sell or otherwise dispose of any Acquiror XM Stock or grant any option, right or interest therein (and any other securities into which such Acquiror XM Stock is convertible) and the proceeds thereof or the right to acquire any such option, right or interest, (iii) sell, transfer or assign any Acquiror XM Stock, or grant or create any other option, right or interest in any Acquiror XM Stock (and any other securities into which such Acquiror XM Stock is convertible) and the proceeds thereof or the right to acquire any such option, right or interest, and (iv) enter into any swap, participation or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Acquiror XM Stock or grant any option, right or interest therein (and any other securities into which such Acquiror XM Stock is convertible) and the proceeds thereof or the right to acquire any such option, right or interest, in each such case, whether any such transaction described in clauses (i) through (iv) above is to be settled by delivery of capital stock, such other securities, other rights, in cash or otherwise;

     (b) (i) exercise voting or other control rights, powers and privileges with respect to any Acquiror XM Stock or any XM Stock Documents, (ii) consent to or approve (or withhold any such consent or approval) of (A) the amendment, alteration, supplement, repeal or any other modification of any Acquiror XM Stock or any XM Stock Documents, (B) any action to be taken with respect, or pursuant, to any Acquiror XM Stock or any XM Stock Documents, or (iii) waive or otherwise not exercise any right, remedy, power, privilege or obligation under, or with respect to, any Acquiror XM Stock or any XM Stock Documents, in the case of each of (i), (ii) and (iii), to the extent that it could reasonably be expected to render the conditions to closing in Section 7.04(c) and (d) incapable of satisfaction; and

     (c) authorize, or commit or agree to do any of the foregoing.

     For the benefit of the Preferred Stockholders, for so long as this Merger Agreement is in effect, the Company agrees that, in the event it shall become the beneficial owner of, or acquire any voting or other rights with respect to, any Acquiror XM Stock pursuant to the Bridge Note Documents or any of the other documents and instruments delivered in connection therewith, it shall comply with the provisions of this Section 5.08 as if it were Acquiror without giving effect to any exceptions applicable to Acquiror with respect to the Bridge Note Documents.


         SECTION 5.09.  Merger Sub Compliance.

     Acquiror shall cause Merger Sub to comply with all of its obligations under or related to this Agreement.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS


         SECTION 6.01.  Registration Statement; Joint Proxy Statement.

     (a) As promptly as practicable after the execution of this Merger Agreement, Acquiror and the Company shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with the amendments thereto being the "Registration Statement"), containing a joint proxy statement/prospectus (such joint proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Acquiror Stockholders and to the Company Stockholders, being the "Joint Proxy Statement"), in connection with the registration under the Securities Act of the shares of Acquiror Series A Preferred Stock issuable pursuant to Section 2.01 or upon the exercise of Acquiror Warrants, the shares of Acquiror Common Stock issuable upon the conversion thereof or upon the exercise of Acquiror Warrants, the vote of the Company Stockholders with respect to the Merger and the other transactions contemplated by this Merger Agreement, and the vote of the Acquiror Stockholders with respect to (i) the Restated Charter, and (ii) the Required Acquiror Stockholders Consent. Acquiror and the Company shall cooperate with each other in the preparation of the Joint Proxy Statement and shall provide all information in connection therewith. Each party agrees promptly to provide the other party with copies of all correspondence from and all responsive correspondence to the SEC regarding the Registration Statement and Joint Proxy Statement. Each party agrees promptly to notify the other party of all stop orders or threatened stop orders of which it becomes aware with respect to the Registration Statement. Each of Acquiror and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Acquiror Series A Preferred Stock and the Discrepancy Notes in the Merger. Each of Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company and Acquiror shall mail the Joint Proxy Statement to their respective stockholders and shall comply with the proxy solicitation rules and regulations under the Exchange Act in connection with the solicitation of such stockholders. Each of Acquiror and the Company covenants and agrees that the Joint Proxy Statement shall include the respective recommendations of the Board of Directors to the Acquiror Stockholders and the Company Stockholders subject to Section
5.05 above.

     (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Joint Proxy Statement to be sent to the Company Stockholders in connection with the meeting of the Company Stockholders to consider the Merger (the "Company Stockholders Meeting") shall not, at the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company Stockholders and the Acquiror Stockholders, at the time of the Company Stockholders Meeting and the Acquiror Stockholders Meeting (as defined in Section 6.01(c)), or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (c) The information supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Acquiror for inclusion in the Joint Proxy Statement to be sent to the Acquiror Stockholders in connection with the meeting of the Acquiror Stockholders to consider (i) the Restated Charter and (ii) the Required Acquiror Stockholders Consent (the "Acquiror Stockholders Meeting") shall not, at the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company Stockholders and the Acquiror Stockholders, at the time of the Company Stockholders Meeting and the Acquiror Stockholders Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any of its respective affiliates, or its or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (d) The Company, Merger Sub and Acquiror each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries (in each case, to the extent required by applicable securities Laws) in any registration statement or proxy statement prepared by the Company or Acquiror pursuant to this Merger Agreement; (ii) agrees to use its reasonable best efforts to obtain the written consent of any Person retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement; and (iii) agrees to cooperate, and to use its reasonable best efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities Laws in any such registration statement or proxy statement.


         SECTION 6.02.  Meetings of Stockholders.

     (a) The Company shall promptly after the date of this Merger Agreement take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold the Company Stockholders Meeting, and the Company shall consult with Acquiror in connection therewith. Except to the extent that such actions would be inconsistent with their fiduciary duties as determined in good faith (after consultation with and having received the advice of outside legal counsel) and provided that the Company has complied with Section 5.05(f), at such meeting, the Company's board of directors shall recommend that the holders of Company Common Stock and Company Preferred Stock vote in favor of adopting and approving this Merger Agreement in accordance with the terms hereof, and the Company shall use all reasonable efforts to solicit from the Company Stockholders proxies or consents to approve this Merger Agreement and the transactions contemplated hereby and shall take all other actions reasonably necessary or advisable to secure the vote or consent of the holders of Company Common Stock and Company Preferred Stock required by Delaware Law to approve this Merger Agreement and the transactions contemplated hereby. Notwithstanding the receipt of a Superior Proposal by the Company, the Company shall hold the Company Stockholders Meeting.

     (b) Acquiror shall promptly after the date of this Merger Agreement take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold the Acquiror Stockholders Meeting, and Acquiror shall consult with the Company in connection therewith. Except to the extent that such actions would be inconsistent with their fiduciary duties as determined in good faith (after consultation with and having received the advice of outside legal counsel) and provided that Acquiror has complied with Section 5.05(f), at such meeting, Acquiror's board of directors shall recommend that the holders of Acquiror Common Stock vote in favor of adopting and approving this Merger Agreement in accordance with the terms hereof, and Acquiror shall use its reasonable best efforts to solicit from its stockholders proxies or consents to approve (i) the Restated Charter and (ii) the Required Acquiror Stockholders Consent and shall take all other actions reasonably necessary or advisable to secure the vote or consent of the Acquiror Stockholders required by Delaware Law to approve (i) the Restated Charter and (ii) the Required Acquiror Stockholders Consent. Notwithstanding the receipt of a Superior Proposal by Acquiror, Acquiror shall hold the Acquiror Stockholders Meeting.

     (c) Acquiror and the Company shall coordinate and cooperate with respect to the timing of the Acquiror Stockholders Meeting and the Company Stockholders Meeting and shall use their respective reasonable best efforts to hold the Acquiror Stockholders Meeting and the Company Stockholders Meeting on the same day as soon as practicable after the date on which the Registration Statement becomes effective.


         SECTION 6.03.  Appropriate Action; Consents; Filings.

     (a) Upon the terms and subject to the conditions set forth in this Merger Agreement, the Company, Merger Sub and Acquiror shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement, (ii) obtaining from any Governmental Entities any Licenses required to be obtained or made by Acquiror, Merger Sub or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Merger required under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided, that, Acquiror, Merger Sub and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such Documents to the non-filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Merger Agreement.

     (b) (i) The Company, Merger Sub and Acquiror shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their reasonable best efforts to obtain any third party consents, approvals or waivers (A) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement,
(B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring prior to or after the Effective Time.

     (ii) In the event that any party shall fail to obtain any third party consent, approval or waiver described in subsection (b)(i) above, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver, and shall promptly provide notice of such failure to the other party.

     (c) From the date of this Merger Agreement until the Effective Time, the Company, Merger Sub and Acquiror shall promptly notify each other in writing of any pending or, to the knowledge of the Company, Merger Sub or Acquiror (or their respective Subsidiaries), threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or the conversion of Company Common Stock into Acquiror Series A Preferred Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or Assets of the Company or any Company Subsidiary. The Company, Merger Sub and Acquiror shall cooperate with each other in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

     (d) Notwithstanding the prohibitions contained in Section 5.02, Acquiror shall be permitted to amend its certificate of incorporation to effect a reverse stock split, reclassification or similar action if Acquiror and the Company reasonably believe that such action is necessary to maintain the listing of Acquiror Common Stock on the Nasdaq National Market; provided, that, any such action taken shall not change the aggregate value of the Merger Consideration to be received by the Company Stockholders and the Company Preferred Stockholders as provided herein or otherwise alter the overall economics of the transactions contemplated herein. In such event, the Company and Acquiror agree to cooperate in good faith with each other and to modify this Merger Agreement and to execute and deliver such other documents or instruments as either party reasonably requests to the extent reasonably necessary to effect the actions contemplated by the preceding sentence.

     (e) In the event that any of the provisions herein or in the Restated Charter relating to the terms of the Acquiror Series A Preferred Stock are required to be amended in order to satisfy initial listing requirements for the Acquiror Series A Preferred Stock on the Nasdaq National Market, the parties hereto agree to cooperate in good faith with each other and to modify this Merger Agreement and the Restated Charter and to execute and deliver such other documents or instruments as either party reasonably requests to the extent reasonably necessary to satisfy initial listing requirements for the Acquiror Series A Preferred Stock on the Nasdaq National Market; provided, that, any such actions taken shall not change the aggregate value of the Merger Consideration to be received by the Company Stockholders and the Company Preferred Stockholders as provided herein or otherwise alter the overall economics of the transactions contemplated herein.


         SECTION 6.04.  Public Announcements.

     Acquiror, Merger Sub and the Company shall consult with each other before issuing or making, and shall give each other a reasonable opportunity to review and comment upon, any press release or other public statement with respect to the Merger and the other transactions contemplated in this Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation and reasonable opportunity for review and comment, except as may be required by Law or any listing agreement with or rule of the NASD.


         SECTION 6.05.  Post-Signing SEC Documents.

     Each of the Company, Merger Sub and Acquiror will file with the SEC all reports, schedules, forms, statements and other Documents required to be filed by it after the date of this Merger Agreement but before the Effective Time (in the case of the Company, the "Company Post-Signing SEC Documents" and, in the case of Acquiror, the "Acquiror Post-Signing SEC Documents").


         SECTION 6.06.  Affiliates.

     Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each Person listed in Schedule 3.27 of the Company Disclosure Schedule and any Person who may be deemed to have become an affiliate of the Company (under SEC Rule 145 of the Securities Act) after the date of this Merger Agreement and at or prior to the Effective Time; provided, that, the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each such Person as soon as practicable after the date of this Merger Agreement or the date on which such Person attains such status, as the case may be.


         SECTION 6.07.  Directors' and Officers' Insurance; Indemnification.

     (a) After the Effective Time, the Surviving Corporation shall indemnify and hold harmless the individuals who on or prior to the Effective Time were officers and directors of the Company or the Company Subsidiaries (the "Indemnified Parties") with respect to all acts or omissions by them in their capacities as such or taken at the request of the Company or any Company Subsidiary at any time on or prior to the Effective Time, to the fullest extent that a corporation can indemnify its directors and officers in accordance with Delaware Law. The certificate of incorporation of the Surviving Corporation shall contain provisions set forth in the Certificate of Incorporation of Merger Sub as in effect on the date hereof with respect to indemnification and exculpation. The provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors or officers of the Company, unless such modification is required by law. After the Effective Time, the Surviving Corporation shall also advance indemnifiable expenses to any such person upon receipt of an undertaking by such person to repay such expenses if it is determined that such person is not entitled to indemnification.

     (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Acquiror) on terms comparable to those now applicable to directors and officers of the Company; provided, however, that in no event shall the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage, and that if the premium for such coverage exceeds such amount, the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium.


         SECTION 6.08.  Payment of Expenses.

     The Company shall reimburse the Preferred Stockholders for all reasonable fees and expenses of outside counsel, accountants and other advisors incurred or payable (or reasonably expected to be incurred or payable) by the Preferred Stockholders or any of their affiliates, in connection with the Merger and the transactions contemplated hereby including, without limitation, the compliance with and the filing of the appropriate reports and documents pursuant to the HSR Act (collectively, "Company Preferred Transaction Expenses"). The Preferred Stockholders shall provide documentation reasonably satisfactory to the Company to document the Company Preferred Transaction Expenses.


         SECTION 6.09.  XM.

     Prior to the Effective Time, Acquiror shall (a) take all action necessary to ensure that it will be able to deliver the XM Merger Shares, which shall be Unencumbered XM Merger Shares, at the Effective Time duly registered in the name of each of the Preferred Stockholders, including, without limitation, the actions set forth on Part (a) of Schedule 6.09 attached hereto; (b) use best efforts to cause the XM Stock Documents, as in effect on the date hereof, to be amended to reflect substantially the terms and conditions set forth on Part (b) of Schedule 6.09 attached hereto; (c) take all action necessary to ensure that it will be able to transfer the XM Related Rights together with the XM Merger Shares at the Effective Time, including, without limitation, the actions set forth as Part (c) of Schedule 6.09; and (d) use best efforts to obtain each of the consents, amendments, approvals, terminations, discharges, releases and other instruments or authorizations necessary to comply with clauses (a), (b) and (c) hereof.


         SECTION 6.10.  Consent to Second Closing Under Bridge Note Agreement.

     The Company hereby agrees not to withhold its consent to the consummation of the Second Closing (as such term is defined in the Bridge Note Agreement) provided that Acquiror shall have delivered to the Company the Notice of Purchase (as such term is defined in the Bridge Note Agreement) on or after July 15, 2001 and, in addition to the satisfaction of the conditions set forth in
Section 3.02 of the Bridge Note Agreement (except for the condition set forth in Section 3.02(l) thereof), the following conditions shall have been satisfied:

     (a) Acquiror not being in breach of any provision of the Merger Agreement which, if not cured, would cause the conditions set forth in Section 7.03 or
Section 7.04 to not be satisfied;

     (b) Acquiror shall, at the time of such Notice of Purchase, be continuing to use its reasonable best efforts to take all actions necessary to consummate the Merger and the transactions contemplated thereby;

     (c) (i) Acquiror has obtained the consents set forth on Schedule 4.04 of the Acquiror Disclosure Schedule and the Acquiror Consent Notice has been received by the Company; and (ii) if the Acquiror Stockholders Meeting has been held, the stockholders of Acquiror shall have approved the Restated Charter and the Required Acquiror Stockholders Consent at the Acquiror Stockholders Meeting;

     (d) There not being any other condition to any party's obligation to effect the Merger and the other transactions contemplated herein which, in the reasonable judgment of Acquiror or the Company, is not likely to be satisfied on or prior to the End Date;

     (e) There not being in effect any injunction or order prohibiting the consummation of the transactions contemplated by the Merger Agreement;

     (f) Acquiror shall have either (i) delivered a certificate to the Company certifying that the Acquiror is not aware of any inaccuracy of the representations and warranties or breach of any covenants or agreements of the Company, in each case occurring after the date hereof and prior to the delivery of the Notice of Purchase, contained in this Merger Agreement except for any failure of a representation or warranty to be true and correct (without regard to materiality qualifiers contained therein), which would not constitute a Company Material Adverse Effect, or (ii) if the Acquiror is aware of one or more inaccuracies of the representations and warranties or breaches of any covenants or agreements of the Company, in each case occurring after the date hereof and prior to the delivery of the Notice of Purchase, contained in this Merger Agreement except for any failure of a representation or warranty to be true and correct (without regard to materiality qualifiers contained therein), which would not constitute a Company Material Adverse Effect, Acquiror shall deliver the certificate described in (i) above except that such certificate shall (A) contain a reasonable description of any such inaccuracies and/or breaches and
(B) waive, to the extent that Acquiror is legally permitted to waive, the condition to its obligation to effect the Merger and the transactions contemplated herein pursuant to Section 7.02(a) or 7.02(b) hereof, as the case may be, but only with respect to such inaccuracies and/or breaches as they are described in the certificate and as they exist (with all the facts and circumstances) as of the date of such certificate; and

     (g) Acquiror shall have delivered to the Company a certificate of its chief financial officer confirming (i) the satisfaction of the preceding conditions
(a) through (e), and (ii) that the proceeds to be received by Acquiror upon issuance of the Tranche B Note (as such term is defined in the Bridge Note Agreement), after giving effect to Acquiror's then existing liquidity, are reasonably necessary for the business purposes of Acquiror promptly following receipt of such proceeds and will contain a schedule setting forth in reasonable detail such intended uses.


         SECTION 6.11.  Acquiror Best Efforts to Obtain Consents.

     Acquiror hereby agrees to use its best efforts to obtain all of the consents and approvals set forth on Schedule 4.04 of the Acquiror Disclosure Schedule which have not been obtained prior to the date hereof (all such consents being collectively referred to herein as the "Outstanding Consents"). Acquiror shall provide prompt written notice (the "Acquiror Consent Notice") to the Company of the receipt by Acquiror of all of the Outstanding Consents.


         SECTION 6.12.  Employee Plans.

     To the extent practicable, immediately prior to Closing, the Company will contribute to its 401(k) plans all employee deferrals and any related matching or other employer contributions. One day prior to the Effective Time, the Company will terminate its 401(k) plans. After the Effective Time, Acquiror will apply to the Internal Revenue Service for a determination letter to the effect that the termination of the Company's 401(k) plans will not affect the qualified status of the Company's 401(k) plans and shall use its reasonable best efforts to obtain such a letter. Upon receipt of a favorable determination letter from the IRS, Acquiror will direct the trustees of the Company's 401(k) plans to distribute or transfer assets pursuant to and in compliance with the terms of the Company's 401(k) plans and the governing provisions of the Code.


         SECTION 6.13.  Exemption from Liability Under Section 16(b).

     (a) Provided that the Company delivers to Acquiror the Section 16 Information with respect to the Company prior to the Effective Time, the Board of Directors of Acquiror, or a committee thereof consisting of Non-Employee Directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the Company Insiders of Acquiror Series A Preferred Stock in exchange for shares of Company Common Stock, of options to purchase Acquiror Series A Preferred Stock and Acquiror Common Stock upon assumption and conversion of Company Stock Options and of warrants to purchase Acquiror Series A Non-Voting Preferred Stock, Acquiror Series A Preferred Stock, Acquiror Non-Voting Common Stock and Acquiror Common Stock upon assumption and conversion of Company Warrants, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

     (b) For purposes of this Section 6.13, "Section 16 Information" shall mean information accurate in all respects regarding the Company Insiders and the number of shares of Company Common Stock or other Company equity securities deemed to be beneficially owned by each such Company Insider and expected to be exchanged for Acquiror Series A Preferred Stock, Acquiror Series A Non-Voting Preferred Stock, Acquiror Non-Voting Common Stock and Acquiror Common Stock in connection with the Merger or options or warrants to purchase such stock.

     (c) For purposes of this Section 6.13, "Company Insiders" shall mean those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act who are listed in the Section 16 Information.


                                   ARTICLE VI

                                   Conditions


         SECTION 7.01.Conditions to Obligations of Each Party
                      Under This Merger Agreement.

     The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by agreement of Acquiror, Merger Sub and the Company, in whole or in part, to the extent permitted by applicable Law:

     (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC. Acquiror shall have received all other federal or state securities permits and other authorizations necessary to be received prior to the Effective Time to issue the securities contemplated by this Merger Agreement in exchange for the Company Common Stock and the Company Preferred Stock and to consummate the Merger, the failure of which to obtain shall reasonably be expected to result in an Acquiror Material Adverse Effect.

     (b) Stockholder Approval. Each of the Acquiror Stockholder Approval, the Merger Sub Stockholder Approval and the Company Stockholder Approval shall have been obtained.

     (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated by this Merger Agreement; provided, however, that each of the parties shall use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as practicable.

     (d) HSR Act. Any applicable waiting periods with respect to the Merger and the other transactions contemplated hereby, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

     (e) Nasdaq Listing. The shares of Acquiror Series A Preferred Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market.

     (f) Certain Consents. Acquiror shall have obtained all of the consents and approvals set forth on Schedule 4.04 of the Acquiror Disclosure Schedule.


         SECTION 7.02. Additional Conditions to Obligations of Acquiror and Merger Sub.

     The obligations of Acquiror and Merger Sub to effect the Merger and the other transactions conitemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror and Merger Sub, in whole or in part, to the extent permitted by applicable Law:

     (a) Representations and Warranties. The representations and warranties of the Company contained in this Merger Agreement shall be true and correct when made and as of the Effective Time (except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all material respects as of such date or time) except where the failure to be true and correct (without regard to materiality qualifiers contained therein) would not constitute a Company Material Adverse Effect. Acquiror shall have received a certificate of the chief executive officer and chief financial officer (or equivalent officer) of the Company to that effect.

     (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time. Acquiror shall have received a certificate of the chief executive officer and chief financial officer of the Company to that effect.

     (c) Net Worth Condition. (i) Acquiror shall have received a certificate of the chief executive officer and chief financial officer (or other equivalent officer) of the Company executed on behalf of the Company to the effect that (A) to their knowledge (but without having undertaken an independent appraisal), the sum of the Company's debts shall not be greater than all of the Company's property, at a fair valuation, as such term is utilized in Section 101(32), Chapter 1 of Title 11 of the United State Code, as of immediately prior to the Effective Time but after giving effect to a payment in the amount equal to $34,375,000 less the amount of the portion of the proceeds from the sale of the Tranche B Note (as defined in the Bridge Note Agreement) used to pay down the Commitments (as defined in the Term Loan Agreement) under the Term Loan Agreement and the Revolving Loan Agreement (such net payment amount, the "Repayment Amount") and (B) immediately prior to the Effective Time, the Company's assets exceed its liabilities (as determined in accordance with GAAP) by more than the Repayment Amount.

          (ii) For purposes of this Section 7.02(c), (A) the Company's property or assets shall not include any funds of the Company securing letters of credit, and the Company's debts or liabilities shall not include any obligations with respect to funding the security for such letters of credit or the liabilities for which the letters of credit were established to the extent such liabilities are covered by such letters of credit; (B) the Company Preferred Stock shall be treated as equity and not as debt; (C) the Tranche A Note (as such term is defined in the Bridge Note Agreement) shall be valued at face value, plus accrued interest; and (D) the Tranche B Note (as such term is defined in the Bridge Note Agreement), if issued, shall be valued at face value, plus accrued interest.

     (d) New Lenders. The New Lenders shall have complied with Section 2.06 in all material respects.


         SECTION 7.03.  Additional Conditions to Obligations of the Company.

     The obligations of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

     (a) Representations and Warranties. The representations and warranties of Acquiror contained in this Merger Agreement shall be true and correct when made and as of the Effective Time (except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all material respects as of such date or time) except where the failure to be true and correct (without regard to materiality qualifiers contained therein) would not constitute an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror to that effect.

     (b) Agreements and Covenants. Acquiror and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the chief executive officer and chief financial officer of each of Acquiror and Merger Sub to that effect.

     (c) Restated Charter. The Restated Charter shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.


         SECTION 7.04.  Additional Conditions to the Consummation of the Merger.

     The consummation of the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived solely with the written consent of the Preferred Stockholders, in whole or in part, to the extent permitted by applicable Law:

     (a) Documents. (i) Discrepancy Notes. If applicable, the Acquiror and each other party thereto (other than the Preferred Stockholders) shall have duly authorized, executed and delivered the Discrepancy Notes, the Discrepancy Note Agreement and the other Discrepancy Note Documents and shall have received all consents, approvals, amendments, waivers, authorizations or other agreements from all other Persons (including, without limitation, Governmental Entities) necessary or desirable for Acquiror to incur the Indebtedness represented by, and to issue, and enter into the transactions contemplated by the Discrepancy Notes and the other Discrepancy Note Documents. The Discrepancy Notes shall constitute "designated senior indebtedness" or the equivalent under any subordinated indebtedness or other obligations of Acquiror; and

          (ii) Tranche B and C Documents. Acquiror and each other party thereto (other than the Preferred Stockholders) shall have duly authorized, executed and delivered the Tranche B and C Documents and shall have received all consents, approvals, amendments, waivers, authorizations or other agreements from all other Persons (including, without limitation, Governmental Entities) necessary or desirable for Acquiror to enter into the transactions contemplated by the Tranche B and C Documents.

     (b) Representations and Warranties; Covenants. The following representations and warranties shall be true and correct in all material respects when made and as of the Effective Time: (i) representations and warranties of Acquiror contained in Sections 4.26(e) and 4.26(f) hereof; and
(ii) if applicable, each of the representations and warranties of Acquiror contained in the Discrepancy Notes, the other Discrepancy Note Documents and the Tranche B and C Documents shall be true and correct in all material respects.

     (c) XM Merger Shares, Etc. (i) All XM Merger Shares delivered, together with all XM Related Rights assigned and transferred, to the Preferred Stockholders (or any of their respective designees) shall be Unencumbered XM Merger Shares; (ii) at the Effective Time, the Preferred Stockholders (or any of their respective designees) shall have good and marketable, valid title in, to and under all XM Merger Shares and shall be entitled to all of the rights, privileges, powers and benefits of the XM Related Rights; and (iii) each of Acquiror, Merger Sub and the Company shall have complied with the provisions of Sections 5.06, 5.08, 6.08, and 6.09 hereof and each of the actions, amendments, consents or other documents contemplated by Schedule 6.09 of the Acquiror Disclosure Schedule shall have become effective or have been obtained, in each case, in form and substance reasonably satisfactory to the Preferred Stockholders.

     (d) XM Termination Event. Since the date hereof, no XM Termination Event shall have occurred and be continuing.

     (e) Certificates; Opinions. (i) Each of the Preferred Stockholders shall have received a certificate of the chief executive officer and chief financial officer of Acquiror that the conditions described in clauses (a), (b), (c) and
(d) above shall have been satisfied; and (ii) each of the Preferred Stockholders shall have received an opinion of special counsel to Acquiror, in form and substance reasonably satisfactory to them, relating to the Discrepancy Notes and the other Discrepancy Note Documents regarding such matters as are customary for senior secured financings of public companies.

     (f) Registration Rights Agreement. The Registration Rights Agreement executed as of the date hereof shall be in full force and effect as of the Effective Time.

     (g) HSR Act. Any applicable waiting periods with respect to the delivery of the XM Merger Shares to the Preferred Stockholders, together with any extensions thereof, under the HSR Act shall have expired or been terminated.




                                  ARTICLE VIII

                        Termination, Amendment and Waiver


         SECTION 8.01.  Termination.

     This Merger Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party (except if such termination is pursuant to Section 8.01(a)), notwithstanding Acquiror Stockholder Approval, Merger Sub Stockholder Approval or Company Stockholder Approval,

     (a) by mutual written agreement of Acquiror, Merger Sub and the Company.

     (b) by either the Company or Acquiror, if

          (i) the Merger shall not have been consummated by November 15, 2001 (the "End Date"); provided, however, that the right to terminate this Merger Agreement under this Section 8.01(b)(i) shall not be available to any party whose breach of any provision of this Merger Agreement has resulted in the failure of the Merger to occur on or before the End Date;

          (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining Acquiror or the Company from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, such law, regulation, judgment, injunction, order or decree;

          (iii) an Acquiror Stockholders Meeting is held and the holders of Acquiror Common Stock do not approve this Merger Agreement; or

          (iv) a Company Stockholders Meeting is held and the holders of the Company Common Stock do not approve this Merger Agreement;

     (c) by Acquiror, (i) if the Company's Board of Directors shall have (A) amended, modified, withdrawn, conditioned or qualified its recommendation in a manner adverse to Acquiror, (B) failed to recommend that the Company Stockholders vote to adopt this Merger Agreement or (C) recommended any Superior Proposal for the Company to the Company Stockholders; (ii) if there shall have occurred a willful and material breach of Section 5.05 by the Company or any Company Subsidiary; (iii) if following the announcement or receipt of a proposal for a Competing Transaction for the Company, the Company shall have failed to proceed to hold the Company Stockholders Meeting pursuant to the first sentence of Section 6.02(a); or (iv) if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Merger Agreement shall have occurred that would cause any of the conditions set forth in Section 7.02(a), Section 7.02(b) or Section 7.02(c) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date;

     (d) by the Company (i) if Acquiror's Board of Directors shall have (A) amended, modified, withdrawn, conditioned or qualified its recommendation in a manner adverse to the Company, (B) failed to recommend that the Acquiror Stockholders vote to adopt this Merger Agreement or (C) recommended any Superior Proposal for Acquiror to the Acquiror Stockholders; (ii) if there shall have occurred a willful and material breach of Section 5.05 by Acquiror; (iii) if following the announcement or receipt of a proposal for a Competing Transaction for Acquiror, Acquiror shall have failed to proceed to hold Acquiror Stockholders Meeting pursuant to the first sentence of Section 6.02(b); or (iv) if a breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Merger Agreement shall have occurred that would cause any of the conditions set forth in Section 7.03(a), Section 7.03(b),
Section 7.03(c), Section 7.04(a), Section 7.04(b) or Section 7.04(c) not to be satisfied, and such condition is incapable of being satisfied by the End Date;

     (e) by the Company, if after the satisfaction of all of the conditions to consummation of the Merger set forth in Article VII (other than Section 7.04(d)) have been satisfied or waived, (i) an XM Termination Event shall have occurred and be continuing, and (ii) the Preferred Stockholders shall have directed the Company to terminate this Merger Agreement; and

     (f) by the Company, at any time after June 5, 2001 and prior to the Company's receipt of the Acquiror Consent Notice, if the Company shall not have received the Acquiror Consent Notice on or prior to June 5, 2001.


         SECTION 8.02.  Effect of Termination.

     If this Merger Agreement is terminated pursuant to Section 8.01, the provisions of Sections 6.08, 8.02, 8.03, 9.02, 9.05, 9.06, 9.07, 9.10 and 9.12
of this Merger Agreement shall remain in full force and effect and survive any termination of this Merger Agreement. Nothing herein shall release any party from liability for a willful breach of this Merger Agreement.


         SECTION 8.03.  Fees and Expenses.

     (a) Except as set forth in Section 6.08 and this Section 8.03, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement and the Registration Statement shall be shared equally by Acquiror and the Company.

     (b) If this Merger Agreement is terminated pursuant to Sections 8.01(b)(i) or (iv) or Section 8.01(c) (but in each such case only if the Company or its stockholders have received in writing, or there shall have been publicly disclosed, a proposal for a Competing Transaction for the Company on or before the date of such termination and an agreement or agreements to effect a transaction is entered into within six months of such termination pursuant to a proposal for a Competing Transaction for the Company (a "Company Subsequent Alternate Transaction"); provided, however, that if this Merger Agreement is terminated pursuant to Sections 8.01(b)(i) or 8.01(c)(iv), only if such Company Subsequent Alternate Transaction is consummated), the Company shall pay to Acquiror a termination fee equal to $6 million (the "Termination Fee"), plus reasonable out-of-pocket expenses not to exceed $1.5 million.

     (c) If this Merger Agreement is terminated pursuant to Sections 8.01(b)(i) or (iii) or Section 8.01(d) (but in each such case only if Acquiror or its stockholders have received in writing, or there shall have been publicly disclosed, a proposal for a Competing Transaction for Acquiror on or before the date of such termination and an agreement or agreements to effect a transaction is entered into within six months of such termination pursuant to a proposal for a Competing Transaction (an "Acquiror Subsequent Alternate Transaction"); provided, however, that if this Merger Agreement is terminated pursuant to Sections 8.01(b)(i) or 8.01(d)(iv), only if such Acquiror Subsequent Alternate Transaction is consummated), Acquiror shall pay to the Company the Termination Fee, plus reasonable out-of-pocket expenses not to exceed $1.5 million.

     (d) Any payment of the Termination Fee pursuant to Section 8.03(b) or (c) shall be made within one business day after the same becomes payable. If one party fails to pay to the other promptly any fee or expense due hereunder (including the Termination Fee), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee and/or expense at the publicly announced prime or base rate of Citibank, N.A. from the date such fee was required to be paid to the date it is paid.

     (e) The remedies provided for in this Section 8.03 shall not be exclusive of any rights at law or in equity that any party may have in the event of a termination of this Merger Agreement.


         SECTION 8.04.  Amendment.

     This Merger Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that, after the Company Stockholder Approval or the Acquiror Stockholder Approval, as the case may be, no amendment may be made which would require such approval under applicable Law without stockholder approval; provided, further, however, that unless consented to in writing by the Preferred Stockholders (such consent to be given at the sole discretion of the Preferred Stockholders), no amendment to this Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other Documents delivered pursuant hereto) or any provision hereof or thereof shall be made if such amendment would be reasonably likely to adversely affect the rights or remedies of the Preferred Stockholders; provided, further, however, that unless consented to in writing by Hughes (such consent to be given at the sole discretion of Hughes), no amendment to this Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other Documents delivered pursuant hereto) or any provision hereof or thereof shall be made if such amendment would be reasonably likely to adversely affect the rights, remedies or overall economics of the transactions contemplated herein of either Hughes or Acquiror. For the avoidance of doubt, no amendment of Section 7.02(c) of this Merger Agreement shall be made without the prior written consent of Hughes, and neither the Preferred Stockholders nor Hughes shall have any consent rights with respect to actions taken pursuant to
Section 6.03(d) or 6.03(e) of this Merger Agreement. This Merger Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Actions permitted to be taken by the Company may be taken at the discretion of the Special Committee of the Company Board of Directors.


         SECTION 8.05.  Extension; Waiver.

     At any time prior to the Effective Time, except as otherwise expressly set forth herein, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any Document delivered pursuant hereto and (c) subject to the proviso of Section 8.04, waive compliance with any of the agreements or conditions contained herein; provided, however, that unless consented to in writing by the Preferred Stockholders (such consent to be given at the sole discretion of the Preferred Stockholders), no extension or waiver of this Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other Documents delivered pursuant hereto) or any provision hereof or thereof shall be made if such extension or waiver would be reasonably likely to adversely affect the rights or remedies of the Preferred Stockholders; provided, further, however, that unless consented to in writing by Hughes (such consent to be given at the sole discretion of Hughes), no extension or waiver of this Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other Documents delivered pursuant hereto) or any provision hereof or thereof shall be made if such extension or waiver would be reasonably likely to adversely affect the rights, remedies or overall economics of the transactions contemplated herein of either Hughes or Acquiror . Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Merger Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE IX

                               GENERAL PROVISIONS


         SECTION 9.01 Effectiveness of Representations, Warranties and Agreements.

     (a) Except as set forth in Section 9.01(b) of this Merger Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any affiliate of such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Merger Agreement.

     (b) Notwithstanding any provision to the contrary herein, the representations and warranties in this Merger Agreement will terminate at the Effective Time; provided, however, that this Section 9.01(b) shall in no way limit or terminate any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after the termination of this Merger Agreement pursuant to Article VIII. For the avoidance of doubt, the representations, warranties and covenants set forth in the Discrepancy Notes are intended to be made as of the execution and delivery of the Discrepancy Notes and are also intended to, and shall each, survive the occurrence of the Effective Time and the termination of this Merger Agreement (assuming the Merger has been consummated and the Discrepancy Notes are issued).


         SECTION 9.02.  Notices.

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses or sent by electronic transmission to the following telecopier numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a) If to Acquiror or to Merger Sub:

                           Motient Corporation
                           10802 Parkridge Blvd.
                           Reston, Virginia 20191
                           Telecopier No.:  703-758-6134
                           Attention:  General Counsel

          With a copy (which shall not constitute notice) to:

                           Hogan & Hartson, L.L.P.
                           8300 Greensboro Drive, Suite 1100
                           McLean, Virginia 22102
                           Telecopier No.:  703-610-6200
                           Attention: Richard K.A. Becker, Esq.

     (b) If to the Company:

                           Rare Medium Group, Inc.
                           565 Fifth Avenue
                           29th Floor
                           New York, New York 10017
                           Telecopier No.: 212-856-9122
                           Attention:  General Counsel

          With a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Telecopier No.: 212-735-2000
                           Attention: David Friedman, Esq. and
                                      Gregory Fernicola, Esq.

          With a copy to (which shall not constitute notice) to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza -- 27th Floor
                           New York, New York 10112
                           Telecopier No.: 212-218-9410
                           Attention: Dominick P. DeChiara, Esq.


         SECTION 9.03.  Headings.

     The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.


         SECTION 9.04.  Severability.

     If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.


         SECTION 9.05.  Entire Agreement.

     This Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other Documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.


         SECTION 9.06.  Assignment.

     This Merger Agreement shall not be assigned by operation of Law or otherwise.


         SECTION 9.07.  Parties in Interest.

     This Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Merger Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement, other than (i) Section 6.07 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties), (ii)
Section 5.07(d) (which is intended to be for the benefit of the individuals covered by the agreements listed on Schedule 5.07(d) of the Company Disclosure Schedule), (iii) the other provisions contained herein which are intended to benefit the Preferred Stockholders and (iv) the other provisions contained herein which are intended to benefit Hughes. The parties hereto expressly acknowledge and agree that each of the Preferred Stockholders (and its successors and assigns) is a third-party beneficiary of Sections 2.01(b), 2.05, 4.26, 5.08, 6.08, 6.09, 7.04, 8.01(e), 8.02, the second proviso in the first sentence of Section 8.04, the proviso in the first sentence of Section 8.05, the second sentence of Section 9.01(b), and this sentence, and as such, may enforce such provisions against the Company and Acquiror and shall have all rights and remedies of a third-party beneficiary with respect to such provisions. Further, the parties hereto expressly acknowledge and agree that Hughes (and its successors and assigns) is a third-party beneficiary of Section 8.04 and 8.05 and, as such, may enforce such provisions against Acquiror and the Company and shall have all rights and remedies of a third-party beneficiary with respect to such provisions.


         SECTION 9.08.  Mutual Drafting.

     Each party hereto has participated in the drafting of this Merger Agreement, which each party acknowledges is the result of extensive negotiations between the parties.


         SECTION 9.09.  Specific Performance.

     In addition to any other remedies which any party may have at law or in equity, the Company hereby acknowledges that the Company Preferred Stock, the Company Common Stock, the Company and the Company Subsidiaries are unique, and that the harm to Acquiror resulting from breaches by the Company of its obligations cannot be adequately compensated by damages and Acquiror hereby acknowledges that the Discrepancy Notes, the Acquiror Series A Preferred Stock and Acquiror are unique, and that the harm to the Company resulting from breaches by Acquiror of its obligations cannot be adequately compensated by damages. Accordingly, each party agrees that the other party shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by such party and that the other party shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.


         SECTION 9.10.  Governing Law.

     This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without regard to any principles of conflicts of law.


         SECTION 9.11.  Counterparts.

     This Merger Agreement may be executed and delivered in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


         SECTION 9.12.  Confidentiality.

     All information delivered to or obtained by or on behalf of any party to this Merger Agreement shall be held pursuant to the Confidentiality Agreement.


         SECTION 9.13.  Jurisdiction.

     Except as otherwise expressly provided in this Merger Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Merger Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware State court sitting in Wilmington, Delaware having subject matter jurisdiction, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.


         SECTION 9.14.  Waiver of Jury Trial.

     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                                    ARTICLE X

                                   DEFINITIONS

     For purposes of this Merger Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

     "Acquiror" is defined in the Preamble to this Merger Agreement.

     "Acquiror Balance Sheet" means Acquiror's consolidated balance sheet included in the Acquiror 10-K relating to its fiscal year ended December 31, 2000.

     "Acquiror Benefit Plans" is defined in Section 4.14(a).

     "Acquiror Common Stock" means the common stock, par value $.01 per share, of Acquiror.

     "Acquiror Consent Notice" is defined in Section 6.11.

     "Acquiror Contracts" is defined in Section 4.12(a).

     "Acquiror Disclosure Schedule" is defined in Article IV.

     "Acquiror Intellectual Property" is defined in Section 4.17(a).

     "Acquiror Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events and not measured solely on a quarterly basis, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of Acquiror and the Acquiror Subsidiaries, taken as a whole; provided, however, that none of the following shall be taken into account in determining whether there has been or will be an Acquiror Material Adverse Effect:

     (a) any change in the market price or trading volume of Acquiror Common Stock;

     (b) any failure by Acquiror to meet internal projections or forecasts or published revenue or earnings predictions; or

     (c) any adverse change or effect (including any litigation, loss of employees, cancellation of or delay in customer orders, reduction in revenues or income or disruption of business relationships) arising from or attributable or relating to (i) the announcement or pendency of the Merger, (ii) conditions affecting the industry or industry sector in which Acquiror or any Acquiror Subsidiary participates, the U.S. economy as a whole or any foreign economy in any location where Acquiror or any Acquiror Subsidiary has material operations or sales, (iii) legal, accounting, investment banking or other fees or expenses incurred in connection with the transactions contemplated by this Merger Agreement, (iv) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date of this Merger Agreement, (v) compliance with the terms of, or the taking of any action required by, this Merger Agreement, (vi) the taking of any action approved or consented to by the Company, (vii) any change in accounting requirements or principles or any change in applicable Laws or the interpretation thereof, (viii) any action required to be taken under applicable Laws or Agreements, or (ix) any actions taken by Acquiror or any Acquiror Subsidiary with the consent of the Company pursuant to and in accordance with Section 5.02 or any other provision of this Merger Agreement applicable to Acquiror or an Acquiror Subsidiary.

     "Acquiror Monthly Report" is defined in Section 5.04(h).

     "Acquiror Non-Voting Common Stock" is defined in Section 1.05.

     "Acquiror Option" is defined in Section 2.04.

     "Acquiror Owned Software" is defined in Section 4.17(j).

     "Acquiror Post-Signing SEC Documents" is defined in Section 6.05.

     "Acquiror Preferred Stock" is defined in Section 4.05(a).

     "Acquiror Pre-Merger Warrants" shall mean each outstanding unexercised and unexpired warrant to purchase Acquiror Common Stock.

     "Acquiror Real Property" means the real property currently or formerly owned, operated, or used by Acquiror or any Acquiror Subsidiary.

     "Acquiror SEC Documents" means (i) Acquiror's Annual Report on Form 10-K for its fiscal year ended December 31, 2000 (the "Acquiror 10-K"), (ii) Acquiror's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (the "Acquiror 10-Q"), (iii) Acquiror's proxy or information statements relating to meetings of, or actions taken without a meeting by, the Acquiror Stockholders held since December 31, 1996, and (iv) all other reports, filings, registration statements and other documents filed by Acquiror with the SEC since December 31, 1996.

     "Acquiror Securities" is defined in Section 4.05(b).

     "Acquiror Series A Preferred Stock" is defined in Section 1.05.

     "Acquiror Series A Non-Voting Preferred Stock" is defined in Section 1.05.

     "Acquiror Stock Options" shall mean each outstanding unexercised and unexpired option to purchase Acquiror Common Stock under the Acquiror Stock Plans.

     "Acquiror Stock Plans" shall mean Acquiror's Stock Award Plan and Director Stock Option Plan.

     "Acquiror Stockholder Approval" is defined in Section 4.20(a).

     "Acquiror   Stockholders"  is  defined  in  the  Preamble  to  this  Merger
Agreement.

     "Acquiror Stockholders Meeting" is defined in Section 6.01(c).

     "Acquiror Subsequent Alternate Transaction" is defined in Section 8.03(c).

     "Acquiror Subsidiary" means a corporation, partnership, joint venture or other entity of which Acquiror owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

     "Acquiror Tax Returns" means all Tax Returns required to be filed by Acquiror or any Acquiror Subsidiaries.

     "Acquiror Voting Agreement" means the voting agreement among Acquiror and certain stockholders of Acquiror, substantially in the form of Exhibit C.

     "Acquiror Warrant" is defined in Section 2.05.

     "Acquiror XM Stock" is defined in Section 4.26(e).

     "Affiliate" means, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

     "Affiliate Agreements" means the Affiliate Agreements in substantially the form of Exhibit D.

     "Agreement" means any concurrence of understanding and intention between two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

     "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property. For the avoidance of doubt, "Assets" includes any capital stock, share certificates, or other equity interests.

     "Bank Waiver" means Amendment No. 3 of Revolving Credit Agreement, Waiver of Revolving Credit Agreement and Term Credit Agreement and Termination and Release of Shareholder Guarantors among the Acquiror and each of the other parties to the Term Credit Agreement and the Revolving Credit Agreement and certain other Loan Documents as such term is defined in both the Term Credit Agreement and the Revolving Credit Agreement.

     "Bloomberg" means Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company if Bloomberg Financial Markets is not then reporting closing bid prices of such security).

     "Board of Directors" means, with respect to any Person, the board of directors or other body performing similar functions if such Person is not a corporation, of such Person, or any duly authorized committee thereof.

     "Bridge Note Agreement" means the Note Purchase Agreement between Acquiror and the Company dated as of April 2, 2001.

     "Bridge Note Documents" means the Bridge Note Agreement, the Pledge Agreement (as defined in the Bridge Note Agreement) and, if any, the Second Pledge Agreement (as defined in the Bridge Note Agreement).

     "business day" means a day other than a Saturday, a Sunday or any other day on which commercial banks in the State of New York or in the Commonwealth of Virginia are authorized or obligated to be closed.

     "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

     "Certificate of Merger" is defined in Section 1.02.

     "Certificates" is defined in Section 2.02(b).

     "Claims" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, sanctions, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

     "Closing" is defined in Section 2.08.

     "Closing Date" is defined in Section 2.08.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Collateral Purchase Agreement" means if any Discrepancy Notes are required to be issued at the Effective Time, an agreement to be executed at the Effective Time among Acquiror, one or more of the holders of the Discrepancy Notes or any designee or affiliate appointed by them, Hughes and each other party to the Intercreditor Agreement, which shall set forth certain additional rights, if any, with respect to the collateral subject to the Intercreditor Agreement and shall be in form and substance reasonably satisfactory to Hughes and the holders of the Discrepancy Notes.

     "Common Stock Merger Consideration" is defined in Section 2.01(a).

     "Company" is defined in the Preamble to this Merger Agreement.

     "Company Affiliates" is defined in Section 3.27.

     "Company Balance Sheet" means the Company's consolidated balance sheet included in the Company 10-K.

     "Company Benefit Plans" is defined in Section 3.14(a).

     "Company Common Stock" is defined in Section 2.01(a).

     "Company Contracts" is defined in Section 3.12(a).

     "Company Designees" is defined in Section 1.06.

     "Company Disclosure Schedule" is defined in Article III.

     "Company Intellectual Property" is defined in Section 3.17(a).

     "Company Insiders" is defined in Section 6.13.

     "Company Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events and not measured solely on a quarterly basis, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following shall be taken into account in determining whether there has been or will be a Company Material Adverse Effect:

     (a) any change in the  market  price or  trading  volume of Company  Common
Stock;

     (b) any failure by the Company to meet internal projections or forecasts or published revenue or earnings predictions; or

     (c) any adverse change or effect (including any litigation, loss of employees, cancellation of or delay in customer orders, reduction in revenues or income or disruption of business relationships) arising from or attributable or relating to (i) the announcement or pendency of the Merger, (ii) conditions affecting the industry or industry sector in which the Company or any Company Subsidiary participates, the U.S. economy as a whole or any foreign economy in any location where the Company or any Company Subsidiary has material operations or sales, (iii) legal, accounting, investment banking or other fees or expenses incurred in connection with the transactions contemplated by this Merger Agreement, (iv) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date of this Merger Agreement, (v) compliance with the terms of, or the taking of any action required by, this Merger Agreement, (vi) the taking of any action approved or consented to by Acquiror, (vii) any change in accounting requirements or principles or any change in applicable Laws or the interpretation thereof, (viii) any action required to be taken under applicable Laws or Agreements, (ix) any action taken by the Company or any Company Subsidiary with the consent of Acquiror pursuant to and in accordance with Section 5.01 or any other provision of this Merger Agreement applicable to the Company or a Company Subsidiary, or (x) write-offs or loan forgiveness in connection with Portfolio Companies.

     "Company Monthly Report" is defined in Section 5.04(e).

     "Company Owned Software" is defined in Section 3.17(j).

     "Company Post-Signing SEC Documents" is defined in Section 6.05.

     "Company Preferred Stock" is defined in Section 2.01(b).

     "Company Preferred Transaction Expenses" is defined in Section 6.08.

     "Company Real Property" means the real property currently or formerly owned, operated, or used by the Company, any Company Subsidiary or Fresh Air Solutions, L.P.

     "Company SEC Documents" means (i) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2000 (the "Company 10-K"), (ii) the Company's draft Form 10-Q for the quarter ended March 31, 2001 (the "Company 10-Q"), (iii) the Company's proxy or information statements relating to meetings of, or actions taken without a meeting by, the Company Stockholders held since December 31, 1996, and (iv) all other reports, filings, registration statements and other documents filed by the Company with the SEC since December 31, 1996.

     "Company Securities" is defined in Section 3.05(b).

     "Company Stock Options" is defined in Section 2.04.

     "Company Stock Plans" is defined in Section 2.04.

     "Company Stockholder Approval" is defined in Section 3.20(a).

     "Company Stockholders Meeting" is defined in Section 6.01(b).

     "Company Stockholders" is defined in the Preamble to this Merger Agreement.

     "Company Subsequent Alternate Transaction" is defined in Section 8.03(b). "Company Subsidiary" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity other than a Portfolio Company.

     "Company Tax Returns" means all Tax Returns required to be filed by the Company or any Company Subsidiaries.

     "Company Voting Agreement" means the voting agreement among the Company and certain stockholders of the Company, substantially in the form of Exhibit E.

     "Company Warrants" is defined in Section 2.05.

     "Competing Transaction" is defined in Section 5.05(d).

     "Confidentiality   Agreement"  shall  mean  that  certain   confidentiality
agreement between Acquiror and the Company dated December 22, 2000.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including, without limitation, any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, or
(e) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of any Indebtedness. For purposes of this definition, the amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum reasonably anticipated liability in respect thereof.

     "Control" (including the terms "Controlled by" and "under common Control with") means, as used with respect to any Person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

     "Counter Proposal" is defined in Section 5.05(f).

     "Current Cash Reserves" is defined in Section 3.28.

     "Delaware Law" is defined in the Preamble to this Merger Agreement.

     "Discrepancy Note" is defined in Section 2.01(b).

     "Discrepancy Note Agreement" is defined in Section 2.01(b).

     "Discrepancy Note Documents" means any or all of (i) the Discrepancy Notes,
(ii) the Discrepancy Note Agreement,  (iii) the Collateral  Purchase  Agreement,
(iv) the Intercreditor Agreement, and (v) any other documents, instruments or agreements in connection with any of the foregoing, in form and substance reasonably satisfactory to the parties thereto.

     "Dispositions" is defined in Section 5.01(f).

     "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

     "Employees" is defined in Section 5.07(a).

     "Effective Time" is defined in Section 1.02.

     "Encumbrance" means, as used with respect to any Person, any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind, other than: (i) Taxes not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which such Person shall, if appropriate under GAAP, have set aside in such Person's financial statements and on its books and records adequate reserves; and (ii) deposits under workers' compensation, unemployment insurance, social security and other similar Laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the Ordinary Course of Business; provided, that the exceptions set forth in the foregoing clauses (i) and (ii) shall not apply with respect to any Acquiror XM Stock and solely with respect to any Acquiror XM Stock, any such event or condition shall be expressly included as "Encumbrances."

     "End Date" is defined in Section 8.01(b)(i).

     "Environmental Claims" means, with respect to any Person, all Claims pursuant to Environmental Laws, including but not limited to, those based on, arising out of or otherwise relating to: (i) the Remediation, presence or Release of, or exposure to, Hazardous Materials or other environmental conditions initiated, existing or occurring prior to the Closing Date at, on, under, above, from, or about any real properties currently or formerly owned, leased or operated by such Person or any of its predecessors or affiliates; (ii) the off-site Release, treatment, transportation, storage or disposal prior to the Closing Date of Hazardous Materials originating from such Person's Assets or business; or (iii) any violations of Environmental Laws by such Person prior to the Closing Date, including reasonable expenditures necessary to cause such Person to be in compliance with or resolve violations of Environmental Laws.

     "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), now or hereafter in effect relating to the Remediation, generation, production, installation, use, storage, treatment, transportation, Release, threatened Release, or disposal of Hazardous Materials, or noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

     "Environmental Permits" means any permits, licenses, certificates and approvals required under any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "ERISA Affiliate" is defined in Section 3.14(a).

     "ESOP" is defined in Section 3.14(f).

     "Excess Shares" is defined in Section 2.02(e).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Exchange Agent" is defined in Section 2.02(a).

     "Exchange Fund" is defined in Section 2.02(a).

     "FCC" means the Federal Communications Commission.

     "FCC Licenses" is defined in Section 4.15(c).

     "GAAP" is defined in Section 3.08(a).

     "Government Contract" means any Agreement with or for (and any subcontract at any tier under an Agreement with or for) any federal, state or local governmental agency, department, commission, board, bureau, authority or instrumentality.

     "Governmental Entities" (including the term "Governmental") means any governmental, quasi-governmental or regulatory authority, whether domestic or foreign.

     "Group" is defined in Section 5.05(d).

     "Guaranteed Amount" is defined in Section 2.01(b)(i)(B).

     "Hazardous Materials" means any wastes, substances, radiation, or materials (whether solids, liquids or gases): (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) which contain without limitation polychlorinated biphenyls (PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or
(iv) which pose a hazard to human health, safety, natural resources, employees, or the environment.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Hughes" means Hughes Electronics Corporation.

     "Indebtedness" of any Person means without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of capital assets; (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, whether or not matured), excluding performance bonds, letters of credit and similar undertakings in the ordinary course of business of such Person, to the extent that such undertakings do not secure an obligation for borrowed money or the deferred purchase price of a capital asset; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, excluding performance bonds, letters of credit and similar undertakings in the Ordinary Course of Business of such Person, to the extent that such undertakings do not secure an obligation for borrowed money or the deferred purchase price of a capital asset;
(e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Rate Contracts; (h) sale-leaseback financings; (i) all Contingent Obligations; (j) all Indebtedness referred to in paragraphs (a) through (i) above secured by any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (k) to the extent not otherwise included in paragraphs (a) through (i) above, the guarantee by such Person of any indebtedness referred to in paragraphs (a) through (i) above of any other Person. For purposes of this definition, any Indebtedness (w) of the Company to any wholly owned Company Subsidiary, (x) of any wholly owned Company Subsidiary to the Company or any other wholly owned Company Subsidiary, (y) of Acquiror to any Acquiror Subsidiary and (z) of any Acquiror Subsidiary to Acquiror or any other Acquiror Subsidiary, shall be excluded from the definition of Indebtedness.

     "Indemnified Parties" is defined in Section 6.07(a).

     "Intellectual Property" is defined in Section 3.17(a).

     "Intercreditor Agreement" means, if any Discrepancy Notes are required to be issued at the Effective Time, an Intercreditor Agreement or similar agreement among Acquiror, Motient Holdings Inc., Hughes (as agent for certain shareholder guarantors), the holders of the Discrepancy Notes (or any agent, trustee or representative acting for their benefit) and any other creditors of Acquiror having a Lien on substantially all of the assets of Acquiror, which agreement shall set forth the relative rights and priorities of the secured creditors of Acquiror with respect to any assets of Acquiror securing obligations to such creditors and shall be in form and substance reasonably satisfactory to Hughes and the holders of the Discrepancy Notes.

     "IRS" means the United States Internal Revenue Service and its successors.

     "Joint Proxy Statement" is defined in Section 6.01(a).

     "knowledge" (including the terms "knowing" and "knowingly") will be deemed to be present with respect to the Company and the Company Subsidiaries, on the one hand, or Acquiror and the Acquiror Subsidiaries, on the other hand, when the matter in question was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any officer or any other employee with the title of Vice President or above of the Company or any Company Subsidiary, on the one hand, or Acquiror or any Acquiror Subsidiary, on the other hand.

     "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

     "License" means any franchise, grant, authorization, license, tariff, permit, easement, variance, exemption, consent, certificate, approval or order of any Governmental Entity.

     "Lien"  means  any  mortgage,   deed  of  trust,   pledge,   hypothecation,
assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

     "Merger" is defined in the Preamble to this Merger Agreement.

     "Merger Agreement" is defined in the Preamble to this Merger Agreement.

     "Merger Consideration" is defined in Section 2.01(b).

     "Merger Sub" is defined in the Preamble to this Merger Agreement.

     "Merger  Sub  Stockholder"  is  defined  in the  Preamble  to  this  Merger
Agreement.

     "Merger Sub Stockholder Approval" is defined in Section 4.20(c). "MSV Asset Sale Agreement" is defined in Section 5.02(r).

     "Multiemployer Plan" is defined in Section 3.14(b).

     "NASD" means the National Association of Securities Dealers, Inc.

     "New Guarantor" is defined in Section 2.06(b).

     "New Lender" is defined in Section 2.06(a).

     "Ordinary Course of Business" means ordinary course of business consistent with past practices and, in the reasonable judgment of a diligent businessman, prudent business operations.

     "Original Consideration Value" is defined in Section 2.01(b).

     "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

     "Outstanding Consents" is defined in Section 6.11.

     "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 2(2) of ERISA.

     "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization or other entity, or a Governmental Entity.

     "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (i) which was or is established or maintained by the Company or any Company Subsidiary; (ii) to which the Company or any Company Subsidiary contributed or was obligated to contribute or to fund or provide benefits; or
(iii) which provides or promises benefits to any person who performs or who has performed services for the Company or any Company Subsidiary and because of those services is or has been (A) a participant therein or (B) entitled to benefits thereunder.

     "Portfolio Company" means those entities identified on the Portfolio Company Schedule of the Company Disclosure Schedules.

     "Preferred Stock Merger Consideration" is defined in Section 2.01(b).

     "Preferred Stockholders" means, for purposes of this Merger Agreement, each Person that is a holder of Company Preferred Stock entitled to receive one or more Discrepancy Notes pursuant to the terms of this Merger Agreement, whether such Person is a holder thereof as of the date of this Merger Agreement (each such Person as of the date hereof being identified on Schedule 3.27 of the Company Disclosure Schedule) or at any time thereafter up to the Effective Time.

     "Principal Amount" is defined in Section 2.01(b).

     "Proposed Satellite Restructuring" means a possible transaction or series of transactions pursuant to which the satellite assets of Motient Services Inc. would be transferred to Mobile Satellite Ventures LLC, in a transaction whereby
(i) Acquiror would borrow up to $45 million under its existing term or revolving credit facilities and Acquiror would loan up to $45 million to Mobile Satellite Ventures LLC, (ii) Mobile Satellite Ventures would purchase or otherwise acquire the Subject Assets (as defined in the MSV Asset Sale Agreement) from Motient Services Inc. for a purchase price of $45 million and the issuance of a promissory note in the principal amount of $15 million to Motient Services Inc. as contemplated by the MSV Asset Sale Agreement, and (iii) Motient Services Inc. would use the $45 million in proceeds from Mobile Satellite Ventures LLC to repay $45 million under its existing revolving credit facility.

     "Qualified Plan" means a Pension Plan that satisfies, or is intended by the Company to satisfy, the requirements for tax qualification described in Section 401 of the Code.

     "Rate Contracts" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates; provided, that, such agreements or arrangements are documented under master netting agreements.

     "Real Property" means, as to any Person, the real property currently or formerly owned, operated or used by such Person.

     "Registration   Rights  Agreement"  shall  mean  the  registration   rights
agreement between Acquiror and the Preferred Stockholders substantially in the form of Exhibit F.

     "Registration Statement" is defined in Section 6.01(a).

     "Regulatory Disclosure" is defined in Section 4.15(c).

     "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source (including without limitation, the Real Property and property adjacent to the Real Property) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

     "Remediation" means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure, or post-closure in connection with the suspected, threatened or actual presence or Release of Hazardous Materials.

     "Repayment Amount" is defined in Section 7.02(c).

     "Representatives" is defined in Section 5.05(a).

     "Required Acquiror Stockholders Consent" shall mean any authorization or approval of the issuance of the Acquiror Series A Preferred Stock, the Acquiror Options and the Acquiror Warrants to be issued pursuant to the terms of this Merger Agreement and the issuance of any Acquiror Series A Preferred Stock, Acquiror Common Stock, Acquiror Series A Non-Voting Preferred Stock and/or Acquiror Non-Voting Common Stock upon the conversion and/or exercise thereof, that is required to be obtained from the Acquiror Stockholders pursuant to the Nasdaq Marketplace Rules.

     "Restated Charter" is defined in Section 1.05.

     "Retirement Plan" is defined in Section 3.14(b).

     "Revolver Commitments" is defined in Section 2.06(a)(ii).

     "Revolver Guaranty Documents" is defined in Section 2.06(b).

     "Revolving Credit Agreement" means the Revolving Credit Agreement dated as of March 31, 1998 among Acquiror, any Acquiror Subsidiary that is a party thereto, the agents and the other lender parties thereto, in effect on the date hereof, without giving effect to any amendment, supplement, restatement or other modification thereto or waiver thereunder (except as expressly permitted or contemplated hereunder) effected without the prior written consent of the Company (which consent shall not be unreasonably withheld).

     "Revolving Loan Reduction Amount" means an amount equal to amount by which the Commitments (as defined in the Revolving Credit Facility) are required to be reduced pursuant to Section 3(b) of the Bank Waiver.

     "SEC" means the United States Securities and Exchange Commission and its successors.

     "Section 16 Information" is defined in Section 6.13.

     "Securities Act" means the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Special Committee" shall mean a committee of the board of directors of the Company designated to consider the transactions contemplated by this Merger Agreement and to make certain recommendations to such board of directors regarding the transactions contemplated herein.

     "Superior Proposal" is defined in Section 5.05(e).

     "Surviving Corporation" is defined in Section 1.01.

     "Tax Returns" means all federal, state, local, foreign and other applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns (collectively, "returns") and all amended returns and claims for refund of Taxes.

     "Taxes" (including the terms "Tax" and "Taxing") means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

     "Term Credit Agreement" means the Term Credit Agreement dated as of March 31, 1998 among Acquiror, the agents and the other lender parties thereto, in effect on the date hereof, without giving effect to any amendment, supplement, restatement or other modification thereto or waiver thereunder (except as expressly permitted or contemplated hereunder) effected without the prior written consent of the Company (which consent shall not be unreasonably withheld).

     "Term Guaranty Documents" is defined in Section 2.06(b).

     "Term Loan Reduction Amount" means an amount equal to amount by which the Obligations (as defined in the Term Credit Facility) are required to paid pursuant to Section 17 of the Bank Waiver.

     "Term Loans" is defined in Section 2.06(a)(i).

     "Termination Fee" is defined in Section 8.03(b).

     "Tranche B and C Documents" is defined in Section 2.06(c).

     "Unencumbered XM Merger Shares" means XM Merger Shares complying with each of the representations and warranties as set forth in Section 4.26(f)(i).

     "VEBA" is defined in Section 3.14(f).

     "Volume Weighted Average Price" means, for any security as of any date, the volume weighted average prices of such security (as reported in Bloomberg) or, if no sale price is reported for such security by Bloomberg, the average of the per share bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Volume Weighted Average Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Acquiror and reasonably acceptable to the Company and the Preferred Stockholders, with the costs of such appraisal to be borne by the Acquiror.

     "Voting Agreements" is defined in the Preamble to this Merger Agreement.

     "XM" is defined in Section 4.26(a).

     "XM Class A Stock" means Class A Common Stock of XM, par value $.01 per share.

     "XM Class B Stock" means Class B Common Stock of XM, par value $.01 per share.

     "XM Merger Shares" is defined in Section 4.26(f).

     "XM  Registration   Rights   Agreement"  means  the  Amended  and  Restated
Registration Rights Agreement dated as of August 8, 2000, by and among XM and certain of its stockholders party thereto.

     "XM Related Rights" means all rights, benefits, powers and privileges of Acquiror with respect to Acquiror XM Stock under the XM Stock Documents, as amended in accordance with Section 6.09 of the Merger Agreement.

     "XM SEC Documents" is defined in Section 4.26(a).

     "XM Share Price" means, as of any date, the average of the Volume Weighted Average Price, as reported by Bloomberg, of the shares of XM Class A Stock for the ten (10) consecutive trading days ending on the trading day immediately preceding such determination date; provided, that, in the event that there is a material adverse event regarding XM or its operations that is publicly reported during such measurement period (either through a press release or through a filing with the SEC) the "XM Share Price" will instead be measured by the ten
(10) consecutive trading days commencing on the trading day immediately following the date on which the release or report is made.

     "XM Stock Documents" means, any or all of the following as the context may require: (i) the certificate of incorporation and bylaws of XM, (ii) the Amended and Restated Shareholders Agreement, dated as of August 8, 2000, by and among XM and certain of its stockholders party thereto, (iii) the XM Restated Registration Rights Agreement, and (iv) any other documents and instruments to which Acquiror or any Acquiror Subsidiary is party (or has any direct or indirect rights under) pursuant to which Acquiror or any Acquiror Subsidiary has any rights, interests or obligations with respect to any Acquiror XM Stock.

     "XM Termination Event" means, on any determination date, an XM Share Price of less than $4.00 per share.

     IN WITNESS WHEREOF, Acquiror, Merger Sub and the Company have duly executed and delivered or have caused this Merger Agreement to be executed and delivered as of the date first written above.



                                           MOTIENT CORPORATION


                                           By: /s/Walter V. Purnell, Jr.
                                           Name: Walter V. Purnell, Jr.
                                           Title: President and Chief
                                                  Executive Officer


                                           RARE MEDIUM GROUP, INC.


                                           By: /s/Glenn S. Meyers
                                           Name:  Glenn S. Meyers
                                           Title:  Chairman, President and
                                                   Chief Executive Officer



                                           MR ACQUISITION CORP.

                                           By: /s/Walter V. Purnell, Jr.
                                           Name: Walter V. Purnell, Jr.
                                           Title: President



                                TABLE OF CONTENTS



                                                                            Page


ARTICLE I  THE MERGER 1

      SECTION 1.01.  The Merger. 1
      SECTION 1.02.  Effective Time............................................2
      SECTION 1.03.  Effect of the Merger......................................2
      SECTION 1.04.  Certificate of Incorporation; Bylaws......................2
      SECTION 1.05.  Acquiror Restated Charter.................................2
      SECTION 1.06.  Directors and Officers....................................2

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
            AND OTHER INSTRUMENTS..............................................3

      SECTION 2.01.  Conversion of Securities..................................3
      SECTION 2.02.  Exchange of Certificates or Instruments...................5
      SECTION 2.03.  Stock Transfer Books......................................8
      SECTION 2.04.  Company Stock Options.....................................8
      SECTION 2.05.  Company Warrants..........................................9
      SECTION 2.06.  Purchase of Tranche B and Tranche C Interests............10
      SECTION 2.07.  Stock Options............................................11
      SECTION 2.08.  Closing..................................................11

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THe company....................11

      SECTION 3.01.  Corporate Existence and Power............................12
      SECTION 3.02.  Corporate Authorization..................................12
      SECTION 3.03.  Governmental Authorization...............................12
      SECTION 3.04.  Non-Contravention........................................12
      SECTION 3.05.  Capitalization...........................................13
      SECTION 3.06.  Subsidiaries.............................................14
      SECTION 3.07.  Company SEC Documents....................................15
      SECTION 3.08.  Financial Statements;
                     No Material Undisclosed Liabilities......................15
      SECTION 3.09.  Information to Be Supplied...............................16
      SECTION 3.10.  Absence of Certain Changes...............................16
      SECTION 3.11.  Litigation...............................................16
      SECTION 3.12.  Contracts................................................17
      SECTION 3.13.  Taxes....................................................18
      SECTION 3.14.  Employee Benefits........................................19
      SECTION 3.15.  Compliance with Laws; Licenses, Permits
                     and Registrations........................................20
      SECTION 3.16.  Title to Properties......................................21
      SECTION 3.17.  Intellectual Property....................................21
      SECTION 3.18.  Environmental Matters....................................23
      SECTION 3.19.  Finders' Fees; Opinions of Financial Advisor.............24
      SECTION 3.20.  Required Vote; Board Approval............................24
      SECTION 3.21.  State Takeover Statutes..................................25
      SECTION 3.22.  Certain Agreements.......................................25
      SECTION 3.23.  Foreign Currency Exposure................................25
      SECTION 3.24.  Insurance.  25
      SECTION 3.25.  Customers, Distributors and Suppliers....................25
      SECTION 3.26.  Relations with Governments...............................26
      SECTION 3.27.  Affiliates. 26
      SECTION 3.28.  Current Cash Reserves; Indebtedness......................26

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ACQUIROR........................27

      SECTION 4.01.  Corporate Existence and Power............................27
      SECTION 4.02.  Corporate Authorization..................................27
      SECTION 4.03.  Governmental Authorization...............................27
      SECTION 4.04.  Non-Contravention........................................28
      SECTION 4.05.  Capitalization...........................................28
      SECTION 4.06.  Subsidiaries.............................................29
      SECTION 4.07.  Acquiror SEC Documents...................................30
      SECTION 4.08.  Financial Statements; No Material
                     Undisclosed Liabilities..................................30
      SECTION 4.09.  Information to Be Supplied...............................31
      SECTION 4.10.  Absence of Certain Changes...............................31
      SECTION 4.11.  Litigation...............................................31
      SECTION 4.12.  Contracts................................................32
      SECTION 4.13.  Taxes....................................................33
      SECTION 4.14.  Employee Benefits........................................33
      SECTION 4.15.  Compliance with Laws; Licenses,
                     Permits and Registrations................................35
      SECTION 4.16.  Title to Properties......................................36
      SECTION 4.17.  Intellectual Property....................................36
      SECTION 4.18.  Environmental Matters....................................38
      SECTION 4.19.  Finders' Fees; Opinions of Financial Advisor.............39
      SECTION 4.20.  Required Vote; Board Approval............................39
      SECTION 4.21.  Insurance................................................40
      SECTION 4.22.  State Takeover Statutes..................................40
      SECTION 4.23.  Certain Agreements.......................................40
      SECTION 4.24.  Customers, Distributors and Suppliers....................40
      SECTION 4.25.  Indebtedness.............................................41
      SECTION 4.26.  XM Satellite Radio Holdings, Inc.;
                     Mobile Satellite Ventures LLC; Merger Sub................41

ARTICLE V  COMPANY AND ACQUIROR COVENANTS.....................................42

      SECTION 5.01.  Conduct of Business of the Company.......................42
      SECTION 5.02.  Conduct of Business of Acquiror..........................46
      SECTION 5.03.  Other Actions............................................50
      SECTION 5.04.  Access and Information...................................50
      SECTION 5.05.  No Solicitation..........................................52
      SECTION 5.06.  Exchange Rights..........................................54
      Section 5.07.  Employee Benefits........................................54
      Section 5.08.  Covenants Relating to XM.................................55
      SECTION 5.09.  Merger Sub Compliance....................................56

ARTICLE VI  ADDITIONAL AGREEMENTS.............................................56

      SECTION 6.01.  Registration Statement; Joint Proxy Statement............56
      SECTION 6.02.  Meetings of Stockholders.................................58
      SECTION 6.03.  Appropriate Action; Consents; Filings....................59
      SECTION 6.04.  Public Announcements.....................................60
      SECTION 6.05.  Post-Signing SEC Documents...............................60
      SECTION 6.06.  Affiliates...............................................60
      SECTION 6.07.  Directors' and Officers' Insurance; Indemnification......61
      SECTION 6.08.  Payment of Expenses......................................61
      SECTION 6.09.  XM.......................................................61
      SECTION 6.10.  Consent to Second Closing Under Bridge Note Agreement....62
      SECTION 6.11.  Acquiror Best Efforts to Obtain Consents.................63
      SECTION 6.12.  Employee Plans...........................................63
      SECTION 6.13.  Exemption from Liability Under Section 16(b).............63

ARTICLE VII  CONDITIONS.......................................................64

      SECTION 7.01.  Conditions to Obligations of
                     Each Party Under This Merger Agreement...................64
      SECTION 7.02.  Additional Conditions to Obligations
                     of Acquiror and Merger Sub...............................65
      SECTION 7.03.  Additional Conditions to Obligations of the Company......65
      SECTION 7.04.  Additional Conditions to the Consummation
                     of the Merger............................................66

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER...............................67

      SECTION 8.01.  Termination..............................................67
      SECTION 8.02.  Effect of Termination....................................69
      SECTION 8.03.  Fees and Expenses........................................69
      SECTION 8.04.  Amendment................................................70
      SECTION 8.05.  Extension; Waiver........................................70

ARTICLE IX  GENERAL PROVISIONS................................................71

      SECTION 9.01  Effectiveness of Representations, Warranties
                    and Agreements............................................71
      SECTION 9.02.  Notices..................................................71
      SECTION 9.03.  Headings.................................................72
      SECTION 9.04.  Severability.............................................72
      SECTION 9.05.  Entire Agreement.........................................72
      SECTION 9.06.  Assignment...............................................73
      SECTION 9.07.  Parties in Interest......................................73
      SECTION 9.08.  Mutual Drafting..........................................73
      SECTION 9.09.  Specific Performance.....................................73
      SECTION 9.10.  Governing Law............................................73
      SECTION 9.11.  Counterparts.............................................74
      SECTION 9.12.  Confidentiality..........................................74
      SECTION 9.13.  Jurisdiction.............................................74
      SECTION 9.14.  Waiver of Jury Trial.....................................74

ARTICLE X  DEFINITIONS........................................................74


EXHIBITS

EXHIBIT A                  Restated Charter

EXHIBIT B                  Discrepancy Note Term Sheet

EXHIBIT C                  Acquiror Voting Agreement

EXHIBIT D                  Affiliate Agreements

EXHIBIT E                  Company Voting Agreement

EXHIBIT F                  Registration Rights Agreement



SCHEDULES

Acquiror Disclosure Schedule

Company Disclosure Schedule

Except for the Discrepancy Note Term which is filed as part of this Merger Agreement as Exhibit B, the exhibits and schedules to the Merger Agreement are not being filed with this report. The Merger Agreement filed with this report briefly describes the contents of each exhibit and schedule to the Merger Agreement. The registrant undertakes to furnish supplementally a copy of any omitted exhibit and schedule to the Securities and Exchange Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, set forth below is a list of the omitted exhibits and schedules:

EXHIBIT A                           Form of Restated Charter of Acquiror
EXHIBIT C                           Form of Acquiror Voting Agreement
EXHIBIT D                           Form of Affiliate Agreements
EXHIBIT E                           Form of Company Voting Agreement
EXHIBIT F                           Form of Registration Rights Agreement

Acquiror   Disclosure   Schedules   contain   a  list  of   exceptions   to  the
representations and warranties contained in the Merger Agreement.

Company Disclosure Schedules contain a list of exceptions to the representations and warranties contained in the Merger Agreement.





                                                                   SCHEDULE 6.09



     Part (a): XM Merger Shares. Prior to the Effective Time, among other things, Acquiror shall have:

     1) converted such number of shares of XM Class B Stock into shares of XM Class A Stock in accordance with the XM Stock Documents such that Acquiror will be able to freely transfer nine million shares of XM Class A Stock, which shall be Unencumbered XM Merger Shares, to the Preferred Stockholders (or their designees) at the Effective Time;

     2) delivered irrevocable instructions to XM to cause share certificates representing the XM Merger Shares to be duly reissued to, and registered as record owner in the name of, the Preferred Stockholders (or their designees) as requested by the Preferred Stockholders in writing; and

     3) taken all such other action so that the conditions set forth in Sections 7.04(c) shall have been satisfied prior to the Effective Time.

     Part (b): XM Stock Documents. Prior to the Effective Time, among other things,

     1) the Amended and Restated Shareholders Agreement, dated as of August 8, 2000, by and among XM and certain of its stockholders party thereto relating to certain capital stock of XM shall be amended to accomplish the following objectives:

     a) cause one person designated by a majority of the holders of XM Merger Shares to serve on the board of directors of XM;

     b) permit the transfer of XM Merger Shares to the Preferred Stockholders (or their designees) and their successive transferees iteratively without any limitations, restrictions or conditions; and

     c) confirm that the provisions of Section 2.2 are applicable only to Acquiror, but not its transferees, and expressly provide that such provisions do not apply to the Preferred Stockholders (or their designees) or their respective successors or transferees.

     Part (c): Prior to the Effective time, among other things, Acquiror shall take such actions under the Amended and Restated Registration Rights Agreement, dated as of August 8, 2000, by and among XM and certain of its stockholders party thereto relating to certain capital stock of XM to cause Acquiror to transfer one of its demand registration rights and a pro-rata potion of all of its other registration rights to the Preferred Stockholders (or their designees) or their respective successors or transferees together with the XM Merger Shares.

                                                   EXHIBIT B TO MERGER AGREEMENT


                       SUMMARY OF TERMS AND CONDITIONS FOR
                DISCREPANCY NOTES AND DISCREPANCY NOTE AGREEMENT


Issuer:                               Acquiror

Holders: Preferred Stockholders of the Company and their affiliates.

Subsidiary Guarantors:                Same, if any, in the existing Term Credit,
                                      Revolving Credit and Bridge Facilities to the extent not prohibited by the Indenture.

Initial Principal Amount:             As determined by Section 2.01(b) of the
                                      Merger Agreement; provided, that if the
                                                        --------
                                      Initial Principal Amount of the
                                      Discrepancy Notes is less than
                                      $10,000,000, the covenants relating to
                                      asset sales, investments, incurrence
                                      of debt and incurrence of liens shall
                                      conform to the covenants set forth in
                                      the HY Indenture, but all other terms,
                                      provisions and requirements shall
                                      remain the same.

Maturity Date:                        3 years from the date of initial issuance.
Interest:                             12% per annum, payable quarterly in
                                      arrears by capitalizing accrued interest into principal. Default rate is 14%.

Optional Prepayments:                 At any time in any amount, subject to
                                      Restrictions on Cash Payments (set
                                      forth below).

Mandatory Prepayments:                In the event that the Issuer or any of its
                                      subsidiaries shall be required to
                                      mandatorily, or voluntarily elects to,
                                      prepay, repay or redeem (or offer to
                                      prepay, repay or redeem) any Unsecured
                                      Indebtedness or Subordinated
                                      Indebtedness, then the Issuer shall be
                                      required to make a ratable prepayment
                                      of the Notes determined with respect to
                                      the amount of such other prepayment,
                                      repayment or redemption; provided, this
                                                               --------
                                      provision shall not apply with respect to scheduled payments of interest.

Certain Indebtedness:                 As used in this Summary of Terms, the
                                      following terms shall generally mean
                                      the following:

                                      "Indebtedness" shall be defined in a
                                      manner substantially similar to the
                                      corresponding definitions in the existing
                                      Term Credit, Revolving Credit and Bridge
                                      Facilities, provided, that any capital
                                      stock, which is redeemable by the holder thereof or upon the occurrence of any event or condition, shall be included as Indebtedness.

                                      "Subordinated Indebtedness" means all
                                      Indebtedness of Acquiror or any Acquiror
                                      Subsidiary (after giving effect to the
                                      Merger) which (i) together with all
                                      Contingent Obligations related thereto, is not secured by a lien on any property or assets of Acquiror or any Acquiror Subsidiary, (ii) does not prohibit any lien granted in favor or for the benefit of the Shareholder Guarantors or the Holders or limit the ability of Acquiror to grant any lien on its property or assets, (iii) is not supported by a Contingent Obligation of a Person which is not Acquiror or any other Acquiror Subsidiary unless any reimbursement obligation of Acquiror or Acquiror Subsidiary in respect thereof also constitute Subordinated Indebtedness as provided herein, (iv) does not mature or require any scheduled payments of principal or interest (other than interest payable-in-kind) prior to the date which is 366 days after the Maturity Date, (v) do not contain terms and provisions more restrictive to Acquiror and Acquiror Subsidiaries than those set forth in the Indenture, and (vi) is subordinated in all respects pursuant to subordination provisions satisfactory to the Holders (which shall include, without limitation, payment and remedy blockage rights).

                                      "Unsecured Indebtedness" means all
                                      Indebtedness of any Acquiror Subsidiary
                                      (after giving effect to the Merger) which
                                      (i) is not secured by a lien on any
                                      property or assets of any Acquiror
                                      Subsidiary, (ii) does not prohibit any
                                      lien granted in favor or for the benefit of the Shareholder Guarantors or the Holders or limit the ability of Acquiror to grant any lien on its property or assets to the Shareholder Guarantors or the Holders, (iii) if such Indebtedness of any Acquiror Subsidiary is supported by a Contingent Obligation of a Person which is not Acquiror or Acquiror Subsidiary and Acquiror has agreed to reimburse such Person for any payments made by it in respect of any Acquiror Subsidiary Indebtedness, such reimbursement obligations by Acquiror is not secured by a lien on any of the property or assets of Acquiror, (iv) does not mature or require any scheduled payments of principal prior to the date which is 366 days after the Maturity Date, (v) the provisions relating the amount, accrual and payment of interest shall be reasonably acceptable to the Holders, and (vi) do not contain terms and provisions more restrictive to Acquiror and Acquiror Subsidiaries than those set forth in the Discrepancy Note Documents; provided, that (a) in certain circumstances to be negotiated between the Holders and Hughes, Unsecured Indebtedness shall be limited to the Tranche A Loans outstanding under the Revolving Credit Facility as in effect on the Closing Date (after giving effect to any payments or commitment reductions required by the Bank Waiver, but without giving any effect to increase in commitment thereof or any extension of the maturity date thereof granted by the Tranche A lenders) which are guaranteed by Hughes, and (b) so long as no Indebtedness of Acquiror or the Indebtedness under the Revolving Credit Facility shall have been accelerated, all trade payables incurred in the ordinary course of business.

Restriction on Cash Payments:         So long as the Tranche A Loans under the
                                      Revolving Credit Facility as in effect on the Closing Date remain outstanding
                                      (without giving any effect to increase in commitment thereof or any extension of the maturity date thereof granted by the Tranche A lenders, but including all amounts remaining outstanding after the maturity date) and are guaranteed by Hughes, Issuer shall not make any cash payments in respect of the principal amount of the Discrepancy Notes nor any of the other types of indebtedness described in Mandatory Prepayments above.

Adjustment of Principal Value of      Within ten (10) Business Days after
Notes:                                September 30, 2001, the Agent (as defined
                                      below) shall calculate the amount (such
                                      amount, the "Revised XM Value") equal
                                      to the product of (x) the XM Share Price
                                      (as defined in the Merger Agreement) as of September 30, 2001 and (y) the number of XM Merger Shares delivered at the Merger
                                      Closing Date. If the Revised XM Value
                                      exceeds the value of such XM Merger Shares at the Merger Closing Date as determined pursuant to the Merger Agreement at the Effective Time (the "Initial XM Value"), then the aggregate outstanding principal amount of all of the Notes shall be reduced, on a pro rata basis according to the aggregate outstanding principal amount of each Note, by an amount equal to (a) the Revised XM Value minus (b) the Initial
                                      XM Value; provided that in no case shall the outstanding principal amount of any Note be reduced to a number less than zero. If the Revised XM Value does not exceed the Initial XM Value, then there shall be no adjustment to the outstanding principal amount of any Note. If no Discrepancy Notes were issued on the Merger Closing Date, there shall be no adjustment to the Preferred Stockholder
                                      Merger Consideration. If the Discrepancy
                                      Notes are adjusted so that the aggregate principal amount thereof is reduced to zero, the Discrepancy Notes shall be cancelled and upon payment of all other amounts payable or owing under the Discrepancy Note Documents, all such
                                      Discrepancy Note Documents shall be
                                      terminated.

Security and Pledge: Substantially the same as set forth in the Reimbursement Security and Pledge Agreement. Intercreditor terms between the Shareholder Guarantors and the Holders shall be subject to the Intercreditor Agreement and the Collateral Purchase Agreement.

Conditions:                           Such conditions, certificates, financing
                                      statements, opinions and other
                                      documentation as may be reasonably
                                      requested by the Holders relating to the Note Documents and creation and perfection of security interests.

Representations and Warranties of     Representations and warranties shall
the Issuer and its Subsidiaries:      include the following (subject to
                                      qualifications reasonably acceptable to
                                      the Issuer and the Holders):

                                      - Corporate Existence and Power
                                      - Corporate Authorization;
                                          No Contravention
                                      - Government Approvals
                                      - Binding Effect
                                      - Litigation
                                      - No Default
                                      - ERISA Compliance
                                      - Title to Property
                                      - Taxes
                                      - Environmental Matters
                                      - Regulated Entities
                                      - Subsidiaries
                                      - Insurance
                                      - Collateral; Property
                                      - Pledge and Security
                                      - Disclosure
                                      - Satisfaction of Conditions
                                      - Solvency of Acquiror and Consolidated
                                      Acquiror Subsidiaries, including the
                                      Company and its Subsidiaries, after giving effect to the transactions contemplated by the Merger Agreement, such representation and warranty to apply to the consolidated group of Acquiror, taken as a whole, and assuming that (but not relying upon) the conditions set forth in Section 7.02(c) of the Merger Agreement are true.

                                      The representations and warranties, to the extent applying to Acquiror Subsidiaries, shall be made with the express exclusion of the Company and its Subsidiaries, except that the solvency representation and warranty shall be made with the express inclusion of the Company and its Subsidiaries.

Covenants of the Issuer and its       Covenants shall include the following
Subsidiaries:                         (subject to qualifications reasonably
                                      acceptable to the Issuer and the Holders):

                                      - Conduct of Business; Preservation of
                                        Corporate Existence
                                      - Maintenance of Property
                                      - Compliance with Laws
                                      - Security and Pledge
                                      - Government Approvals
                                      - Limitation on Liens
                                      - Disposition of Assets, Consolidations
                                        and Mergers, but the following shall in
                                        any event be permitted:
                                               - Dispositions required or
                                                 permitted by the Shareholder
                                                 Guarantors
                                               - Ordinary course of business
                                                 dispositions
                                               - Dispositions by Acquiror
                                                 Subsidiaries of assets so long
                                                 as the proceeds thereof are
                                                 reinvested within 180 days in
                                                 Permitted Reinvestments (to be
                                                 defined) and otherwise
                                                 permitted (but in no event more
                                                 permissive than the Indenture)
                                               - Dispositions by Acquiror of
                                                 assets (other than XM) so long
                                                 as such disposition is for fair
                                                 value, the consideration
                                                 thereof is at least 75% cash,
                                                 the proceeds thereof are
                                                 reinvested within 180 days in
                                                 Permitted Reinvestments (to be
                                                 defined) and such proceeds are
                                                 deposited in a cash collateral
                                                 account pending such
                                                 reinvestment
                                               - Dispositions of a limited
                                                 amount of assets the proceeds
                                                 of which may be used to fund
                                                 ordinary course operating
                                                 costs and expenses (but in no
                                                 event more permissive than the
                                                 Indenture)
                                              - Intercompany transactions among
                                                Acquiror Subsidiaries
                                              - Acquiror Subsidiaries may
                                                dividend, transfer or otherwise
                                                dispose of assets to Acquiror
                                                without consideration
                                              - The foregoing to be permitted so
                                                long as it would not result in
                                                any default under any other
                                                contractual obligation
                                      - Investments, but the following shall in
                                        any event be permitted:
                                              - Permitted Reinvestments
                                              - Investments in Acquiror
                                                Subsidiaries made with proceeds
                                                of Dispositions of a limited
                                                amount of assets to fund
                                                ordinary course operating costs
                                                and expenses (but in no event
                                                more permissive than the
                                                Indenture)
                                               - Investments made with Qualified
                                                 Proceeds (the proceeds of
                                                 Qualified Subordinated Debt and
                                                 Acquiror equity proceeds)
                                               - Intercompany transactions among
                                                 Acquiror Subsidiaries
                                               - The foregoing to be permitted
                                                 so long as it would not result
                                                 in any default under any other
                                                 contractual obligation
                                      - Transactions with Affiliates
                                      - Restricted Payments
                                      - Limitation on Indebtedness, but the
                                        following shall in any event be
                                        permitted:
                                               - Scheduled Indebtedness
                                                 outstanding at the Closing Date
                                                 (to the extent contained in the
                                                 Acquiror or Company (see below
                                                 for qualifications) Disclosure
                                                 Schedules to the Merger
                                                 Agreement or otherwise
                                                 permitted to be incurred
                                                 pursuant to the Merger
                                                 Agreement
                                               - Unlimited Qualified
                                                 Subordinated Indebtedness (to
                                                 be defined (but in any event
                                                 will not permit payments or
                                                 become due earlier than 366
                                                 days after the Maturity Date))
                                                 of Acquiror and Acquiror
                                                 Subsidiaries
                                               - Unlimited Unsecured
                                                 Indebtedness (to be defined
                                                 (but in any event will not
                                                 permit payments or become due
                                                 earlier than 366 days after the
                                                 Maturity Date)) of Acquiror
                                                 Subsidiaries only
                                               - Vendor financings (including,
                                                 without limitation, the
                                                 Motorola financing) currently
                                                 permitted by the Bridge
                                                 Facility
                                               - Qualified Unsecured Contingent
                                                 Obligations (to be defined) of
                                                 Acquiror in respect of
                                                 permitted vendor financings of
                                                 Acquiror Subsidiaries
                                               - The foregoing to be permitted
                                                 so long as it would not result
                                                 in any default under any other
                                                 contractual obligation
                                      - Financial Information; Certificates;
                                        Other Information
                                      - Notices
                                      - Maintenance of Insurance
                                      - Inspection of Property and Books and
                                        Records
                                      - Environmental Laws
                                      - No Subsidiaries
                                      - FCC Approvals and Licenses
                                      - No Amendments, Etc.
                                      - Further Assurances

                                      The covenants, to the extent applying to Acquiror Subsidiaries, shall expressly include the Company and its Subsidiaries; provided, that any condition with respect to the Company and its Subsidiaries, which would otherwise violate the provisions of any covenant, shall be deemed to be permitted under such covenants to the extent that such condition existed prior to the consummation of the Merger; provided, further, that to the extent the Bridge Facility contains special limitations applicable solely to the "High Yield Subsidiaries", such special limitations shall be included in the Discrepancy Note Agreement only to the extent that such limitations are also contained in the Term Credit and Revolving Credit Facilities.

Events of Default:                    Events of Default shall include the
                                      following (subject to qualifications
                                      reasonably acceptable to the Issuer and
                                      the Holders):

                                      - Payment default under any Note Document
                                      - Specified covenant defaults without cure
                                        period
                                      - Specified covenant defaults with
                                        20 day cure period
                                      - Incorrect representation, warranty,
                                        certification or statement
                                      - Cross-payment default to any
                                        Indebtedness or Contingent Obligation
                                        having an aggregate principal and face
                                        amount of more than $5,000,000
                                      - Cross-default to the Revolving Credit
                                        Agreement and the related Shareholder
                                        Guaranty documents
                                      - Cross-acceleration default to any
                                        Indebtedness or Contingent Obligation
                                        having an aggregate principal and face
                                        amount of more than $5,000,000
                                      - Voluntary bankruptcy event;
                                      - Involuntary bankruptcy event;
                                      - ERISA Event;
                                      - Monetary judgments, decrees, etc.
                                        involving more than an amount equal to
                                        the greater of (i) $5,000,000 and (ii)
                                        10% of the Issuer's net worth;
                                      - Non-monetary judgments which could
                                        reasonably be expected to have a
                                        Material Adverse Effect;
                                      - Invalidity and third party  violation of
                                        the Note Documents; failure of security
                                        interests, etc.;
                                      - FCC and Governmental Authority
                                        revocation, etc., of licenses, permits,
                                        etc.
                                      - Change in Control

Tax Indemnification:                  Comparable to provisions currently set
                                      forth in the existing Term Credit,
                                      Revolving Credit and Bridge Facilities

Expenses; Indemnification:            Comparable to provisions currently set
                                      forth in the existing Term Credit,
                                      Revolving Credit and Bridge Facilities

Governing Law:                        New York.

Senior Indebtedness:: The Notes shall constitute "Senior Indebtedness" and, to the maximum extent permitted, "Designated Senior Indebtedness" under the Indenture and the Revolving Credit Facility Guaranties.

References:                           It is understood that all references to
                                      the existing Revolving Credit Facility
                                      herein shall include all amendments
                                      effected by Bank Waiver No. 3, and any
                                      other amendments and modifications thereto permitted in accordance with the terms of the Merger Agreement.

The Agent:                            Comparable to provisions currently set
                                      forth in the existing Term Credit and
                                      Revolving Credit Facilities, except that the Agent shall be an entity designated by the Holders

Documentation:                        Documentation and all additional terms,
                                      conditions and provisions shall be
                                      reasonably acceptable to the Issuer and
                                      the Holders acting in good faith